FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-01

January 14, 2016

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$1,026,801,412

(Approximate Total Mortgage Pool Balance)

$915,136,000

(Approximate Offered Certificates)

COMM 2016-CCRE28

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

Cantor Commercial Real Estate Lending, L.P.

Jefferies LoanCore LLC

Ladder Capital Finance LLC

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities		Cantor Fitzgerald & Co.

Co-Lead Managers and Joint Bookrunners

Jefferies	Academy Securities	CastleOak Securities, L.P.

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2016-CCRE28 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated January 14, 2016 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co.
Co-Managers:	CastleOak Securities, L.P., Jefferies LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (55.3%), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (22.0%), Jefferies LoanCore LLC (“JLC”) (14.7%) and Ladder Capital Finance LLC (“LCF”) (8.0%). *An indirect wholly owned subsidiary of Deutsche Bank AG.
Master Servicer:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Wilmington Trust, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and DBRS, Inc.
Determination Date:	6th day of each month, or if such 6th day is not a business day, the following business day, commencing in March 2016.
Distribution Date:	4th business day following the Determination Date in each month, commencing in March 2016.
Cut-off Date:	Payment Date in February 2016 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.
Settlement Date:	On or about February 10, 2016
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	February 2049
Minimum Denominations:	$10,000 (or $100,000 with respect to the Class X certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

COMM 2016-CCRE28 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
German American Capital Corporation	28	38	$551,336,082	53.7%
Cantor Commercial Real Estate Lending, L.P.	10	21	$225,688,820	22.0%
Jefferies LoanCore LLC	5	5	$151,353,416	14.7%
Ladder Capital Finance LLC	5	34	$58,423,094	5.7%
LCF / GACC(1)	1	21	$40,000,000	3.9%
Total:	49	119	$1,026,801,412	100.0%
Pooled Collateral Facts:
Initial Outstanding Pool Balance:				$1,026,801,412
Number of Mortgage Loans:				49
Number of Mortgaged Properties:				119
Average Mortgage Loan Cut-off Date Balance:				$20,955,131
Average Mortgaged Property Cut-off Date Balance:				$8,628,583
Weighted Average Mortgage Rate:				4.6689%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):				115
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):				112
Weighted Average Mortgage Loan Seasoning (months):				3
% of Mortgaged Properties Leased to a Single Tenant:				29.5%
Credit Statistics(2):
Weighted Average Mortgage Loan U/W NCF DSCR:				1.66x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(4)(5):				63.5%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3)(4):				58.5%
Weighted Average U/W NOI Debt Yield(5):				10.0%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date:				15.6%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:				40.5%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date:				43.8%
Weighted Average Remaining Amortization Term (months)(6):				354
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				85.3%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):				68.8%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				50.5%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):				72.4%
% Mortgage Loans with Upfront Engineering Reserves:				35.5%
% Mortgage Loans with Upfront or Ongoing Other Reserves:				50.7%
% Mortgage Loans with In Place Hard Lockboxes:				62.8%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:				76.5%
% Mortgage Loans with Cash Traps Triggered at Debt Yield ≥ 6.25%:				8.3%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				75.7%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				24.2%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Prior to an Open Period and also Defeasance or Yield Maintenance After a Yield Maintenance Period and Prior to an Open Period:				0.1%

(1)	The Equity Inns Portfolio Mortgage Loan was co-originated by LCF and GACC. LCF will contribute $24.0 million of the Equity Inns Portfolio Mortgage Loan, which represents 60.0% of the Equity Inns Portfolio Mortgage Loan Cut-off Date Balance, and GACC will contribute $16.0 million of the Equity Inns Portfolio Mortgage Loan, which represents 40.0% of Equity Inns Portfolio Mortgage Loan Cut-off Date Balance.
(2)	With respect to the Santa Monica Multifamily Portfolio Mortgage Loan, AG Life Time Fitness Portfolio Mortgage Loan, Promenade Gateway Mortgage Loan, 32 Avenue of the Americas Mortgage Loan, Hyatt Regency St. Louis at The Arch Mortgage Loan, FedEx Brooklyn Mortgage Loan, Equity Inns Portfolio Mortgage Loan, Harvey Building Products Portfolio Mortgage Loan and the Element LA Mortgage Loan, the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s).
(3)	With respect to the Equity Inns Portfolio Mortgage Loan, representing 3.9% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the portfolio appraised value, which attributes a premium to the aggregate value of the Equity Inns Portfolio Mortgaged Properties as a whole. For additional information, see the Footnotes to Annex A-1 in the Preliminary Prospectus.
(4)	With respect to the 3312 North Berkeley Lake Mortgage Loan and the Holiday Inn Hotel Lake City Mortgage Loan, in aggregate representing 3.7% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the “as complete” value.
(5)	With respect to The Place Apartments Mortgage Loan, representing 2.4% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and U/W NOI Debt Yield have been calculated net of a $2,430,800 million holdback reserve. For additional information, see the Footnotes to Annex A-1 in the Preliminary Prospectus.
(6)	Excludes loans which are interest only for the full loan term.
(7)	Includes FF&E Reserves.
(8)	Represents the percent of the allocated initial outstanding principal balance of retail, office, industrial and mixed use properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

COMM 2016-CCRE28 Mortgage Trust
STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class A-1(6)	Aaa(sf)/AAAsf/AAA(sf)	$21,720,000	30.000%(7)	2.86	1 – 56	44.4%	14.3%
Class A-2(6)	Aaa(sf)/AAAsf/AAA(sf)	$82,786,000	30.000%(7)	4.67	56 – 56	44.4%	14.3%
Class A-SB(6)	Aaa(sf)/AAAsf/AAA(sf)	$47,975,000	30.000%(7)	7.27	56 – 115	44.4%	14.3%
Class A-3(6)	Aaa(sf)/AAAsf/AAA(sf)	$205,000,000	30.000%(7)	9.68	115 – 117	44.4%	14.3%
Class A-4(6)	Aaa(sf)/AAAsf/AAA(sf)	$306,279,000	30.000%(7)	9.78	117 – 118	44.4%	14.3%
Class A-HR(6)	Aaa(sf)/AAAsf/AAA(sf)	$55,000,000	30.000%(7)	8.21	10 – 105	44.4%	14.3%
Class XP-A(8)	Aa1(sf)/AAAsf/AAA(sf)	$703,549,000(9)	N/A	N/A	N/A	N/A	N/A
Class XS-A(8)	Aa1(sf)/AAAsf/AAA(sf)	$703,549,000(9)	N/A	N/A	N/A	N/A	N/A
Class X-HR(8)	Aaa(sf)/AAAsf/AAA(sf)	$55,000,000(9)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa2(sf)/AAAsf/AAA(sf)	$39,789,000	26.125%	9.83	118 – 118	46.9%	13.5%
Class B	NR/AA-sf/AA(sf)	$73,160,000	19.000%	9.83	118 – 118	51.4%	12.3%
Class C	NR/A-sf/A(sf)	$50,056,000	14.125%	9.83	118 – 118	54.5%	11.6%
Class D	NR/BBBsf/BBB(high)(sf)	$33,371,000	10.875%	9.83	118 – 118	56.6%	11.2%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class X-B(8)	NR/A-sf/AAA(sf)	$123,216,000(9)	N/A	N/A	N/A	N/A	N/A
Class X-C(8)	NR/BBB-sf/AAA(sf)	$59,041,000(9)	N/A	N/A	N/A	N/A	N/A
Class X-D(8)	NR/BB-sf/AAA(sf)	$26,954,000(9)	N/A	N/A	N/A	N/A	N/A
Class X-E(8)	NR/NR/AAA(sf)	$29,520,000(9)	N/A	N/A	N/A	N/A	N/A
Class X-F(8)	NR/NR/AAA(sf)	$29,521,412(9)	N/A	N/A	N/A	N/A	N/A
Class E	NR/BBB-sf/BBB(low)(sf)	$25,670,000	8.375%	9.83	118 – 118	58.2%	10.9%
Class F	NR/BB-sf/BB(high)(sf)	$26,954,000	5.750%	9.84	118 – 119	59.8%	10.6%
Class G	NR/B-sf/BB(low)(sf)	$11,551,000	4.625%	9.92	119 – 119	60.6%	10.5%
Class H	NR/NR/B(low)(sf)	$17,969,000	2.875%	9.92	119 – 119	61.7%	10.3%
Class J	NR/NR/NR	$29,521,412	0.000%	9.92	119 – 119	63.5%	10.0%

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii), less a specified rate.
(2)	Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates (collectively, the “Class X Certificates”) may vary depending upon the final pricing of the classes of certificates whose Certificate Balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the Settlement Date of this securitization.
(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.
(4)	“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average Mortgage Loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates are calculated in the aggregate for those classes as if they were a single class.
(5)	“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all Certificates and the denominator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	For purposes of making distributions to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups: loan group 1 and loan group 2. Loan group 1 will consist of 48 mortgage loans, representing approximately 94.6% of the initial pool balance as of the cut-off date. Loan group 2 will consist of the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Hyatt Regency St. Louis at The Arch, representing approximately 5.4% of the initial pool balance as of the cut-off date. Distributions on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates are described in “Structure Overview—Principal Payments” and “Structure Overview—Interest Payments” herein.
(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates are represented in the aggregate.
(8)	As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class XP-A and Class XS-A certificates are described in “Structure Overview—Interest Payments” herein. In addition, the pass-through rate applicable to the Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs over (ii)(A) with respect to the Class X-HR certificates, the pass-through rate of the Class A-HR certificates, (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their Certificate Balances), (C) with respect to the Class X-C certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (based on their Certificate Balances), (D) with respect to the Class X-D certificates, the pass-through rate of the Class F certificates, (E) with respect to the Class X-E certificates, the weighted average of the pass-through rates of the Class G and Class H certificates (based on their Certificate Balances) and (F) with respect to the Class X-F certificates, the pass-through rate of the Class J certificates.
(9)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class XP-A certificates will be calculated by reference to a notional amount equal to the sum of the component notional amounts of the components of the Class XP-A certificates, each of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

COMM 2016-CCRE28 Mortgage Trust
STRUCTURE OVERVIEW

which components will relate to one of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates and, at any time during any of the periods specified on Annex F to the Preliminary Prospectus, will equal the lesser of (a) the amount specified on Annex F to the Preliminary Prospectus, and (b) the then Certificate Balance of the related class of certificates. The interest accrual amounts on the Class XS-A certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The interest accrual amounts on the Class X-HR certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class A-HR certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balance of each of the Class B and Class C certificates. The interest accrual amounts on the Class X-C certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balance of the Class D and Class E certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The interest accrual amounts on the Class X-E certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balance of the Class G and Class H certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class J certificates.

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	LCF / GACC	Equity Inns Portfolio	Hospitality	$40,000,000	56	64.4%	2.35x	13.3%
A-2	LCF	Harvey Building Products Portfolio	Various	$34,840,208	56	53.3%	1.96x	12.9%
A-2	GACC	Hilton Garden Inn Albany	Hospitality	$11,447,039	56	65.4%	1.71x	12.3%

(1)	This table reflects the Mortgage Loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

COMM 2016-CCRE28 Mortgage Trust
STRUCTURE OVERVIEW

Principal Payments:

In general: (i) payments in respect of principal attributable to the mortgage loans in loan group 1 (and, after certificate balance of the Class A-HR certificates has been reduced to zero, the remaining funds allocable to principal attributable to the mortgage loan in loan group 2) will be distributed first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB, in that order, until the Certificate Balance of each such class is reduced to zero; (ii) payments in respect of principal attributable to the mortgage loan in loan group 2 (and, after the certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, the remaining funds attributable to the mortgage loans in loan group 1) will be distributed to the Class A-HR certificates; (iii) after the certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates have been reduced to zero, payments in respect of principal (regardless of loan group) will be distributed to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates, in that order, until the Certificate Balance of each such class is reduced to zero.  Notwithstanding the foregoing, if the total principal balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amounts of the Class XP-A and Class XS-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to one or more of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates; (ii) the notional amount of the Class X-HR certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class A-HR certificates; (iii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates; (iv) the notional amount of the Class X-C certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class D and Class E certificates; (v) the notional amount of the Class X-D certificates will be reduced by the principal distributions and realized losses allocated to the Class F certificates; (vi) the notional amount of the Class X-E certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class G and Class H certificates; and (vii) the notional amount of the Class X-F certificates will be reduced by the principal distributions and realized losses allocated to the Class J certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, concurrently as follows: (i) to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1 for such Distribution Date, up to an amount equal to, and pro rata in accordance with, the interest entitlements for such classes; (ii) to the Class A-HR certificates, from the portion of the funds available for distribution attributable to the mortgage loan in loan group 2 for such Distribution Date, up to an amount equal to the interest entitlements for such class; and (iii) to the Class XP-A, Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, from the portion of the funds available for distribution attributable to all of the mortgage loans for such Distribution Date, without regard to loan groups, up to an amount equal to, and pro rata in accordance with, the interest entitlements for such classes; provided that if available funds are insufficient to pay in full the total amount of interest to be paid to any of the classes described in this clause first, then the available funds will be allocated among all such classes up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes, without regard to loan groups; and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates, in that order, in each case until the interest payable to each such class is paid in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

COMM 2016-CCRE28 Mortgage Trust
STRUCTURE OVERVIEW

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii), less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class XP-A certificates for each Distribution Date will equal the weighted average of the respective strip rates of the related components (the “Class XP-A Components”). Each applicable strip rate will equal the excess, if any, of (a) the lesser of (1) the rate per annum for such Distribution Date set forth on Annex G to the Preliminary Prospectus and (2) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, over (b) the pass-through rate for such Distribution Date for the related class of certificates. The pass-through rate applicable to the Class XS-A certificates for each Distribution Date will equal the weighted average of the respective strip rates of the related components weighted on the basis of each such class’s certificate balance immediately prior to that distribution date. Each applicable strip rate will equal (A) if any portion of the related component notional amount is also included in the related component of a Class XP-A Component immediately prior to the related Distribution Date, the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, over (b) the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Annex G to the Preliminary Prospectus and (2) the pass-through rate for such Distribution Date for the related class of certificates, and (B) if any portion of the related component notional amount is not included in the related component of a Class XP-A Component immediately prior to the related Distribution Date, the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, over (b) pass-through rate for such Distribution Date for the related class of certificates.

In addition, the pass-through rates applicable to the Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs over (ii) (A) with respect to the Class X-HR certificates, the pass-through rate of the Class A-HR certificates, (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their Certificate Balances), (C) with respect to the Class X-C certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (based on their Certificate Balances), (D) with respect to the Class X-D certificates, the pass-through rate of the Class F certificates, (E) with respect to the Class X-E certificates, the weighted average of the pass-through rates of the Class G and Class H certificates (based on their Certificate Balances) and (F) with respect to the Class X-F certificates, the pass-through rate of the Class J certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

Losses will be allocated to each class of certificates entitled to principal in reverse alphabetical order starting with Class J through and including Class A-M and then to Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the certificates that are components of the notional amount of such class of Class X Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

COMM 2016-CCRE28 Mortgage Trust
STRUCTURE OVERVIEW

Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C, Class D and Class E certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)		The percentage of the principal distribution amount to such class as described in (a) above
(Mortgage Rate - Discount Rate)	X

The remaining percentage of the prepayment premiums will be allocated to the Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class XS-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The portfolio of Mortgaged Properties identified on Annex A-1 to the Preliminary Prospectus as Santa Monica Multifamily Portfolio secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $62,450,000 (the “Santa Monica Multifamily Portfolio Mortgage Loan”), representing approximately 6.1% of the Initial Outstanding Pool Balance and (ii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $20,000,000 (the “Santa Monica Multifamily Portfolio Companion Loan”), which is currently held by GACC or an affiliate. The Santa Monica Multifamily Portfolio Mortgage Loan and the Santa Monica Multifamily Portfolio Companion Loan are pari passu in right of payment and are collectively referred to herein as the “Santa Monica Multifamily Portfolio Whole Loan”.

The Santa Monica Multifamily Portfolio Whole Loan will be serviced pursuant to the COMM 2016-CCRE28 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Santa Monica Multifamily Portfolio Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Santa Monica Multifamily Portfolio Whole Loan” in the Preliminary Prospectus.

The portfolio of Mortgaged Properties identified on Annex A-1 to the Preliminary Prospectus as AG Life Time Fitness Portfolio secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $60,000,000 (the “AG Life Time Fitness Portfolio Mortgage Loan”), representing approximately 5.8% of the Initial Outstanding Pool Balance, (ii) one promissory note designated as Note A-2, with an original principal balance as of the Cut-off Date of $40,000,000, which is expected to be included in the CFCRE 2016-C3 Mortgage Trust and (iii) two promissory notes designated as Note A-3 and Note A-4 (together with Note A-2, the “AG Life Time Fitness Portfolio Companion Loans”), with an aggregate outstanding principal balance as of the Cut-off Date of $74,300,000, which are currently held by CCRE or an affiliate. The AG Life Time Fitness Portfolio Mortgage Loan and the AG Life Time Fitness Portfolio Companion Loans are pari passu in right of payment and are collectively referred to herein as the “AG Life Time Fitness Portfolio Whole Loan”.

The AG Life Time Fitness Portfolio Whole Loan will be serviced pursuant to the COMM 2016-CCRE28 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the AG Life Time Fitness Portfolio Whole Loan, see

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

COMM 2016-CCRE28 Mortgage Trust
STRUCTURE OVERVIEW

“Description of the Mortgage Pool—The Whole Loans—AG Life Time Fitness Portfolio Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Promenade Gateway secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $60,000,000 (the “Promenade Gateway Mortgage Loan”), representing approximately 5.8% of the Initial Outstanding Pool Balance and (ii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $30,000,000 (the “Promenade Gateway Companion Loan”), which is currently held by JLC or an affiliate. The Promenade Gateway Mortgage Loan and the Promenade Gateway Companion Loan are pari passu in right of payment and are collectively referred to herein as the “Promenade Gateway Whole Loan”.

The Promenade Gateway Whole Loan will be serviced pursuant to the COMM 2016-CCRE28 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Promenade Gateway Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Promenade Gateway Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as 32 Avenue of the Americas secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-5, with an outstanding principal balance as of the Cut-off Date of $57,500,000 (the “32 Avenue of the Americas Mortgage Loan”), representing approximately 5.6% of the Initial Outstanding Pool Balance, (ii) one promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $125,000,000, which is included in the JPMBB 2015-C33 Mortgage Trust, (iii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $100,000,000, which is included in the JPMCC 2015-JP1 Mortgage Trust, (iv) one promissory note designated as Note A-3 with an outstanding principal balance as of the Cut-off Date of $72,500,000, which is currently held by JPMorgan Chase Bank, National Association or an affiliate, and (v) one promissory note designated as Note A-4 (together with the Note A-1, Note A-2 and Note A-3, the “32 Avenue of the Americas Companion Loans”), with an outstanding principal balance as of the Cut-off Date of $70,000,000, which is included in the COMM 2015-LC23 Mortgage Trust. The 32 Avenue of the Americas Mortgage Loan and the 32 Avenue of the Americas Companion Loans are pari passu in right of payment and are collectively referred to herein as the “32 Avenue of the Americas Whole Loan”.

The 32 Avenue of the Americas Whole Loan is being serviced pursuant to the JPMBB 2015-C33 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the 32 Avenue of the Americas Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—32 Avenue of the Americas Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Hyatt Regency St. Louis at The Arch secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $55,000,000 (the “Hyatt Regency St. Louis at The Arch Mortgage Loan”), representing approximately 5.4% of the Initial Outstanding Pool Balance and (ii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $54,000,000 (the “Hyatt Regency St. Louis at The Arch Companion Loan”), which is currently held by CCRE or an affiliate. The Hyatt Regency St. Louis at The Arch Mortgage Loan and the Hyatt Regency St. Louis at The Arch Companion Loan are pari passu in right of payment and are collectively referred to herein as the “Hyatt Regency St. Louis at The Arch Whole Loan”.

The Hyatt Regency St. Louis at The Arch Whole Loan will be serviced pursuant to the COMM 2016-CCRE28 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Hyatt Regency St. Louis at The Arch Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Hyatt Regency St. Louis at The Arch Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as FedEx Brooklyn secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-2, with an outstanding principal balance as of the Cut-off Date of $43,000,000 (the “FedEx Brooklyn Mortgage Loan”), representing approximately 4.2% of the Initial Outstanding Pool Balance and (ii) one promissory note designated as Note A-1 with an outstanding principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

COMM 2016-CCRE28 Mortgage Trust
STRUCTURE OVERVIEW

balance as of the Cut-off Date of $87,000,000 (the “FedEx Brooklyn Companion Loan”), which is currently held by JLC or an affiliate. The FedEx Brooklyn Mortgage Loan and the FedEx Brooklyn Companion Loan are pari passu in right of payment and are collectively referred to herein as the “FedEx Brooklyn Whole Loan”.

As of the Settlement Date, the FedEx Brooklyn Whole Loan is expected to be serviced pursuant to the CSAIL 2016-C5 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the FedEx Brooklyn Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—FedEx Brooklyn Whole Loan” in the Preliminary Prospectus.

The portfolio of Mortgaged Properties identified on Annex A-1 to the Preliminary Prospectus as Equity Inns Portfolio secures (i) a Mortgage Loan evidenced by two promissory notes designated as Note A-2-A1 and Note A-5-A, with an aggregate outstanding principal balance as of the Cut–off Date of $40,000,000 (the “Equity Inns Portfolio Mortgage Loan”), representing approximately 3.9% of the Initial Outstanding Pool Balance, (ii) two promissory notes designated as Note A-1-A and Note A-4-A, with an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000, which were included in the COMM 2015-LC23 Mortgage Trust, (iii) four promissory notes designated as Note A-1-B, Note A-2-A2, Note A-2-B and Note A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $67,200,000, which are currently held by LCF or an affiliate, and (iv) three promissory notes designated as Note A-4-B, Note A-5-B and Note A-6 (together with Note A-1-A, Note A-1-B, Note A-2-A2, Note A-2-B, Note A-3 and Note A-4-A, the “Equity Inns Portfolio Companion Loans”), with an aggregate outstanding principal balance as of the Cut-off Date of $44,800,000, which are currently held by GACC or an affiliate. The Equity Inns Portfolio Mortgage Loan and the Equity Inns Portfolio Companion Loans are pari passu in right of payment and are collectively referred to herein as the “The Equity Inns Portfolio Whole Loan”.

The Equity Inns Portfolio Whole Loan is being serviced pursuant to the COMM 2015-LC23 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Equity Inns Portfolio Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Equity Inns Portfolio Whole Loan” in the Preliminary Prospectus.

The portfolio of Mortgaged Properties identified on Annex A-1 to the Preliminary Prospectus as Harvey Building Products Portfolio secures (i) a Mortgage Loan evidenced by two promissory notes designated as Note A-2-A and A-2-B, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $34,840,208 (the “Harvey Building Products Portfolio Mortgage Loan”), representing approximately 3.4% of the Initial Outstanding Pool Balance, (ii) one promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of approximately $41,808,250, which was included in the COMM 2015-LC23 Mortgage Trust and (iii) one promissory note designated as Note A-3 (together with Note A-1, the Harvey Building Products Portfolio Companion Loans”), with an outstanding principal balance as of the Cut-off Date of approximately $32,849,339, which was included in the WFCM 2015-P2 Mortgage Trust. The Harvey Building Products Portfolio Mortgage Loan and the Harvey Building Products Portfolio Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Harvey Building Products Portfolio Whole Loan”.

The Harvey Building Products Portfolio Whole Loan is being serviced pursuant to the COMM 2015-LC23 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Harvey Building Products Portfolio Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Harvey Building Products Portfolio Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Element LA secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-1B with an outstanding principal balance as of the Cut-off Date of $28,500,000 (the “Element LA Mortgage Loan”), representing approximately 2.8% of the Initial Outstanding Pool Balance and (ii) a promissory note designated as Note A-1A with an outstanding principal balance as of the Cut-off Date of $55,500,000, which is expected to be included in the CFCRE 2016-C3 Mortgage Trust, (iii) a promissory note designated as Note A-2A with an outstanding principal balance as of the Cut-off Date of $70,000,000, which was included in the GSMS 2015-GS1 Mortgage Trust and (iv) a promissory note designated as Note A-2B (together with Note A-1A and Note A-2A, the “Element LA Companion Loans”), with an outstanding principal balance as of the Cut-off Date of $14,000,000, which is currently held by Goldman Sachs Mortgage Company or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

COMM 2016-CCRE28 Mortgage Trust
STRUCTURE OVERVIEW

an affiliate and is expected to be contributed to a future securitization. The Element LA Mortgage Loan and the Element LA Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Element LA Whole Loan”.

As of the Settlement Date, the Element LA Whole Loan is expected to be serviced pursuant to the CFCRE 2016-C3 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Element LA Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Element LA Whole Loan” in the Preliminary Prospectus.

Each of the Santa Monica Multifamily Portfolio Whole Loan, the AG Life Time Fitness Portfolio Whole Loan, the Promenade Gateway Whole Loan and Hyatt Regency St. Louis at The Arch Whole Loan is referred to as a “Serviced Whole Loan”.  Each of the 32 Avenue of the Americas Whole Loan, the FedEx Brooklyn Whole Loan, the Equity Inns Portfolio Whole Loan, the Harvey Building Products Portfolio Whole Loan and the Element LA Whole Loan is referred to as a “Non-Serviced Whole Loan”, and each of the 32 Avenue of the Americas Companion Loans, the FedEx Brooklyn Companion Loan, the Equity Inns Portfolio Companion Loans, the Harvey Building Products Portfolio Companion Loans and the Element LA Companion Loans is referred to as a “Non-Serviced Mortgage Loan”.

Control Rights and Directing Certificateholder:

Controlling Class Certificateholders will have certain control rights over servicing matters with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Whole Loans. The majority owner or appointed representative of the class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Certificateholder”) will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Whole Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan (other than Non-Serviced Mortgage Loans) and Serviced Whole Loans.

It is expected that KKR Securities Holdings LLC or its affiliate will be the initial Directing Certificateholder with respect to each Mortgage Loan and Serviced Whole Loan.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class F, Class G, Class H and Class J certificates.
Controlling Class:

The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class.

The Controlling Class as of the Settlement Date will be the Class J certificates.

Appraised-Out Class:	Any class of Control Eligible Certificates that has been determined, as a result of Appraisal Reductions Amounts allocable to such class, to no longer be the Controlling Class.
Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of an Appraisal Reduction Amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan (other than Non-Serviced Mortgage Loans) for which an Appraisal Reduction Event has occurred. Upon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

COMM 2016-CCRE28 Mortgage Trust
STRUCTURE OVERVIEW

receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the Appraisal Reduction Amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur when (i) the Class F certificates have a Certificate Balance (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and the continuance of a Control Termination Event, the Directing Certificateholder will no longer have any Control Rights. The Directing Certificateholder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan (other than the Non-Serviced Mortgage Loans).

Upon the occurrence and continuation of a Control Termination Event, the Directing Certificateholder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan (other than the Non-Serviced Mortgage Loans) and Serviced Whole Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any Appraisal Reduction Amounts; or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and each Serviced Whole Loan as of the Settlement Date.  Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and each Serviced Whole Loan with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

COMM 2016-CCRE28 Mortgage Trust
STRUCTURE OVERVIEW

and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of (i) Holders of at least 75% of a Certificateholder Quorum or (ii) the Holders of more than 50% of the voting rights of each class of Non-Reduced Certificates, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal, on an aggregate basis.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to Non-Serviced Whole Loans). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by a majority of the voting rights of all classes of certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the Pooling and Servicing Agreement will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the Pooling and Servicing Agreement will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the Pooling and Servicing Agreement (including in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Whole Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any mortgage loan. Subject to certain limited

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

COMM 2016-CCRE28 Mortgage Trust
STRUCTURE OVERVIEW

exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Mortgage Loans (other than with respect to Non-Serviced Whole Loans) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote, provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Whole Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Settlement Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Settlement Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the COMM 2016-CCRE28 pooling and servicing agreement to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

COMM 2016-CCRE28 Mortgage Trust
STRUCTURE OVERVIEW

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the COMM 2016-CCRE28 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

COMM 2016-CCRE28 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(2)(3)(4)
$767,000	-	$7,499,999	15	$72,578,025	7.1%	4.6476%	116	1.52x	67.7%	56.9%
$7,500,000	-	$14,999,999	13	$149,395,106	14.5%	4.8287%	112	1.72x	66.8%	57.2%
$15,000,000	-	$24,999,999	6	$122,653,073	11.9%	4.6223%	117	1.42x	66.8%	59.2%
$25,000,000	-	$49,999,999	8	$277,415,208	27.0%	4.6505%	101	1.75x	64.6%	61.5%
$50,000,000	-	$62,450,000	7	$404,760,000	39.4%	4.6405%	116	1.67x	59.8%	57.0%
Total/Weighted Average			49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(2)(3)(4)
4.1350%	-	4.4999%	13	$293,615,023	28.6%	4.3787%	117	1.60x	64.2%	58.3%
4.5000%	-	4.7499%	16	$300,023,264	29.2%	4.5990%	115	1.65x	63.3%	58.4%
4.7500%	-	5.8300%	20	$433,163,125	42.2%	4.9141%	105	1.71x	63.2%	58.6%
Total/Weighted Average			49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Property Type Distribution(1)(6)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/Pads/Units/ NRA	Weighted Averages
					Cut-off Date Balance per Room/Pad/Unit/NRA	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(2)(3)(4)
Office	11	$294,577,596	28.7%	2,320,003	$359	4.5461%	116	98.2%	1.70x	59.0%	55.5%
CBD	4	$153,450,000	14.9%	1,403,068	$392	4.6711%	118	99.9%	1.64x	61.2%	59.0%
Suburban	6	$129,377,596	12.6%	839,389	$338	4.4353%	115	96.1%	1.61x	58.2%	52.8%
Data Center	1	$11,750,000	1.1%	77,546	$152	4.1350%	116	100.0%	3.58x	40.5%	40.5%
Retail	27	$235,459,803	22.9%	2,483,093	$188	4.7160%	118	94.6%	1.53x	68.4%	61.6%
Anchored(7)	23	$222,229,097	21.6%	2,389,081	$190	4.7139%	118	95.0%	1.54x	68.0%	61.7%
Unanchored	4	$13,230,706	1.3%	94,012	$145	4.7509%	117	88.1%	1.35x	73.9%	58.6%
Hospitality	28	$169,962,646	16.6%	4,451	$111,979	4.8718%	95	74.3%	1.92x	65.5%	57.5%
Full Service	6	$118,962,646	11.6%	1,612	$114,530	4.8312%	106	73.0%	1.79x	65.5%	54.9%
Select Service	6	$20,077,586	2.0%	804	$78,681	4.9764%	90	73.8%	2.04x	67.4%	62.2%
Extended Stay	6	$15,655,172	1.5%	784	$164,105	4.9600%	56	83.6%	2.35x	64.4%	64.4%
Limited Service	10	$15,267,241	1.5%	1,251	$82,438	4.9600%	56	75.6%	2.35x	64.4%	64.4%
Industrial	34	$135,872,951	13.2%	3,832,396	$185	4.5441%	103	100.0%	1.72x	62.9%	57.7%
Multifamily	16	$114,800,000	11.2%	1,556	$134,361	4.7684%	118	97.9%	1.34x	68.9%	66.5%
Mid Rise	11	$62,450,000	6.1%	399	$207,809	4.8970%	118	100.0%	1.28x	65.0%	65.0%
Garden	5	$52,350,000	5.1%	1,157	$46,742	4.6150%	117	95.5%	1.41x	73.5%	68.4%
Mixed Use	1	$60,000,000	5.8%	131,470	$685	4.5320%	118	94.5%	1.81x	50.0%	50.0%
Office/Retail/Multifamily	1	$60,000,000	5.8%	131,470	$685	4.5320%	118	94.5%	1.81x	50.0%	50.0%
Manufactured Housing Community	2	$16,128,416	1.6%	844	$27,268	4.9398%	118	72.0%	1.34x	70.1%	59.3%
Total/Weighted Average	119	$1,026,801,412	100.0%			4.6689%	112	93.0%	1.66x	63.5%	58.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

COMM 2016-CCRE28 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(6)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos).(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(2)(3)(4)
California	22	$400,448,825	39.0%	4.5528%	117	1.53x	60.8%	57.6%
Southern(8)	18	$263,938,825	25.7%	4.5907%	117	1.51x	61.9%	58.7%
Northern(8)	4	$136,510,000	13.3%	4.4795%	117	1.57x	58.7%	55.5%
Texas	10	$113,203,655	11.0%	4.7955%	114	1.52x	68.0%	60.9%
New York	3	$109,500,000	10.7%	4.5978%	117	1.88x	61.3%	60.6%
New York City	2	$100,500,000	9.8%	4.5958%	117	1.92x	60.1%	60.1%
Remaining New York State	1	$9,000,000	0.9%	4.6200%	116	1.41x	75.0%	65.8%
Missouri	4	$101,090,873	9.8%	4.6040%	111	1.86x	67.7%	59.1%
Georgia	7	$48,519,358	4.7%	4.6519%	99	1.61x	67.6%	59.9%
Other	73	$254,038,702	24.7%	4.8553%	102	1.77x	64.2%	57.4%
Total/Weighted Average	119	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Distribution of Cut-off Date LTV Ratios(1)(3)(4)(5)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV(2)
39.0%	-	54.9%	5	$171,337,338	16.7%	4.5205%	104	1.93x	49.1%	46.3%
55.0%	-	59.9%	7	$195,770,096	19.1%	4.7787%	117	1.82x	57.1%	54.3%
60.0%	-	64.9%	5	$116,529,321	11.3%	4.7470%	97	1.87x	62.3%	60.5%
65.0%	-	69.9%	13	$190,919,833	18.6%	4.7872%	114	1.58x	66.7%	62.0%
70.0%	-	74.9%	15	$287,669,824	28.0%	4.5546%	115	1.44x	72.2%	64.0%
75.0%	-	75.0%	4	$64,575,000	6.3%	4.7487%	117	1.32x	75.0%	65.0%
Total/Weighted Average			49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)(3)(4)

Range of Maturity Date or ARD LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(5)	Maturity Date or ARD LTV
29.4%	-	49.9%	9	$144,534,407	14.1%	4.5776%	102	1.91x	51.4%	44.5%
50.0%	-	54.9%	3	$88,479,321	8.6%	4.5317%	117	1.69x	53.3%	50.7%
55.0%	-	59.9%	12	$238,278,111	23.2%	4.8080%	117	1.77x	60.8%	56.6%
60.0%	-	64.9%	13	$281,707,573	27.4%	4.7096%	104	1.68x	68.5%	61.8%
65.0%	-	72.2%	12	$273,802,000	26.7%	4.5986%	117	1.42x	70.5%	66.6%
Total/Weighted Average			49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(2)(3)(4)
1.25x	-	1.39x	17	$316,507,389	30.8%	4.6897%	118	1.31x	71.3%	64.7%
1.40x	-	1.44x	4	$62,779,321	6.1%	4.5111%	117	1.42x	66.9%	58.3%
1.45x	-	1.54x	5	$52,353,384	5.1%	4.5406%	117	1.47x	68.0%	57.6%
1.55x	-	1.99x	19	$529,374,189	51.6%	4.6702%	111	1.81x	58.9%	55.3%
2.00x	-	2.49x	3	$54,037,129	5.3%	4.9591%	72	2.30x	59.7%	57.9%
2.50x	-	3.58x	1	$11,750,000	1.1%	4.1350%	116	3.58x	40.5%	40.5%
Total/Weighted Average			49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

COMM 2016-CCRE28 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD(1)(2)

Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(3)(4)
60	3	$86,287,248	8.4%	4.8957%	56	2.11x	60.1%	57.8%
120	46	$940,514,165	91.6%	4.6481%	117	1.62x	63.8%	58.6%
Total/Weighted Average	49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(3)(4)
56	-	56	3	$86,287,248	8.4%	4.8957%	56	2.11x	60.1%	57.8%
105	-	117	32	$505,097,589	49.2%	4.5541%	115	1.68x	63.5%	57.1%
118	-	119	14	$435,416,575	42.4%	4.7572%	118	1.55x	64.2%	60.3%
Total/Weighted Average			49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Distribution of Underwritten NOI Debt Yields(1)(5)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
6.5%	-	8.9%	12	$393,963,416	38.4%	4.5876%	118	1.53x	64.0%	61.2%
9.0%	-	9.9%	15	$242,003,122	23.6%	4.6895%	117	1.49x	67.5%	60.7%
10.0%	-	12.4%	14	$198,207,346	19.3%	4.7126%	113	1.73x	59.5%	54.0%
12.5%	-	14.9%	6	$170,940,399	16.6%	4.7912%	87	1.96x	64.4%	57.3%
15.0%	-	17.7%	2	$21,687,129	2.1%	4.5543%	116	2.93x	39.8%	35.4%
Total/Weighted Average			49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)(5)	Maturity Date or ARD LTV(2)(3)(4)
Interest Only, then Amortizing	23	$450,145,000	43.8%	4.5507%	116	1.46x	68.5%	60.8%
Interest Only	9	$372,300,000	36.3%	4.7615%	111	1.86x	57.7%	57.7%
Amortizing Balloon	15	$160,589,412	15.6%	4.8878%	99	1.70x	62.1%	51.5%
Interest Only, ARD	2	$43,767,000	4.3%	4.2952%	117	1.97x	66.7%	66.7%
Total/Weighted Average	49	$1,026,801,412	100.0%	4.6689%	112	1.66x	63.5%	58.5%

Footnotes:

(1)	With respect to the Santa Monica Multifamily Portfolio Mortgage Loan, AG Life Time Fitness Portfolio Mortgage Loan, Promenade Gateway Mortgage Loan, 32 Avenue of the Americas Mortgage Loan, Hyatt Regency St. Louis at The Arch Mortgage Loan, FedEx Brooklyn Mortgage Loan, Equity Inns Portfolio Mortgage Loan, Harvey Building Products Portfolio Mortgage Loan and the Element LA Mortgage Loan, the LTV, DSCR, Debt Yield and Cut-off Date Balance per Room/Pad/Unit/NRA calculations include the related pari passu companion loan(s).

(2)	In the case of two mortgage loans, representing 4.3% of the Initial Outstanding Pool Balance, each with an anticipated repayment date, Original Term to Maturity or ARD, Remaining Term to Maturity or ARD and Maturity Date or ARD LTV are through the related anticipated repayment date.

(3)	With respect to the Equity Inns Portfolio Mortgage Loan, representing 3.9% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the portfolio appraised value, which attributes a premium to the aggregate value of the Equity Inns Portfolio Mortgaged Properties as a whole. For additional information, see the Footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	With respect to the 3312 North Berkeley Lake Mortgage Loan and the Holiday Inn Hotel Lake City Mortgage Loan, representing 3.7% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the “as complete” value.

(5)	With respect to The Place Apartments Mortgage Loan, representing 2.4% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and U/W NOI Debt Yield have been calculated net of a $2,430,800 million holdback reserve. For additional information, see the Footnotes to Annex A-1 in the Preliminary Prospectus.

(6)	Reflects allocated loan amount for properties securing multi-property mortgage loans.

(7)	Anchored retail includes anchored, shadow anchored and single tenant properties.

(8)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

COMM 2016-CCRE28 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/Pad/Unit/NRA(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Santa Monica Multifamily Portfolio	GACC	Santa Monica, CA	Multifamily	$62,450,000	6.1%	206,642	65.0%	1.28x	6.5%
AG Life Time Fitness Portfolio	CCRE	Various, Various	Retail	$60,000,000	5.8%	139	57.1%	1.99x	10.7%
Promenade Gateway	JLC	Santa Monica, CA	Mixed Use	$60,000,000	5.8%	685	50.0%	1.81x	8.4%
32 Avenue of the Americas	GACC	New York, NY	Office	$57,500,000	5.6%	365	55.2%	1.88x	9.8%
Hyatt Regency St. Louis at The Arch	CCRE	St. Louis, MO	Hospitality	$55,000,000	5.4%	119,780	70.4%	1.78x	12.8%
Equitable City Center	GACC	Los Angeles, CA	Retail	$55,000,000	5.4%	333	72.4%	1.33x	8.5%
Netflix HQ 2	GACC	Los Gatos, CA	Office	$54,810,000	5.3%	372	49.2%	1.64x	10.3%
1155 Market Street	GACC	San Francisco, CA	Office	$48,000,000	4.7%	464	60.0%	1.66x	8.1%
FedEx Brooklyn	JLC	Brooklyn, NY	Industrial	$43,000,000	4.2%	466	66.7%	1.97x	8.6%
Equity Inns Portfolio	LCF/GACC	Various, Various	Hospitality	$40,000,000	3.9%	86,245	64.4%	2.35x	13.3%
Total/Weighted Average				$535,760,000	52.2%		60.7%	1.75x	9.6%
(1)	With respect to the Santa Monica Multifamily Portfolio Mortgage Loan, AG Life Time Fitness Portfolio Mortgage Loan, Promenade Gateway Mortgage Loan, 32 Avenue of the Americas Mortgage Loan, Hyatt Regency St. Louis at The Arch Mortgage Loan, FedEx Brooklyn Mortgage Loan and Equity Inns Portfolio Mortgage Loan, the LTV, DSCR, Debt Yield and Cut-off Date Balance per Room/Pad/Unit/NRA calculations include the related pari passu companion loan(s).

(2)	With respect to the Equity Inns Portfolio Mortgage Loan, the Cut-off Date LTV Ratio has been calculated based on the portfolio appraised value, which attributes a premium to the aggregate value of the Equity Inns Portfolio Mortgaged Properties as a whole.

Pari Passu Companion Loan Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan(s) Cut-off Date Balance	Whole Loan Cut-off Date Balance	Pooling & Servicing Agreement	Master Servicer	Special Servicer	Control Rights
Santa Monica Multifamily Portfolio(1)	$62,450,000	$20,000,000	$82,450,000	COMM 2016-CCRE28	Wells Fargo	Midland Loan Services	COMM 2016-CCRE28
AG Life Time Fitness Portfolio	$60,000,000	$114,300,000	$174,300,000	COMM 2016-CCRE28	Wells Fargo	Midland Loan Services	COMM 2016-CCRE28
Promenade Gateway	$60,000,000	$30,000,000	$90,000,000	COMM 2016-CCRE28	Wells Fargo	Midland Loan Services	COMM 2016-CCRE28
32 Avenue of the Americas	$57,500,000	$367,500,000	$425,000,000	JPMBB 2015-C33	Wells Fargo	Torchlight Loan Services, LLC	JPMBB 2015-C3
Hyatt Regency St. Louis at The Arch	$55,000,000	$54,000,000	$109,000,000	COMM 2016-CCRE28	Wells Fargo	Midland Loan Services	COMM 2016-CCRE28
FedEx Brooklyn(2)	$43,000,000	$87,000,000	$130,000,000	CSAIL 2016-C5	KeyBank National Association	Rialto Capital Advisors	CSAIL 2016-C5
Equity Inns Portfolio	$40,000,000	$192,000,000	$232,000,000	COMM 2015-LC23	Wells Fargo	LNR Partners LLC	COMM 2015-LC23
Harvey Building Products Portfolio	$34,840,208	$74,657,590	$109,497,798	COMM 2015-LC23	Wells Fargo	LNR Partners LLC	COMM 2015-LC23
Element LA(3)	$28,500,000	$139,500,000	$168,000,000	CFCRE 2016-C3	Wells Fargo	CWCapital Asset Management LLC	CFCRE 2016-C3
(1)	The Whole Loan Cut-off Date Balance excludes one mezzanine loan with an original principal balance of $5.55 million.

(2)	The initial controlling noteholder is Jefferies LoanCore LLC or an affiliate. As of the closing date, the controlling note is expected to be included in and serviced under the CSAIL 2016-C5 securitization.

(3)	The Element LA Whole Loan is currently serviced pursuant in the GSMS 2015-GS1 transaction. As of the closing date, the Element LA Whole Loan is expected to be serviced under the CFCRE 2016-C3 securitization.

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Santa Monica Multifamily Portfolio	$62,450,000	$5,550,000	1.28x	1.12x	65.0%	69.4%	6.5%	6.1%
(1)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and the Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $88.0 million, which includes the Santa Monica Multifamily Portfolio Mortgage Loan and one pari passu companion loan in the original principal amount of $20.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

(THIS PAGE INTENTIONALLY LEFT BLANK)

21

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

a
Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Neil Shekhter; Margot Shekhter; NMS Family Living Trust
Borrower:	1422 on 6th, LLC; 1422 on 7th, LLC; 1423 on 6th, LLC; 1425 on 6th, LLC; 1428 on 6th, LLC; 1430 on 7th, LLC; 1432 on 7th, LLC; 1522 on 6th, LLC; 1537 on 7th, LLC; NMS 2001 Studio Apartments, LLC; NMS 2029 Studio Apartments, LLC
Original Balance(1):	$62,450,000
Cut-off Date Balance(1):	$62,450,000
% by Initial UPB:	6.1%
Interest Rate:	4.8970%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest Only
Additional Debt(1)(2):	$20,000,000 Pari Passu Debt; $5,550,000 Mezzanine Debt
Call Protection(3)(4):	L(26), D(90), O(4)
Lockbox / Cash Management:	Soft / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$213,993	$71,540
Insurance:	$0	Springing
Replacement:	$0	$8,313
Required Repairs:	$34,500	NAP

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Unit:	$206,642	$220,551
Balloon Balance / Unit:	$206,642	$220,551
Cut-off Date LTV:	65.0%	69.4%
Balloon LTV:	65.0%	69.4%
Underwritten NOI DSCR:	1.31x	1.14x
Underwritten NCF DSCR:	1.28x	1.12x
Underwritten NOI Debt Yield:	6.5%	6.1%
Underwritten NCF Debt Yield:	6.4%	6.0%
Underwritten NOI Debt Yield at Balloon:	6.5%	6.1%
Underwritten NCF Debt Yield at Balloon:	6.4%	6.0%

Property Information
Single Asset / Portfolio:	Portfolio of 11 properties
Property Type:	Mid Rise Multifamily
Collateral:	Fee Simple
Location:	Santa Monica, CA
Year Built / Renovated:	Various / NAP
Total Units:	399
Property Management:	NMS Properties, Inc.
Underwritten NOI:	$5,346,585
Underwritten NCF:	$5,246,835
Appraised Value:	$126,850,000
Appraisal Date:	July 31, 2015

Historical NOI
Most Recent NOI:	$5,427,073 (T-12 August 31, 2015)
2014 NOI:	$4,814,792 (December 31, 2014)
2013 NOI:	$4,475,228 (December 31, 2013)
2012 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (September 2015)
2014 Occupancy:	97.8% (December 31, 2014)
2013 Occupancy:	97.5% (December 31, 2013)
2012 Occupancy:	NAV
(1)	The Santa Monica Multifamily Portfolio Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $82.45 million. The controlling Note A-1, with an original principal balance of $62.45 million, will be included in the COMM 2016-CCRE28 mortgage trust. The non-controlling Note A-2 with an original principal balance of $20.0 million, will not be included in the trust and is expected to be held by GACC or an affiliate and contributed to a future securitization. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of January 6, 2016. Defeasance of the full $82.45 million Santa Monica Portfolio Whole Loan is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 20, 2018. The assumed lockout period of 26 payments is based on the expected COMM 2016-CCRE28 securitization closing date in February 2016. The actual lockout period may be longer.

(4)	Partial release is permitted. See “Partial Release” herein.

(5)	See “Initial Reserves” and “Ongoing Reserves” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

Portfolio Summary
Property	Year Built	# of Units(1)	Allocated Loan Amount(2)	Allocated Loan Amount (%)(2)	Appraised Value(2)	Occupancy(3)
2001 Olympic Boulevard	2008	100	$21,189,358	25.7%	$32,600,000	100%
2029 Olympic Boulevard	2009	65	$12,544,620	15.2%	$19,300,000	100%
1423 on 6th Street	1998	24	$5,849,823	7.1%	$9,000,000	100%
1422 on 6th Street	1997	28	$5,784,825	7.0%	$8,900,000	100%
1430 on 7th Street	1996	28	$5,654,829	6.9%	$8,700,000	100%
1537 on 7th Street	2003	26	$5,589,831	6.8%	$8,600,000	100%
1422 on 7th Street	1996	28	$5,459,834	6.6%	$8,400,000	100%
1428 on 6th Street	1998	24	$5,459,834	6.6%	$8,400,000	100%
1425 on 6th Street	1998	24	$5,329,838	6.5%	$8,200,000	100%
1432 on 7th Street	2000	26	$4,842,353	5.9%	$7,450,000	100%
1522 on 6th Street	2004	26	$4,744,856	5.8%	$7,300,000	100%
Total / Wtd. Avg.		399	$82,450,000	100.0%	$126,850,000	100%
(1)	The # of Units for the 1537 on 7th Street property does not include one unit which is currently being used as a commercial leasing office.

(2)	Allocated Loan Amount, Allocated Loan Amount (%) and Appraised Value reflect the Santa Monica Multifamily Portfolio Whole Loan.

(3)	Occupancy is based on rent rolls dated September 2015.

The Loan. The Santa Monica Multifamily Portfolio loan (the “Santa Monica Multifamily Portfolio Loan”) is a $62.45 million fixed rate loan secured by the borrowers’ fee simple interest in a 399-unit, 11 property portfolio of mid rise apartment properties located in Santa Monica, California (each a “Property”, collectively, the “Santa Monica Multifamily Portfolio Properties” or “Santa Monica Multifamily Portfolio”) with an original and cut-off date principal balance of $62.45 million. The Santa Monica Multifamily Portfolio Loan is evidenced by the controlling Note A-1 with an original principal balance of $62.45 million, which will be included in the COMM 2016-CCRE28 mortgage trust. The pari passu non-controlling Note A-2 with an original principal balance of $20.0 million (and, together with the Santa Monica Multifamily Portfolio Loan, the “The Santa Monica Multifamily Portfolio Whole Loan”), will not be included in the trust and is expected to be held by GACC or an affiliate and contributed to a future securitization.

The relationship between the holders of the Santa Monica Multifamily Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – The Santa Monica Multifamily Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$62,450,000	$62,450,000	COMM 2016-CCRE28	Yes
Note A-2	$20,000,000	$20,000,000	GACC	No
Total	$82,450,000	$82,450,000

The Santa Monica Multifamily Portfolio Whole Loan has a 10-year term and requires interest only payments for the term of the loan. The Santa Monica Multifamily Portfolio Whole Loan accrues interest at a fixed rate equal to 4.8970%. Loan proceeds were used to retire existing debt of approximately $76.3 million, fund upfront reserves of approximately $0.2 million, pay closing costs and return approximately $10.0 million of equity to the loan sponsors. Based on the appraised value of $126.85 million as of July 31, 2015, the cut-off date LTV ratio is 65.0%. The most recent prior financing of the 2001 Olympic Boulevard property was included in the FHMS K007 securitization. The most recent prior financing of the other Santa Monica Portfolio Properties were not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$82,450,000	93.7%	Loan Payoff	$76,302,074	86.7%
Mezzanine Loan	$5,550,000	6.3%	Reserves	$248,493	0.3%
			Closing Costs	$1,446,338	1.6%
			Return of Equity	$10,003,096	11.4%
Total Sources	$88,000,000	100.0%	Total Uses	$88,000,000	100.0%

The Borrower / Sponsor. The borrowers are 1422 on 6th, LLC, 1422 on 7th, LLC, 1423 on 6th, LLC, 1425 on 6th, LLC, 1428 on 6th, LLC, 1430 on 7th, LLC, 1432 on 7th, LLC, 1522 on 6th, LLC, 1537 on 7th, LLC, NMS 2001 Studio Apartments, LLC and NMS 2029 Studio Apartments, LLC, each a single purpose Delaware limited liability company, structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrowers and the non-recourse carve-out guarantors are Neil Shekhter, Margot Shekhter and the NMS Family Living Trust, on a joint and several basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

Neil Shekhter has over 25 years of developing and managing multifamily properties. In 1988, Mr. Shekhter founded NMS Properties, Inc., a privately owned real estate development and management firm that specializes in the acquisition, entitlement, development and management of multifamily and mixed-use properties in the Greater Los Angeles area. NMS Properties, Inc. manages more than 50 properties, including 21 multifamily properties within the City of Santa Monica, with approximately 2,000 apartment units and 320,000 sq. ft. of retail and commercial space. NMS Properties, Inc. also has an additional 2,500 multifamily units and 200,000 sq. ft. of mixed-use space under development.

The Properties. The Santa Monica Multifamily Portfolio Properties consist of 11 mid rise multifamily properties totaling 399 units located in Santa Monica, California. The Santa Monica Multifamily Portfolio is comprised entirely of deed-restricted affordable units. The Santa Monica Multifamily Portfolio Properties were built between 1996 and 2009 and acquired by the sponsors between 2001 and 2006. As of September 2015, the Santa Monica Multifamily Portfolio Properties were 100.0% occupied.

The Santa Monica Multifamily Portfolio Properties range from four to five stories and offer a mix of studios and one, two and three bedroom apartments. Amenities at each Property include on-site laundry facilities, elevators, subterranean secured parking and maintained landscaping. Unit amenities include stainless steel appliance packages including a fridge, oven dishwasher and microwave as well as vinyl wood flooring, air conditioning and balconies/patios in select units. There are a total of 482 parking spaces across the Santa Monica Multifamily Portfolio Properties, which equates to a parking ratio of approximately 1.21 spaces per unit.

Each of the Santa Monica Multifamily Portfolio Properties is subject to deed restrictions by the City of Santa Monica. The deed restrictions require a mix of very low income, low income and moderate income units to be made available at each Property. In addition to the affordability requirements, 61 of the units across the Santa Monica Multifamily Portfolio are subject to senior age restrictions and 24.1% of the tenants receive assistance under HUD’s Section 8 program. Very low income, low income and moderate income units are defined as being affordable for a household that earns not more than 50%, 60-80% and 100% of the then current annual median income (“AMI”), respectively. The chart below summarizes the unit breakout and deed restricted units at each Property.

Unit Mix(1)
		Studio		1bd/1ba		2bd/1ba		3bd/2ba
Property	# of Total Units(2)	Low Income	Moderate Income	Low Income	Moderate Income	Very Low Income	Moderate Income	Low Income	Moderate Income
2001 Olympic Boulevard	100	15	85	0	0	0	0	0	0
2029 Olympic Boulevard	65	10	55	0	0	0	0	0	0
1423 on 6th Street	24	0	2	6	8	0	5	0	3
1422 on 6th Street	28	0	2	7	19	0	0	0	0
1430 on 7th Street	28	0	0	7	21	0	0	0	0
1537 on 7th Street	26	0	11	0	0	15	0	0	0
1422 on 7th Street	28	0	0	5	23	0	0	0	0
1428 on 6th Street	24	0	6	0	10	0	4	0	4
1425 on 6th Street	24	0	2	5	9	0	5	1	2
1432 on 7th Street	26	0	11	0	0	15	0	0	0
1522 on 6th Street	26	0	10	0	1	15	0	0	0
Total / Wtd. Avg.	399	25	184	30	91	45	14	1	9
(1)	Based on rent rolls dated September 2015.

(2)	The # of Total Units for the 1537 on 7th Street property does not include one unit which is currently being used as a commercial leasing office.

The chart below summarizes the maximum allowable rent per each unit type as compared to the appraiser’s concluded market rents.

Rent Comparison(1)
Unit Type	Income Restriction	Max Rent	Market Rent
Studio	Low Income	$1,196	$1,595 - $2,516
Studio	Moderate Income	$1,495	$1,750 - $2,200
1bd/1ba	Low Income	$1,366	$2,200 - $2,825
1bd/1ba	Moderate Income	$1,708	$2,200 - $2,825
1bd/1ba – Sr.	Low Income	$1,366	$2,200 - $2,825
2bd/2ba	Moderate Income	$2,028	$2,995 - $4,000
2bd/1ba – Sr.	Very Low Income	$1,014	$2,995 - $4,000
3bd/2ba	Moderate Income	$2,316	$3,950 - $5,000
3bd/2ba – Sr.	Moderate Income	$2,316	$3,950 - $5,000
(1) Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

The Santa Monica Multifamily Portfolio Properties are all located within close proximity of each other in Santa Monica, California. Nine of the 11 buildings are located within a two block radius along 6th and 7th Street and the remaining two are located adjacent to each other along Olympic Boulevard, two miles away. The affordable nature of the Santa Monica Multifamily Portfolio Properties has led to increased demand and contributed to the Santa Monica Multifamily Portfolio’s consistent historic occupancy. There are currently large waitlists for and limited supply of affordable housing in Santa Monica. According to the sponsor, units in the portfolio typically rent within a day of being listed due to their discounted rents.

Environmental Matters. The Phase I environmental reports dated August 13, 2015 recommended no further action at the Santa Monica Multifamily Portfolio Properties.

The Market. The Santa Monica Multifamily Portfolio consists of 11 properties which are all located within Los Angeles County. Los Angeles County has a 2015 estimated population of approximately 10.1 million and a median household income of $53,928. Los Angeles County is within the second largest metropolitan statistical area in the nation, the Los Angeles-Long Beach-Anaheim metropolitan area.

The Santa Monica Multifamily Portfolio is located in the City of Santa Monica which is part of the larger West Los Angeles area. The estimated median household income in West Los Angeles is $67,467 which is 25.1% greater than the median household income of Los Angeles County. According to the Santa Monica Chamber of Commerce, Santa Monica has an excess of 300 companies representing more than 60 industries. The three largest employers in the city are government, health/medical services, and retail development/management/leasing entities, represented by City of Santa Monica, St. John’s Health Center, and The Macerich Company, respectively. Entertainment and high-technology related companies are also a component of the city’s economic base with companies such as The RAND Corporation, Metro Goldwyn Meyer, Inc., MTV, Specialty Laboratories and Yahoo!. Santa Monica is also a popular tourist destination year round offering a 26-mile coastline with a biking and walking trail featuring many restaurants, local shops and the Santa Monica pier.

The Santa Monica Multifamily Portfolio Properties are located approximately 16 miles west of the Los Angeles CBD and 0.25 miles east of the Santa Monica Beach. The Santa Monica Portfolio Properties are also located near multiple entertainment and retail centers. The Santa Monica Portfolio Properties on 6th and 7th Street are located three and four blocks, respectively, from the Third Street Promenade, an upscale shopping, dining, and entertainment complex with national retailers including Nordstrom, Bloomingdale’s, Brookstone, Nike, Apple, Banana Republic and Victoria’s Secret.

According to the appraiser, the Santa Monica Multifamily Portfolio is located in the Santa Monica submarket. As of Q2 2015, the Santa Monica submarket has a low vacancy rate of 3.0% which is stronger than the overall vacancy rate of 3.4% in Los Angeles County. Since 2006, the submarket vacancy has averaged 3.1% and since 2010 has not been greater than 3.3%. Asking rent as of Q2 2015 is $2,514 which has remained stable over the past year.

The Santa Monica Multifamily Portfolio Properties are part of the Affordable Housing Program, which is designed to assist low income families with an income less than 50% of the Housing and Urban Development (“HUD”) determined median family income for Los Angeles County. As evidenced by the Santa Monica Portfolio Properties’ historically strong occupancy, Affordable Housing Programs are in high demand within the City of Santa Monica. The City of Santa Monica Housing Division received over 33,000 applications in 35 hours for the master wait list for all Affordable Housing Programs including the Section 8 Housing Choice Voucher Program. According to self-reported data from applicants, 3,919 of those who applied are Santa Monica residents.

The appraiser identified five properties in Santa Monica under the Affordable Housing Program to be comparable to the Santa Monica Multifamily Portfolio Properties summarized in the chart below.

Competitive Set(1)
Property	Location	Year Built	# of Units	Average Unit Size (Sq. Ft.)	Occupancy	Average Monthly Rental Rate	Average Monthly Rental Rate PSF

Santa Monica Multifamily Portfolio	Various	1996 - 2009	399	422 - 731(2)	100.0%(3)	$1,448 - $1,744(2)(3)	$2.18 - $3.43(2)(3)
Wavecrest Apartments	708 Pico Boulevard	2000	20	900	100.0%	$833	$0.93
1231 5th Street	1231 5th Street	1999	28	579	100.0%	$1,693	$2.93
815 Ashland	815 Ashland Avenue	1995	45	914	100.0%	$1,097	$1.20
Ocean Breeze Apartments	1458 14th Street	2009	20	650	100.0%	$845	$1.30
5th & Wilshire	1144 5th Street	1997	32	1,034	100.0%	$692	$0.67
Total / Wtd. Avg.(4)			145	837	100.0%	$1,052	$1.39
(1)	Source: Appraisal.

(2)	The ranges for Average Unit Size (Sq. Ft.), Average Monthly Rental Rate and Average Monthly Rental Rate PSF represent the averages of each individual Property.

(3)	Based on rent rolls dated September 2015.

(4)	Total / Wtd. Avg. does not include the Santa Monica Multifamily Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	T-12 8/31/2015	U/W	U/W per Unit
Gross Potential Rent(1)	$7,387,386	$7,372,300	$7,369,984	$7,369,984	$18,471
Total Other Income	507,068	549,929	666,537	690,289	1,730
Vacancy & Concessions(2)	(218,213)	(217,644)	(107,856)	(184,249)	(462)
Effective Gross Income	$7,676,241	$7,704,584	$7,928,665	$7,876,025	$19,739
Total Operating Expenses	3,201,013	2,889,793	2,501,592	2,529,440	6,339
Net Operating Income	$4,475,228	$4,814,792	$5,427,073	$5,346,585	$13,400
Capital Expenditures	99,750	99,750	99,750	99,750	250
Net Cash Flow	$4,375,478	$4,715,042	$5,327,323	$5,246,835	$13,150

(1)	U/W Gross Potential Rent is based on the rent rolls as of September 2015.

(2)	U/W Vacancy & Concessions collectively represents 2.5% of U/W Gross Potential Rent. U/W Vacancy represents approximately 2.0% of U/W Gross Potential Rent, which is in line with the appraiser’s concluded average vacancy rate of 2.0% for the Santa Monica Multifamily Portfolio Properties. As of September 2015, the Santa Monica Multifamily Portfolio Properties are 100.0% occupied.

Property Management. The Santa Monica Multifamily Portfolio Properties are managed by NMS Properties, Inc. a California corporation and an affiliate of the borrowers.

Lockbox / Cash Management.  The Santa Monica Multifamily Portfolio Loan is structured with a soft lockbox and in place cash management. All rents and other gross revenue from the Santa Monica Portfolio Properties are required to be deposited by the borrowers or property manager into a clearing account within one business day of receipt. All funds in the clearing account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Santa Monica Multifamily Portfolio Loan documents.

Additionally, an excess cash sweep will occur upon (i) an event of default under the Santa Monica Multifamily Portfolio Loan documents, (ii) an event of default under the mezzanine loan documents or (iii) if (a) the debt service coverage ratio (taking into account the Santa Monica Multifamily Portfolio Whole Loan and the mezzanine loan), on the last day of the calendar quarter, is less than 1.10x when any mezzanine debt is outstanding and (b) the debt service coverage ratio (taking into account the Santa Monica Multifamily Portfolio Whole Loan only), on the last day of the calendar quarter, is less than 1.25x at any time regardless of whether mezzanine debt is outstanding. Any excess cash sweep will end if (a) with respect to clause (i) or (ii) above, the respective event of default has been cured or waived and no other event of default is then continuing or (b) with respect to clause (iii) above, the debt service coverage ratio is at least 1.15x with respect to clause (iii) (a) above and 1.30x with respect to clause (iii) (b) above for two consecutive calendar quarters.

Initial Reserves. At loan origination, the borrowers deposited (i) $213,993 into a tax reserve account and (ii) $34,500 into a required repairs reserve account, which represents approximately 125.0% of the engineer’s estimated immediate repairs.

Ongoing Reserves.  On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $71,540, into a tax reserve account, (ii) $8,313 ($250 per unit annually) into a capital expenditure account and (iii) 1/12 of the annual insurance premiums into an insurance reserve account if an acceptable blanket policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.  A $5,550,000 mezzanine loan was funded concurrently with the funding of the Santa Monica Multifamily Portfolio Loan. The mezzanine loan is coterminous with the Santa Monica Multifamily Portfolio Loan, accrues interest at a rate of 10.5000% and is interest only for the entire term. The current borrowers under the mezzanine loan are 14226 Capital, LLC, 14227 Capital, LLC, 14236 Capital, LLC, 14256 Capital, LLC, 14286 Capital, LLC, 14307 Capital, LLC, 14327 Capital, LLC, 15226 Capital, LLC, 15377 Capital, LLC, NMS 2001 Capital, LLC and NMS 2029 Capital, LLC. The mezzanine loan was sold to REFH SR Mezz, LLC.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

Partial Release. At any time after the expiration of the lockout period, the related borrower may obtain the release of an individual Property upon a bona fide third-party sale of such Property provided, among other things, (i) if a mezzanine loan is outstanding, the DSCR for the remaining Santa Monica Multifamily Portfolio Properties (taking into account the Santa Monica Multifamily Portfolio Whole Loan and the mezzanine loan) is not less than the greater of the DSCR immediately preceding such release and 1.15x, (ii) the LTV for the remaining Santa Monica Multifamily Portfolio Properties (taking into account the Santa Monica Multifamily Portfolio Whole Loan and the mezzanine loan) does not exceed the lesser of the LTV immediately preceding such release and 69.4%, (iii) based solely on the Santa Monica Multifamily Portfolio Whole Loan, the DSCR for the remaining Santa Monica Multifamily Portfolio Properties is not less than the greater of the DSCR immediately preceding such release and 1.30x, and (iv) the borrower partially defeases the Santa Monica Multifamily Portfolio Whole Loan in an amount equal to the greater of the lender’s proportionate share of (as between the Santa Monica Multifamily Portfolio Whole Loan and the mezzanine loan, if a mezzanine loan is outstanding) 125% of the allocated loan amount for the released Property or 100% of the net sales proceeds received from the sale of the released Property (which in no event may be less than 94% of the gross sales price of such Property).

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Various Santa Monica, CA	Collateral Asset Summary – Loan No. 1 Santa Monica Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,450,000 65.0% 1.28x 6.5%

Van Nuys
Burbank
Glendale
Griffith Park
Hollywood
Beverly Hills
West Hollywood
Dodger Stadium
UCLA
Santa Monica
Los Angeles
DTLA
Culver City
USC
Los Angeles Coliseum
Venice
Vernon
Marina Del Rey
Playa Vista
Huntington Park
Los Angeles International Airport (LAX)
Inglewood
South Gate
El Segundo
Hawthorne
Lynwood
Manhattan Beach
Gardena
Saint John's Health Center
Santa Monica UCLA Medical Center
Colorado/17th Street
Memorial Park
Woodlawn Cemetery
Santa Monica College
Virginia Avenue Park
Santa Monica
Roosevelt Elementary School
St. Monica Catholic Schools
Christine Emerson Reed Park
Santa Monica High School
Joslyn Park
Los Amigos Park
Colorado/4th Street
Third Street Promenade
Santa Monica Place
Tongva Park
Hotchkiss Park
Palisades Park
Pacific Coast Hwy
Santa Monica State Beach
Santa Monica Pier
Crescent Bay Park
Dorothy Green Park
Santa Monica Bay
Euclid St
12th St
11th St
10th St
9th St
Lincoln Blvd
7th St
6th St
5th St
4th St
3rd St
2nd St
Ocean Ave
Montana Ave
Washington Ave
California Ave
Wilshire Blvd
Arizona Ave
Santa Monica Blvd
Broadway
Colorado Ave
Olympic Blvd
Main St
Rico Blvd
Bay St
Grant St
Pacific St
Pearl St
Nielson Way
23rd St
22nd St
21st St
20th St
18th St
17th St
16th St
14th St
CARTIFACT

Santa Monica Multifamily Portfolio

#	Property Name	Address	City/State	Zip Code
1	2001 Olympic Boulevard	2001 Olympic Boulevard	Santa Monica, CA	90404
2	2029 Olympic Boulevard	2029 Olympic Boulevard	Santa Monica, CA	90404
3	1423 on 6th Street	1423 6th Street	Santa Monica, CA	90401
4	1422 on 6th Street	1422 6th Street	Santa Monica, CA	90401
5	1430 on 7th Street	1430 7th Street	Santa Monica, CA	90401
6	1537 on 7th Street	1537 7th Street	Santa Monica, CA	90401
7	1422 on 7th Street	1422 7th Street	Santa Monica, CA	90401
8	1428 on 6th Street	1428 6th Street	Santa Monica, CA	90401
9	1425 on 6th Street	1425 6th Street	Santa Monica, CA	90401
10	1432 on 7th Street	1432 7th Street	Santa Monica, CA	90401
11	1522 on 6th Street	1522 6th Street	Santa Monica, CA	90401

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose(1):	Acquisition
Sponsor:	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.
Borrower:	AGNL Exercise, L.L.C.
Original Balance(2):	$60,000,000
Cut-off Date Balance(2):	$60,000,000
% by Initial UPB:	5.8%
Interest Rate:	4.9040%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest Only
Additional Debt(2)(3):	$114,300,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(4)(5):	L(26), YM1(90), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(6)
	Initial	Quarterly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Required Repairs(7):	$1,879,873	NAP

Financial Information(8)
Cut-off Date Balance / Sq. Ft.:	$139
Balloon Balance / Sq. Ft.:	$139
Cut-off Date LTV:	57.1%
Balloon LTV:	57.1%
Underwritten NOI DSCR:	2.16x
Underwritten NCF DSCR:	1.99x
Underwritten NOI Debt Yield:	10.7%
Underwritten NCF Debt Yield:	9.9%
Underwritten NOI Debt Yield at Balloon:	10.7%
Underwritten NCF Debt Yield at Balloon:	9.9%

Property Information
Single Asset / Portfolio:	Portfolio of 10 properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	NJ, MA, IL, MN, VA, AL, OH, MO, GA
Year Built / Renovated:	2007-2015 / NAP
Total Sq. Ft.:	1,254,268
Property Management:	Life Time Fitness
Underwritten NOI:	$18,692,075
Underwritten NCF:	$17,249,666
Appraised Value:	$305,200,000
Appraisal Date:	July-August 2015

Historical NOI(1)
In Place NOI(9):	$20,284,400
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (February 6, 2016)
2014 Occupancy(10):	100.0% (December 31, 2014)
2013 Occupancy(10):	100.0% (December 31, 2013)
2012 Occupancy(10):	100.0% (December 31, 2012)
(1)	In June 2015, the sole tenant, Life Time Fitness, executed a sale-leaseback transaction with the borrower sponsor. Proceeds from the AG Life Time Fitness Portfolio Loan were used to pay down the line of credit that financed the sale-leaseback. As a result, Historical NOI is not available.

(2)	The AG Life Time Fitness Portfolio Whole Loan is evidenced by four pari passu notes in the aggregate original principal amount of $174.3 million. The controlling Note A-1, with an original principal balance of $60.0 million, will be included in the COMM 2016-CCRE28 mortgage trust. The non-controlling Notes A-2, A-3 and Note A-4 with an aggregate original principal balance of $114.3 million, will not be included in the trust. Note A-2 with an original principal balance of $40,000,000 is expected to be included in the CFCRE 2016-C3 mortgage trust. Notes A-3 and A-4 are expected to be held by CCRE or an affiliate and contributed to a future securitization. For additional information on the pari passu companion loans, see “The Loan” herein.

(3)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(4)	Partial release is permitted. See “Partial Release” herein.

(5)	The lockout period for yield maintenance will be at least 26 payment dates beginning with and including the first payment date of January 6, 2016. Yield maintenance of the full $174.3 million AG Life Time Fitness Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 6, 2019. The assumed lockout period of 26 payments is based on the expected COMM 2016-CCRE28 securitization closing date in February 2016. The actual lockout period may be longer.

(6)	See “Initial Reserves” and “Ongoing Reserves” herein. Springing reserves are deposited on a quarterly basis.

(7)	The borrowers deposited $1,879,873 into a required repairs reserve account, which represents approximately 110% of the engineer’s estimated immediate repairs.

(8)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate AG Life Time Fitness Portfolio Whole Loan.

(9)	In Place NOI represents the current annualized triple-net rent pursuant to a unitary lease covering all of the AG Life Time Fitness Portfolio Properties that commenced in June 2015 and expires in June 2035.

(10)	The 100% occupancy figures for 2012-2014 exclude the Westwood property, which was built in 2015 and the 100% occupancy figure for 2012 excludes the Vestavia Hills property, which was built in 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

Portfolio Summary

Property	Location	Year Built	Sq. Ft.	Allocated Loan Amount ($)(1)	Allocated Loan Amount (%)	Appraised Value(2)	Occupancy(3)
Florham Park	Florham Park, NJ	2008	109,995	$25,826,550	14.8%	$45,200,000	100.0%
Westwood	Westwood, MA	2015	128,000	$25,242,239	14.5%	$43,500,000	100.0%
Vernon Hills	Vernon Hills, IL	2008	140,495	$21,444,217	12.3%	$38,000,000	100.0%
Lakeville	Lakeville, MN	2007	214,646	$17,061,884	9.8%	$29,800,000	100.0%
Sterling	Sterling, VA	2008	112,110	$15,717,968	9.0%	$28,000,000	100.0%
Vestavia Hills	Vestavia Hills, AL	2013	103,647	$14,899,933	8.5%	$25,700,000	100.0%
Beachwood	Beachwood, OH	2010	112,110	$14,257,191	8.2%	$24,800,000	100.0%
Dublin	Dublin, OH	2007	109,045	$13,439,155	7.7%	$23,900,000	100.0%
Ellisville	Ellisville, MO	2008	112,110	$13,263,862	7.6%	$23,300,000	100.0%
Woodstock	Woodstock, GA	2008	112,110	$13,147,000	7.5%	$23,000,000	100.0%
Total / Wtd. Avg.			1,254,268	$174,300,000	100.0%	$305,200,000	100.0%
(1)	Based on the AG Life Time Fitness Portfolio Whole Loan amount.

(2)	The appraiser assigned a hypothetical “dark value” of $220.9 million. The Cut-off Date LTV based on the hypothetical “dark value” is approximately 78.9%.

(3)	Occupancy as of February 6, 2016.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P) (1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration(3)

Life Time Fitness	NR/Caa1/B	1,254,268	100.0%	$16.17	100.0%	6/30/2035
Total Occupied Collateral		1,254,268	100.0%	$16.17	100.0%
Vacant		0	0.0%
Total		1,254,268	100.0%

(1)	The tenant under the lease is Healthy Way of Life III, LLC. Life Time Fitness Inc. (“Life Time Fitness”), the parent company, has guaranteed the obligations of the tenant under the lease. The Moody’s rating shown is the Senior Unsecured (Domestic) class. The Moody’s LT Corporate Family rating is “B2.” Ratings shown are of the parent company. For the purposes of this disclosure, “tenant” refers to Life Time Fitness.

(2)	U/W Base Rent PSF represents Life Time Fitness’s current annual rent of $16.17 PSF. Per the terms of its Lease, base rent will increase by 9.93% effective July 1, 2020 and increase by 10.0% every five years thereafter. The Lease is structured with four, five-year renewal options and no termination options (other than in connection with certain casualty and condemnation events).

(3)	The AG Life Time Fitness Portfolio Properties are currently 100.0% occupied by Life Time Fitness pursuant to a unitary Lease covering all of the AG Life Time Fitness Portfolio Properties that expires in June 2035.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(1)	% U/W Base Rent Expiring	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	1,254,268	100.0%	1,254,268	100.0%	$16.17	100.0%	100.0%
Vacant	NAP	0	0.0%	1,254,268	100.0%	NAP	NAP
Total / Wtd. Avg.	1	1,254,268	100.0%			$16.17	100.0%

(1)	Annual U/W Base Rent PSF represents Life Time Fitness’s current annual rent of $16.17 PSF. Per the terms of its Lease, base rent will increase by 9.93% effective July 1, 2020 and increase by 10.0% every five years thereafter. The Lease is structured with four, five-year renewal options and no termination options (other than in connection with certain casualty and condemnation events).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

The Loan. The AG Life Time Fitness Portfolio loan (the “AG Life Time Fitness Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interests in a 1,254,268 sq. ft., 10 property portfolio of fitness centers located in nine states (each a “Property” or an “AG Life Time Fitness Portfolio Property”, and collectively, the “AG Life Time Fitness Portfolio Properties”) with an original and cut-off date principal balance of $60.0 million. The AG Life Time Fitness Portfolio Loan is evidenced by the controlling Note A-1 with an original principal balance of $60.0 million, which will be included in the COMM 2016-CCRE28 mortgage trust. The pari passu non-controlling Note A-2 with a principal balance of $40.0 million is expected to be included in the CFCRE 2016-C3 mortgage trust. Non-controlling Note A-3 and Note A-4 with an aggregate original principal balance of $74.3 million will not be included in the trust and are expected to be held by CCRE or an affiliate and contributed to a future securitization trust. Note A-2, Note A-3 and Note A-4 are pari passu companion loans (and together with the AG Life Time Fitness Portfolio Loan, the “AG Life Time Fitness Portfolio Whole Loan”).

The relationship between the holders of the AG Life Time Fitness Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–AG Life Time Fitness Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	COMM 2016-CCRE28	Yes
Note A-2	$40,000,000	$40,000,000	CFCRE 2016-C3	No
Note A-3	$40,000,000	$40,000,000	CCRE	No
Note A-4	$34,300,000	$34,300,000	CCRE	No
Total	$174,300,000	$174,300,000

The AG Life Time Fitness Portfolio Whole Loan has a 10-year term and requires interest only payments for the term of the loan. The AG Life Time Fitness Portfolio Whole Loan accrues interest at a fixed rate equal to 4.9040%. In June 2015, the borrower sponsor purchased the AG Life Time Fitness Portfolio Properties for approximately $298.3 million from Life Time Fitness and subsequently leased each of the AG Life Time Fitness Portfolio Properties back to the tenant. The loan sponsor financed the sale-leaseback transaction with approximately $127.3 million in equity as well as the funding from a line of credit. Loan proceeds were used to pay off the loan sponsors’ line of credit, fund upfront reserves of approximately $1.9 million and pay closing costs. Based on the portfolio appraised value of $305.2 million as of July and August 2015, the cut-off date LTV ratio is 57.1%. The most recent prior financings of the AG Life Time Fitness Portfolio Properties were not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$174,300,000	57.8%	Purchase Price(1)	$298,300,000	98.9%
Sponsor Equity	$127,278,004	42.2%	Reserves	$1,879,873	0.6%
			Closing Costs	$1,398,131	0.5%
Total Sources	$301,578,004	100.0%	Total Uses	$301,578,004	100.0%
(1)	In June 2015, the sole tenant, Life Time Fitness, executed a sale-leaseback transaction with the sponsor. Proceeds from the AG Life Time Fitness Portfolio Whole Loan were used to pay down the line of credit that financed the sale-leaseback.

The Borrower / Sponsor. The borrower is AGNL Exercise, L.L.C., a single purpose Delaware limited liability company, structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and the non-recourse carve-out guarantors are AG Net Lease III (SO) Corp. (7.3%) and AG Net Lease III Corp. (92.7%), on a several basis only. Such carve-out guarantors are severally liable for their respective guarantor percentage share based on their proportionate indirect ownership interest in the borrower (indicated above), which percentage may change in connection with permitted transfers. In addition, with respect to environmental liability pursuant to the environmental indemnity agreement, the borrower and the guarantors’ liability is limited to the outstanding principal balance of the AG Life Time Fitness Portfolio Loan (at the time the liability occurs) multiplied by the allocated loan amount percentage for the affected Property.

AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are subsidiaries of Angelo, Gordon & Co. Angelo, Gordon & Co. is a privately held registered investment advisor dedicated to alternative investing founded in 1988 that currently manages assets of approximately $27.0 billion. Since 1993, Angelo, Gordon & Co. has acquired over $13.0 billion of properties.

The Properties. The AG Life Time Fitness Portfolio Properties consist of 10, Class A single tenant fitness centers containing 1,254,268 sq. ft. located in New Jersey, Massachusetts, Illinois, Minnesota, Ohio (two properties), Alabama, Virginia, Georgia and Missouri. The AG Life Time Fitness Portfolio Properties were built-to-suit by the tenant between 2007 and 2015 and range in size from 103,647 to 214,646 sq. ft. with an average size of 125,427 sq. ft. The AG Life Time Fitness Portfolio Properties operate as full-service health clubs with amenities such as indoor and outdoor swimming pools, racquetball and squash courts, basketball courts, weight training areas, yoga and cycle studio rooms, day care facilities, men’s and women’s locker rooms, cafes and spas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

Collateral Summary
Property	State	Open Date	Sq. Ft.	Proximate City
Florham Park	NJ	November 2008	109,995	New York City – 26.4 miles
Westwood	MA	July 2015	128,000	Boston – 19.5 miles
Vernon Hills	IL	September 2008	140,495	Chicago – 34.4 miles
Lakeville	MN	June 2007	214,646(1)	Minneapolis – 23.3 miles
Sterling	VA	October 2008	112,110	Washington D.C. – 30.3 miles
Vestavia Hills	AL	April 2013	103,647	Birmingham – 8.3 miles
Beachwood	OH	January 2010	112,110	Cleveland – 15.3 miles
Dublin	OH	April 2007	109,045	Columbus – 15.6 miles
Ellisville	MO	June 2008	112,110	St. Louis – 23.9 miles
Woodstock	GA	June 2008	112,110	Atlanta – 30.6 miles
Total / Wtd. Avg.			1,254,268
(1)	Includes a 98,547 sq. ft. indoor tennis facility.

Life Time Fitness Amenities Summary(1)
	Florham Park	Westwood	Vernon Hills	Lakeville	Sterling	Vestavia Hills	Beachwood	Dublin	Ellisville	Woodstock
Current Level	Onyx	Diamond	Onyx	Gold	Platinum	Platinum	Gold	Gold	Gold	Gold
LifeCafé	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
LifeSpa	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Medi-spa	No	No	Yes	Yes	Yes	Yes	No	Yes	No	No
LifeClinic	No	No	No	Yes	No	No	No	Yes	No	No
Activity Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Child Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Rock Wall	Yes	No	Yes	Yes	Yes	No	Yes	Yes	Yes	Yes
Indoor Pool	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Outdoor Pool	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Basketball Courts	2	2	2	2	2	2	2	2	0	2
Studios	2	2	2	2	2	2	2	2	2	2
Cycle Studios	1	1	1	1	1	1	1	1	1	1
Yoga Studios	1	1	1	1	1	1	1	1	1	1
Pilates	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Racquetball	No	No	No	No	Yes	No	No	Yes	No	No
Squash	Yes	No	Yes	Yes	No	No	No	Yes	No	Yes
Tennis	No	No	No	Yes	No	Yes	No	No	No	No
(1)	Source: Appraisal.

Life Time Fitness is a privately held, health and lifestyle company that was founded in 1992. As of November 1, 2015, Life Time Fitness operates 118 centers in 26 states and 35 markets in the United States and Canada. The company offers programs for adults and children in group fitness, yoga, swimming, running, racquetball, squash, tennis, Pilates, martial arts, rock climbing, cycling, basketball, and personal training, and also offers weight-loss, nutrition, and chiropractic services. Through its LifeCafés, LifeSpas and website, the company also offers nutritional products and educational classes and seminars. In addition, the company publishes a magazine under the Experience Life name that includes articles on nutrition and healthy eating, health and wellness, exercise and active adventure, stress-management, and personal development.

As of year-end 2014, Life Time Fitness reported revenues of approximately $1.29 billion, which were approximately 7.0% greater than 2013 revenues.

The Lease. Concurrent with the sale-leaseback transaction, Healthy Way of Life III, LLC, a subsidiary of Life Time Fitness executed a 20 year, triple-net unitary lease that is guaranteed by Life Time Fitness (the Lease”). The Lease expires on June 30, 2035, provides for base rent of $20,284,400 ($16.17 PSF) with contractual increases of 9.93% effective July 1, 2020 and 10.0% every five years thereafter and is structured with four, five-year renewal options and no termination options (other than in connection with certain casualty and condemnation events).

The Lease provides the tenant with certain limited rights to discontinue operations for a period of less than 180 days (excluding renovations, remodeling or other construction), provided tenant continues to meet all of its obligations under the Lease, including the payment of rent and that during (A) the first five years of the Lease, only one Property may go dark, (B) years 6-10, up to two Properties may go dark, (C) years 11-15, only one Property may go dark and (D) years 16-20 up to two Properties may go dark; provided, however, at no time may more than one Property be dark.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

If the tenant discontinues operations for more than 180 days, the applicable Property will be deemed a “Non-Economic Facility”, and the tenant is required to (i) deliver, as a security deposit, a letter of credit in an amount equal to two months’ rent (such amount, the “Required Letter of Credit Amount”, and such letter of credit, the “Security Deposit Letter of Credit”) and (ii) either substitute an acceptable replacement property (a “Substitute Property”) for the Non-Economic Facility (provided that only three Substitute Properties are permitted during the initial 10 years of the lease term) or, at borrower’s direction, arrange for a sale of the Non-Economic Property. See “Partial Release” and “Substitution” below.

The tenant will be in default under the Lease in the event that the tenant (i) has not resumed operations at the Non-Economic Facility within nine months after the Property was deemed to be a Non-Economic Facility, (ii) has not provided a Substitute Property prior to the date which is (x) nine months after the Property was deemed to be a Non-Economic Facility, or (y) nine months after the date that borrower instructed the tenant to offer such Non-Economic Facility for sale, or (iii) has not sold the Non-Economic Facility within nine months after the date that borrower instructed the tenant to offer such property for sale. All such terms, conditions and obligations described in this paragraph and the immediately preceding paragraph are each a “Non-Economic Facility Obligation”.

Once a Property is deemed a Non-Economic Facility, until such Property is substituted or sold as described above, the borrower has the right to terminate the Lease with respect to such Non-Economic Facility and equitably reduce the annual rent by the applicable rent reduction percentage.

Under the Lease, the tenant may change the use at any Property from fitness and fitness/health club related activities to medical office. Under the Lease the tenant has the right, without borrower or lender consent, to, among other things, (i) assign the Lease to an entity that (a) has a credit rating of not less than “BBB” from S&P, “Baa2” from Moody’s or the equivalent, or (b) delivers an acceptable letter of credit to the borrower in the amount of 12 months of annual rent due under the Lease, which letter of credit is required to be renewed on an annual basis throughout the term of the Lease, (ii) mortgage its leasehold interest, and (iii) make material alterations to a Property; provided that structural alterations generally require the consent of the borrower, which consent may not be unreasonably withheld, conditioned or delayed.

Environmental Matters. The Phase I environmental reports dated July 6, 2015 recommended no further action at the AG Life Time Fitness Portfolio Properties.

The Market. The AG Life Time Fitness Portfolio Properties are located in New Jersey, Massachusetts, Illinois, Minnesota, Ohio, Alabama, Virginia, Georgia and Missouri.

Market Overview(1)
			Rental Rate PSF
Mortgaged Property	Population(2)	Average Household Income(2)	Actual	Market(3)
Florham Park	150,012	$167,618	$27.32	$29.25
Westwood	140,652	$122,070	$22.95	$22.75
Vernon Hills	132,610	$143,690	$17.76	$17.25
Lakeville	122,270	$101,969	$9.25	$10.00
Sterling	177,442	$144,381	$16.32	$17.25
Vestavia Hills	140,302	$107,404	$16.73	$17.50
Beachwood	261,248	$73,646	$14.80	$16.00
Dublin	135,754	$109,414	$14.34	$15.00
Ellisville	120,703	$124,806	$13.77	$14.50
Woodstock	131,910	$114,140	$13.65	$13.75
Wtd. Avg.			$16.17	$16.78

(1)	Source: Appraisal.

(2)	Based on a five-mile radius as of 2014.

(3)	Based on the appraiser’s concluded market rent for the AG Life Time Fitness Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

Cash Flow Analysis.

Cash Flow Analysis (1)
	In Place	U/W	U/W PSF
Base Rent(2)	$20,284,400	$20,284,400	$16.17
Value of Vacant Space	0	0	0.00
Gross Potential Rent	$20,284,400	$20,284,400	$16.17
Total Recoveries	0	0	0.00
Total Other Income	0	0	0.00
Less: Vacancy(3)	0	1,014,220	0.81
Effective Gross Income	$20,284,400	$19,270,180	$15.36
Total Operating Expenses	0	578,105	0.46
Net Operating Income	$20,284,400	$18,692,075	$14.90
TI/LC	1,254,268	1,254,268	1.00
Capital Expenditures	188,140	188,140	0.15
Net Cash Flow	$18,841,992	$17,249,666	$13.75
(1)	In June 2015, the tenant, Life Time Fitness executed a sale-leaseback transaction with the sponsor. As a result, historical cash flows are not available.

(2)	U/W Base Rent PSF represents Life Time Fitness’s current annual rent of $16.17 PSF. Per the terms of its lease, base rent will increase by 9.93% effective July 1, 2020 and increase by 10.0% every five years thereafter. The Lease is structured with four, five-year renewal options and no termination options.

(3)	U/W Vacancy represents 5.0% of Base Rent. The AG Life Time Fitness Portfolio Properties are currently 100.0% occupied as of February 6, 2016, by Life Time Fitness pursuant to a unitary lease covering all of the AG Life Time Fitness Portfolio Properties that expires in June 2035.

Property Management. The AG Life Time Fitness Portfolio Properties are managed by the tenant, Life Time Fitness.

Lockbox / Cash Management.  The AG Life Time Fitness Portfolio Whole Loan is structured with a hard lockbox and in place cash management. Pursuant to its Lease, the tenant is required to make annual rent payments in quarterly installments. Each quarterly installment of rent is required to be held in a lender controlled cash management account. On each payment date occurring immediately after a rent payment date (“Rent Payment Date”), the loan documents provide that the next two monthly debt service payment amounts will be held in the interest reserve account to be applied to debt service during the months that a Rent Payment Date has not occurred, and any excess amounts will be transferred to the borrower’s operating account.

During a Cash Management Period (as defined below), any springing reserve amounts together with, among other things, operating expenses, will be applied to payment under the AG Life Time Fitness Portfolio Whole Loan and any excess cash flow will be returned to the borrower. During a Cash Trap Period (as defined below), all excess cash, after application of funds as required under the loan agreement, will be retained by lender and held as additional collateral for the AG Life Time Fitness Portfolio Loan.

A “Cash Management Period” will occur (i) upon a Cash Trap Period, (ii) upon the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.50x until the debt service coverage ratio is at least 1.55x for two consecutive calendar quarters or (iii) upon the borrower obtaining mezzanine financing.

A “Cash Trap Period” will occur (i) during any event of default, (ii) during any bankruptcy action of the borrower, guarantor, property manager or the tenant under the Lease or (iii) upon a Life Time Fitness Lease Event (as defined below).

A “Life Time Fitness Lease Event” will occur (i) upon the occurrence of any bankruptcy action with respect to Life Time Fitness (or the tenant subsidiary), (ii) during the occurrence of any breach or violation of a Non-Economic Facility Obligation or (iii) if the Lease is terminated, expires or is surrendered (except with respect to a partial release or substitution as described under “Partial Release and Substitution” below).

Initial Reserves. At loan origination, the borrower deposited $1,879,873 into a required repairs reserve account, which represents approximately 110.0% of the engineer’s estimated immediate repairs.

Ongoing Reserves.  During the occurrence of a Cash Management Period, the borrower is required to deposit quarterly reserves on each payment date after a Rent Payment Date in an amount equal to (i) 1/4 of the estimated annual real estate taxes into a tax reserve account, (ii) 1/4 of the estimated annual insurance premiums into an insurance reserve account, (iii) $47,025 ($0.15 PSF annually) into the replacement reserve account and (iv) $313,502 ($1.00 PSF annually) into the TI/LC reserve account. In addition, in the event tenant goes dark and is required to deposit with borrower a Security Deposit Letter of Credit (as more particularly described above, under “The Lease”), the borrower is required to deposit with lender cash in the Required Letter of Credit Amount, which will be deposited into the Life Time Fitness reserve account. In lieu of cash, the borrower may (i) deliver to lender an acceptable a letter of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

credit in an amount equal to the Required Letter of Credit Amount or (ii) grant lender a first lien and security interest in the Security Deposit Letter of Credit.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  The AG Life Time Fitness Portfolio Whole Loan documents permit an approved mezzanine loan in an amount not to exceed $17.43 million, provided that, among other things, the mezzanine loan (i) has a term that is coterminous with the AG Life Time Fitness Portfolio Whole Loan and (ii) based on the combined principal balances, (a) the loan to value ratio is no more than 58.25%, (b) the debt service coverage ratio is equal to or greater than 2.30x and (c) the debt yield is equal to or greater than 11.50%.

Partial Release. At any time after the lockout period, the borrower may obtain the release of up to five individual AG Life Time Fitness Portfolio Properties, provided, among other things, (i) the borrower pays the Release Amount (as defined below) and (ii) after giving effect to such release, (a) the debt service coverage ratio is greater than or equal to the greater of (x) 2.10x and (y) the debt service coverage ratio immediately prior to the release and (b) the EBITDAR to Rent Ratio (as calculated per the loan documents) of the tenant is equal to or greater than EBITDAR to Rent Ratio prior to the release.

The “Release Amount” means (i) 110% of the applicable allocated loan amount (identified in the “Portfolio Summary” chart above) for the first three Properties to be released and (ii) 115% of the applicable allocated loan amount for the next two Properties to be released, in each case, together with the applicable yield maintenance premium and costs.

“EBITDAR” means for any period, earnings (as defined under GAAP) from continuing operations before payment of federal, state and local taxes, plus interest expense, depreciation and amortization and rents, in each case for such period, computed and calculated in accordance with GAAP.

“EBITDAR to Rent Ratio” means, as of any date, the ratio calculated by lender of (i) the EBITDAR of AG Life Time Fitness Portfolio Properties for the twelve (12) month period ending with the most recently completed calendar quarter, to (ii) the rental payments made by Life Time Fitness to the borrower under the Lease for such period.

Substitution. In connection with the partial release of an individual Property that is in connection with a transfer of such Property to the tenant or another third party, the borrower may substitute up to three Substitute Properties as collateral for the AG Life Time Fitness Portfolio Whole Loan provided, among other things, (i) no event of default has occurred and is continuing, (ii) the Substitute Property has a fair market value that is equal to or greater than the value of the Property being released, (iii) the annual rent and EBITDAR of the Substitute Property is equal to or greater than that of the Property being released and (iv) the Substitute Property has the same allocated unpaid principal balance as the Property being released.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Various	Collateral Asset Summary – Loan No. 2 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 57.1% 1.99x 10.7%

CARTIFACT
CANADA
MN
Minneapolis
4
WI
MI
Milwaukee
3
Chicago
IA
Des Moines
Detroit
Cleveland
7
8
Columbus
OH
Indianapolis
IN
IL
Cincinnati
Kansas City
MO
9
St Louis
Louisville
KY
WV
Buffalo
NY
Albany
Manchester
VT
NH
ME
Portland
MA
Boston
2
Hartford
CT
RI
Providence
1
New York
PA
Trenton
Philadelphia
NJ
MD
Baltimore
DE
5
Washington DC
VA
Richmond
Nashville
TN
Knoxville
Durham
Charlotte
NC
AR
Memphis
Chattanooga
Little Rock
10
Columbia
SC
6
Atlanta
Birmingham
Macon
MS
AL
GA
Charleston
Shreveport
Jackson
Montgomery
Savannah
TX
LA
Atlantic Ocean
Mobile
Tallahassee
Jacksonville
Lafayette
New Orleans
FL
Orlando
Gulf of Mexico
Tampa

AG Life Time Fitness Portfolio

#	Property Name	Address	City/State	Zip Code
1	Life Time - Florham Park, NJ	14 Fernwood Road	Florham Park, NJ	07932
2	Life Time - Westwood, MA	44 Harvard Street	Westwood, MA	02090
3	Life Time - Vernon Hills, IL	680 Woodlands Parkway	Vernon Hills, IL	60061
4	Life Time - Lakeville, MN	18425 Dodd Boulevard	Lakeville, MN	55044
5	Life Time - Sterling, VA	44610 Prentice Drive	Sterling, VA	20166
6	Life Time - Vestavia Hills, AL	3051 Healthy Way	Vestavia Hills, AL	35243
7	Life Time - Beachwood, OH	3850 Richmond Road	Beachwood, OH	44122
8	Life Time - Dublin, OH	3825 Hard Road	Dublin, OH	43016
9	Life Time - Ellisville, MO	3058 Clarkson Road	Ellisville, MO	63017
10	Life Time - Woodstock, GA	14200 Highway 92	Woodstock, GA	30188

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

(THIS PAGE INTENTIONALLY LEFT BLANK)

39

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Maxxam Enterprises, L.P.; 3D Investments III, L.P.
Borrower:	Promenade Gateway, L.P.
Original Balance(1):	$60,000,000
Cut-off Date Balance(1):	$60,000,000
% by Initial UPB:	5.8%
Interest Rate:	4.5320%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest Only
Additional Debt(1):	$30,000,000 Pari Passu Debt
Call Protection(2):	L(26), D(90), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$120,000	$53,200
Insurance:	$21,500	$3,900
Replacement:	$0	$1,894
TI/LC:	$0	$6,135
AMC Theaters Conversion:	$200,000	$0

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$685
Balloon Balance / Sq. Ft.:	$685
Cut-off Date LTV(5):	50.0%
Balloon LTV(5):	50.0%
Underwritten NOI DSCR:	1.83x
Underwritten NCF DSCR:	1.81x
Underwritten NOI Debt Yield:	8.4%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	8.4%
Underwritten NCF Debt Yield at Balloon:	8.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type(6):	Office / Retail / Multifamily
Collateral:	Fee Simple
Location:	Santa Monica, CA
Year Built / Renovated:	1989, 2006 / 2015
Total Sq. Ft.(6):	131,470
Property Management:	Self-managed
Underwritten NOI:	$7,572,303
Underwritten NCF:	$7,475,954
“As-is” Appraised Value:	$180,000,000
“As-is” Appraisal Date:	September 9, 2015
“As Stabilized” Appraised Value(5):	$204,000,000
“As Stabilized” Appraisal Date(5):	September 9, 2015

Historical NOI
Most Recent NOI:	$7,021,699 (T-12 July 31, 2015)
2014 NOI:	$7,007,211 (December 31, 2014)
2013 NOI:	$6,159,437 (December 31, 2013)
2012 NOI:	$5,843,222 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(7):	94.5% (November 1, 2015)
2014 Occupancy	98.8% (December 31, 2014)
2013 Occupancy:	98.8% (December 31, 2013)
2012 Occupancy:	98.8% (December 31, 2012)

(1)	The Promenade Gateway Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $90.0 million. The controlling Note A-1, with an original principal balance of $60.0 million, will be included in the COMM 2016-CCRE28 mortgage trust. The pari passu companion loan comprised of the non-controlling Note A-2, with an original principal amount of $30.0 million, will not be included in the trust and is expected to be initially held by JLC or an affiliate and contributed to a future securitization.

(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of January 6, 2016. Defeasance of the full $90.0 million Promenade Gateway Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 25, 2018. The assumed lockout period of 26 payment dates is based on the expected COMM 2016-CCRE28 closing date in February 2016. The actual lockout period may be longer.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Promenade Gateway Whole Loan.

(5)	The “As Stabilized” Appraised Value assumes conversion of the AMC Theaters space to standard storefront retail use following the expiration of the tenant’s extension option in 2024. Based on the “As Stabilized” appraised value of $204,000,000 as of September 9, 2015, the Cut-off Date LTV and Balloon LTV are equal to 44.1%. There are no assurances that the borrower will recapture the AMC Theaters space prior to AMC Theaters’ fully extended lease expiration date in October 2029, or at all.

(6)	The Promenade Gateway Property consists of (i) 61,027 sq. ft. of office space, (ii) 37,138 sq. ft. of retail space and (iii) 33,305 sq. ft. of multifamily space which consists of 32 total multifamily units.

(7)	Most Recent Occupancy is based on the weighted average occupancy of the following components: (i) the 61,027 sq. ft. of office space was 88.1% leased (including Callison, who is currently dark but paying rent and has executed a sublease for 100.0% of its space to ZipRecruiter, an existing tenant at the Promenade Gateway Property), (ii) the 37,138 sq. ft. of retail space was 100.0% leased (including an executed lease with M.A.C. Cosmetics Inc. for 1,538 sq. ft. of retail space, which tenant is not yet in occupancy) and (iii) the 33,305 sq. ft. of multifamily space, which consists of 32 multifamily units, was 100.0% leased (inclusive of one employee occupied unit which does not generate any rental revenue).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

The Loan. The Promenade Gateway loan (the “Promenade Gateway Loan”) is a $60.0 million fixed rate loan secured by the borrower’s fee simple interest in a seven-story, 131,470 sq. ft. mixed use building located at 1453-1457 3rd Street Promenade in Santa Monica, California (the “Promenade Gateway Property”). The Promenade Gateway Property is comprised of 61,027 sq. ft. of office space, 37,138 sq. ft. of retail space and 33,305 sq. ft. of multifamily space, which consists of 32 total multifamily units located on the top three floors, all situated above a four-level subterranean parking garage. The Promenade Gateway Loan is evidenced by the controlling Note A-1, with an original principal balance of $60.0 million, which will be included in the COMM 2016-CCRE28 mortgage trust. The non-controlling Note A-2 is the pari passu companion loan (and together with the Promenade Gateway Loan, the “Promenade Gateway Whole Loan”), with an original principal balance of $30.0 million, and is expected to be initially held by JLC or an affiliate.

The relationship between the holders of the Note A-1 and Note A-2 will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – Promenade Gateway Whole Loan” in the accompanying Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	COMM 2016-CCRE28	Yes
Note A-2	$30,000,000	$30,000,000	JLC	No
Total	$90,000,000	$90,000,000

The Promenade Gateway Loan has a 10-year term and requires interest only payments for the term of the loan. The Promenade Gateway Loan accrues interest at a fixed rate equal to 4.5320% and has a cut-off date balance of $60.0 million. Proceeds of the Promenade Gateway Whole Loan were used to retire existing debt of approximately $58.8 million, pay reserves of approximately $0.3 million, cover closing costs of approximately $1.3 million and return approximately $29.6 million of equity to the loan sponsors. Based on the “As-is” Appraised Value of $180.0 million as of September 9, 2015, the cut-off date LTV is 50.0%. Based on the “As Stabilized” Appraised Value of $204.0 million as of September 9, 2015, which assumes conversion of the AMC Theaters space to standard storefront retail use following the expiration of the tenant’s extension option in 2024, the cut-off date LTV is 44.1%. The most recent prior financing of the Promenade Gateway Property was included in the MLCFC 2007-9 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$90,000,000	100.0%	Loan Payoff	$58,823,421	65.4%
			Reserves	$341,500	0.4%
			Closing Costs	$1,274,448	1.4%
			Return of Equity	$29,560,631	32.8%
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

The Borrower / Sponsor. The borrower, Promenade Gateway, L.P., is a single purpose California limited partnership structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and the non-recourse carve-out guarantors are Maxxam Enterprises, L.P. and 3D Investments III, L.P. on a joint and several basis.

Maxxam Enterprises, L.P. is a Beverly Hills based commercial real estate company that acquires, develops and manages a wide range of properties throughout the nation. To date, the company has acquired or developed more than 200 properties including residential, office, retail, hotel, industrial and mixed use throughout California, Hawaii and the Western United States.

3D Investments III, L.P. is a Los Angeles based commercial real estate company founded in 2001. The company owns and operates malls, hotels and other real estate properties throughout the U.S.

The Property. The Promenade Gateway Property consists of a seven-story, 131,470 sq. ft. office, retail and multifamily building built in 1989 and 2006 and renovated in 2015. The Promenade Gateway Property is located is less than five blocks from Ocean Avenue and the Pacific Ocean, less than half a mile from the Santa Monica Pier and across the street from Santa Monica Place, a super-regional mall that is owned and operated by The Macerich Company. The Promenade Gateway Property is one of several buildings that make up the 3rd Street Promenade, a three block open-air pedestrian-only upscale shopping, dining and entertainment area. The Promenade Gateway Property consists of 61,027 sq. ft. of office space, 37,138 sq. ft. of retail space and 32 total multifamily units located on the top three floors totaling 33,305 sq. ft. The Promenade Gateway Property also includes a four-level subterranean parking garage that contains 263 parking spaces, or approximately 2.00 spaces per 1,000 sq. ft. of rentable area. According to the appraisal, the Promenade Gateway Property’s land value is equal to $75.3 million or approximately 83.7% of the Promenade Gateway Whole Loan balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

As of November 1, 2015, the Promenade Gateway Property was 94.5% leased based on the weighted average of the leased sq. ft. for the office, retail and multifamily components. The office space at the Promenade Gateway Property is 88.1% leased to 11 tenants (including Callison, which is currently dark but paying rent) which occupy approximately 40.9% of total net rentable area (“NRA”) and account for approximately 44.7% of underwritten base rent. The retail space at the Promenade Gateway Property is 100.0% leased to five tenants (including an executed lease with M.A.C. Cosmetics Inc. for 1,538 sq. ft. of retail space, which tenant is not yet in occupancy) which occupy approximately 28.2% of total NRA and account for approximately 42.7% of underwritten base rent. The multifamily units at the Promenade Gateway Property are 100.0% leased to 32 tenants (including one employee occupied unit which does not generate any rental revenue) which occupy approximately 25.3% of total NRA and account for approximately 12.7% of underwritten base rent.

Environmental Matters. The Phase I environmental report dated September 14, 2015 recommended no further action.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration

Office Tenants
Callison(3)(4)	NR/NR/NR	17,096	13.0%	$79.81	15.6%	3/31/2018
Morgan Stanley(3)	A/A3/A-	13,607	10.3%	$75.60	11.8%	1/31/2022
Riverside West Coast(3)	NR/NR/NR	5,056	3.8%	$64.14	3.7%	6/30/2017
Stubbs Alderton & Markiles, LLP	NR/NR/NR	4,915	3.7%	$60.45	3.4%	1/31/2019
ZipRecruiter(3)	NR/NR/NR	3,630	2.8%	$58.56	2.4%	3/31/2016
Total Major Office Tenants		44,304	33.7%	$72.84	36.9%
Remaining Office Tenants		9,473	7.2%	$71.21	7.7%
Total Occupied Office Tenants		53,777	40.9%	$72.55	44.7%
Vacant Office		7,250	5.5%
Total Office		61,027	46.4%

Retail Tenants
AMC Theaters(3)	NR/NR/B+	22,534	17.1%	$24.81	6.4%	10/31/2019
Lululemon(3)	NR/NR/NR	6,370	4.8%	$254.60	18.6%	4/30/2021
Steak N Shake(3)	NR/NR/B+	3,484	2.7%	$99.96	4.0%	2/28/2023
Remaining Retail Tenants		4,750	3.6%	$252.12	13.7%
Total Retail		37,138	28.2%	$100.35	42.7%

Total Office and Retail		98,165	74.7%	$77.71	87.3%

Total Multifamily(5)		33,305	25.3%	$33.31	12.7%
Total Occupied Collateral(6)		124,220	94.5%	$70.34	100.0%
Vacant Office		7,250	5.5%
Total		131,470	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	U/W Base Rent PSF is inclusive of approximately $444,328 in base rent steps.

(3)	Callison has one, five-year extension option remaining. Morgan Stanley has one, five-year extension option remaining. Riverside West Coast has one, five-year extension option remaining. ZipRecruiter has one, three-year extension option remaining. AMC Theaters has two, five-year extension options remaining. Lululemon has one, five-year extension option remaining. Steak N Shake has two, five-year extension options remaining.

(4)	Callison is currently dark but paying rent and has executed a sublease for 100.0% of its space to ZipRecruiter. At origination, the borrower and the non-recourse carve-out guarantors executed a master lease on the dark Callison space. The master lease has a 12-year term at the same rental rates as the existing Callison lease. See “Callison Master Lease” herein.

(5)	The Multifamily space consists of 32 total multifamily units totaling 33,305 sq. ft. Based on the rent roll dated November 1, 2015, the 32 units were 100.0% leased (inclusive of one employee occupied unit which does not generate any rental revenue).

(6)	Total Occupied Collateral is based on the weighted average occupancy of the leased sq. ft. for the office, retail and multifamily components.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

Unit Mix Summary(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Total Size (Sq. Ft.)	Average Monthly Rental Rate Per Unit	Average Monthly Rental Rate PSF	Average Market Monthly Rental Rate Per Unit
1-Bed/1-Bath	16	50.0%	16	100.0%	869	13,904	$2,494	$2.87	$2,503
2-Bed/2-Bath(2)	16	50.0%	16	100.0%	1,213	19,401	$3,284	$2.71	$3,472
Total / Wtd. Avg.	32	100.0%	32	100.0%	1,041	33,305	$2,889	$2.78	$2,988

(1)	Based on rent roll dated November 1, 2015.

(2)	One of the 2-Bed/2-Bath units is employee occupied and does not generate any rental revenue.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	2	5,654	4.3%	5,654	4.3%	$54.52	3.5%	3.5%
2017	2	6,173	4.7%	11,827	9.0%	$65.36	4.6%	8.1%
2018	3	19,502	14.8%	31,329	23.8%	$78.50	17.5%	25.7%
2019	2	27,449	20.9%	58,778	44.7%	$31.19	9.8%	35.5%
2020	1	1,304	1.0%	60,082	45.7%	$64.89	1.0%	36.4%
2021	1	6,370	4.8%	66,452	50.5%	$254.60	18.6%	55.0%
2022	1	13,607	10.3%	80,059	60.9%	$75.60	11.8%	66.8%
2023	3	9,318	7.1%	89,377	68.0%	$139.51	14.9%	81.6%
2024	0	0	0.0%	89,377	68.0%	$0.00	0.0%	81.6%
2025	0	0	0.0%	89,377	68.0%	$0.00	0.0%	81.6%
2026	1	1,538	1.2%	90,915	69.2%	$321.46	5.7%	87.3%
Thereafter	0	0	0.0%	90,915	69.2%	$0.00	0.0%	87.3%
Multifamily(3)	32	33,305	25.3%	124,220	94.5%	$33.31	12.7%	100.0%
Vacant	NAP	7,250	5.5%	131,470	100.0%	NAP	NAP
Total / Wtd. Avg.	48	131,470	100.0%			$70.34	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)	Annual U/W Base Rent PSF is inclusive of approximately $444,328 in base rent steps.

(3)	Multifamily consists of 32 total multifamily units totaling 33,305 sq. ft. Based on the rent roll dated November 1, 2015, the 32 units were 100.0% leased (inclusive of one employee occupied unit which does not generate any rental revenue).

Major Office Tenants.

Callison (17,096 sq. ft.; 13.0% of NRA; 15.6% of U/W Base Rent) Callison is a global architecture and design firm with 10 offices on three continents. Founded in 1975, the firm focuses on retail, corporate, mixed use, urban planning, residential, hospitality and healthcare markets worldwide. The company is responsible for the design of more than 214 million sq. ft. of commercial and retail space each year. With approximately 900 employees in offices in Seattle, Los Angeles, Mexico City, Dallas, Scottsdale, New York, London, Dubai, Beijing and Shanghai, Callison is one of the largest design firms based in the United States. In October 2014, Callison was acquired by ARCADIS (Euronext: ARCAD), a Netherlands based, leading global natural and built asset design and consultancy firm. ARCADIS was established in 1888, currently employs approximately 28,000 people, operates over 350 offices in over 40 countries, is active in projects in over 70 countries and generated approximately €2.6 billion in revenue as of year-end 2014.

Upon the acquisition of Callison, ARCADIS consolidated its operations and closed the Promenade Gateway Property location. As a result, the Callison space is currently dark but the tenant continues to pay rent and has executed a sublease for 100.0% of its space to ZipRecruiter, an existing tenant at the Promenade Gateway Property. In addition, at origination, the borrower and the non-recourse carve-out guarantors executed a master lease (the “Callison Master Lease”) on the dark Callison space. See “Callison Master Lease” herein.

Morgan Stanley (13,607 sq. ft.; 10.3% of NRA; 11.8% of U/W Base Rent; A/A3/A- by Fitch/Moody’s/S&P) Morgan Stanley is a financial holding company that provides various financial products and services to corporations, governments, financial institutions and individuals worldwide. Morgan Stanley’s business segments include Institutional Securities, which offer financial advisory services on mergers and acquisitions and capital-raising services; Wealth Management, which provides comprehensive financial services to high net worth individuals and small to medium sized businesses; and Investment Management, which provides traditional asset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

management, alternative investments, merchant banking and real estate investing services. As of year-end 2014 Morgan Stanley had 55,802 employees worldwide and reported net revenue of approximately $34.3 billion.

Morgan Stanley has been at the Promenade Gateway Property since 1988 and has renewed its lease three times. In November 2015, the tenant notified the borrower of their desire to amend and extend their lease term through January 2022, approximately 15 months prior to their existing lease maturity in January 2017. Morgan Stanley’s base rent would increase from $59.78 PSF as of February 1, 2016, to $75.60 PSF on February 1, 2017 (subject to 4.0% annual increases thereafter), representing a 26.5% increase in base rent. The tenant has one, five-year extension option remaining under the current lease and would have one, five-year extension option remaining under the proposed lease amendment.

Major Retail Tenants.

AMC Theaters (22,534 sq. ft.; 17.1% of NRA; 6.4% of U/W Base Rent; NR/NR/B+ by Fitch/Moody’s/S&P) AMC Theaters operates as a theatrical exhibition company in the United States and internationally. As of December 31, 2014, the company owned, operated, or held interests in 348 theatres with a total of 4,960 screens primarily in North America. The company was founded in 1920 and is headquartered in Leawood, Kansas. AMC is traded on the NASDAQ (TKR: AMC) and as of September 2015, had a market cap of approximately $2.45 billion and reported net revenue of approximately $103.8 million.

AMC Theaters currently operates a four-screen theater, has been at the Promenade Gateway Property since 1989 and has renewed its lease twice, most recently in October 2014. Additionally, in April 2015, AMC Theaters upgraded all four theaters to the AMC’s Cinema Suite format, an upscale movie theater with comfortable, premium recliners and reopened in July 2015. The tenant has two, five-year extension options remaining and historical tenant sales are presented below.

AMC Theaters Historical Sales
Year(1)	Annual Sales $	Sales Per Screen $
2010	$1,674,226	$418,556
2011	$1,560,088	$390,022
2012	$1,519,157	$379,789
2013	$1,564,175	$391,044
2014	$1,417,346	$354,337
(1)	Based on T-12 ending October 31, for the specified year.

Lululemon (6,370 sq. ft.; 4.8% of NRA; 18.6% of U/W Base Rent) Founded in 1998, Lululemon is a Vancouver, BC based yoga-inspired athletic apparel company. The company’s products include pants, shorts, tops and jackets designed for healthy lifestyle activities and athletic pursuits. As of February 1, 2015, Lululemon operated 302 corporate-owned stores in the U.S., Canada, Australia, New Zealand, the UK and Singapore. Lululemon is traded on the NASDAQ (TKR: LULU), has a market cap of $7.57 billion and reported net revenue of $453 million for Q2 2015. The tenant has one, five-year extension option remaining.

The Market. The Promenade Gateway Property is located within the Santa Monica submarket. As of Q3 2015, the Santa Monica office submarket contained 563 properties totaling approximately 15.4 million sq. ft. with an overall vacancy rate of 11.7%. As of Q3 2015, the Santa Monica retail submarket contained 766 properties totaling approximately 6.5 million sq. ft. with an overall vacancy rate of 2.7%. As of Q3 2015, the Santa Monica multifamily submarket reported a total apartment inventory of 18,664 units with an overall vacancy rate of 3.0%. According to the appraiser, the Promenade Gateway Property’s office and retail tenants are subject to leases that are on average approximately 23.4% below market while the appraiser concluded a stabilized occupancy of 96.0%. The remaining appraisal assumptions for the Promenade Gateway Property are below.

Appraisal Market Rent Assumptions(1)
	Office	Theater	General Retail	Food Retail
Sq. Ft.(2)	61,027	22,534	11,120	3,484
Appraiser Market Rent (Per Sq. Ft.)	$78.00	$33.00	$360.00	$90.00
Rent Type	FSG	NNN	NNN	NNN

(1)	Source: Appraisal.

(2)	Based on rent roll dated November 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 7/31/2015	U/W	U/W PSF
Base Rent (Office and Retail)(1)	$5,698,456	$6,209,343	$6,883,222	$6,926,680	$7,183,933	$54.64
Base Rent (Multifamily)	866,294	868,985	955,349	984,720	1,109,400	8.44
Base Rent Steps	0	0	0	0	444,328	3.38
Vacant Gross Up (Office)	0	0	0	0	565,500	4.30
Gross Potential Rent	$6,564,750	$7,078,328	$7,838,571	$7,911,400	$9,303,161	$70.76
Total Recoveries	283,655	304,104	400,156	382,143	425,055	3.23
Parking Income	291,877	258,343	229,050	224,835	224,835	1.71
Other Income	174,563	7,996	4,460	3,784	3,784	0.03
Less: Vacancy(2)	0	0	0	0	(565,500)	(4.30)
Effective Gross Income	$7,314,845	$7,648,771	$8,472,237	$8,522,162	$9,391,335	$71.43
Total Operating Expenses(3)	1,471,623	1,489,334	1,465,026	1,500,463	1,819,032	13.84
Net Operating Income	$5,843,222	$6,159,437	$7,007,211	$7,021,699	$7,572,303	$57.60
TI/LC	0	0	0	0	73,624	0.56
Capital Expenditures	0	0	0	0	22,725	0.17
Net Cash Flow	$5,843,222	$6,159,437	$7,007,211	$7,021,699	$7,475,954	$56.86
(1)	U/W Base Rent (Office and Retail) includes rent under the Callison lease and the M.A.C. Cosmetics Inc. lease (which tenant is not currently in occupancy).

(2)	U/W Vacancy is based on 5.8% of the combined Gross Potential Rent and Total Recoveries.

(3)	U/W Total Operating Expenses includes a management fee equal to 3.0% of Effective Gross Income. The Promenade Gateway Property is self-managed and no management fee has been collected historically.

Property Management. The Promenade Gateway Property is self-managed.

Lockbox / Cash Management. The Promenade Gateway Loan is structured with a springing hard lockbox and springing cash management. Upon the commencement and during the continuance of a Cash Management Period (as defined below), the borrower is required to establish a clearing account into which all rents will be deposited and, with respect to the office and retail tenants at the Promenade Gateway Property, the borrower delivered to Lender (to be held in escrow) tenant direction letters instructing such tenants to deliver their rent directly to the clearing account during a Cash Management Period. During a Cash Management Period, all amounts on deposit in the clearing account will be swept daily into a lender controlled account.

A “Cash Management Period” will occur (i) upon an event of default, (ii) on the stated maturity date or (iii) if the debt service coverage ratio falls below 1.10x for any calendar quarter (until such time that the debt service coverage ratio is at least 1.10x for two consecutive quarters).

Initial Reserves. At origination, the borrower deposited (i) $200,000 into an AMC Theaters Conversion reserve account, (ii) $120,000 into a tax reserve account and (iii) $21,500 into an insurance reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $53,200, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $3,900, into an insurance reserve account, (iii) $1,894 into a replacement reserve account (comprised of $1,227.11 and $666.67 for the commercial components and residential components, respectively), subject to a cap of $45,450 and (iv) $6,135 into a TI/LC reserve account, subject to a cap of $300,000.

Callison Master Lease. At origination, the borrower and the non-recourse carve-out guarantors executed a master lease related to the space leased to Callison (the “Callison Space”), which is currently dark space. The Callison Master Lease has a 12-year term at the same rental rates as under the existing Callison lease (the “Callison Lease”). The borrower may lease the Callison Space pursuant to one or more replacement leases on market terms and conditions, including that any such lease has a minimum five-year term (each, a “Master Lease Replacement Lease”). The Callison Master Lease will automatically terminate (i) when the aggregate rent obligations under the Master Lease Replacement Leases is greater than or equal to the rent due under the Callison Lease or (ii) if the Net Cash Flow (as defined in the loan documents) debt yield (calculated without taking into account rent payable under the Callison Lease or Callison Master Lease, but giving effect to rent payable under the Master Lease Replacement Leases) is greater than or equal to 6.75%.

“Net Cash Flow” means the net operating income of the Promenade Gateway Property on a cash basis of accounting after (x) deducting (i) any rent from (a) any dark tenant or from any tenant who provided notice that it intends to discontinue their business at the Promenade Gateway Property (each such tenant, a “Dark Tenant” and any rent from a Dark Tenant, “Dark Rent”) or (b) any tenant that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

is subject to an insolvency proceeding and (ii) non-recurring extraordinary items of income, and (y) making adjustments for market vacancies (not to exceed 6.0%) and required ongoing reserves.

Notwithstanding the foregoing, Dark Rents will not be excluded from Net Cash Flow if (a) in the aggregate the Dark Rent comprises no more than 20.0% of the total rent due at the Promenade Gateway Property (excluding rent due under the Callison Lease and Callison Master Lease), (b) each Dark Tenant is paying rent and not otherwise in default under its related lease and (c) the borrower deposits an amount equal to $20.00 PSF, with respect to such Dark Tenant, into the TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1453-1457 3rd Street Promenade Santa Monica, CA 90401	Collateral Asset Summary – Loan No. 3 Promenade Gateway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 50.0% 1.81x 8.4%

Van Nuys
Burbank
Glendale
Griffith Park
Hollywood
Beverly Hills
West Hollywood
Los Angeles
DTLA
Santa Monica
Culver City
Venice
Vernon
Marina Del Rey
Playa Vista
Huntington Park
Los Angeles International Airport (LAX)
Inglewood
South Gate
El Segundo
Hawthorne
Lynwood
Manhattan Beach
Gardena
Santa Monica
Colorado/ 17th Street
Colorado/ 4th Street
Memorial Park
Woodlawn Cemetery
Santa Monica College
Santa Monica UCLA Medical Center
Christine Emerson Reed Park
Santa Monica High School
Promenade Gateway
1453-1457 3rd Street Promenade
Santa Monica, CA 90401
Third Street Promenade
Santa Monica Place
Tongva Park
Palisades Park
Pacific Coast Hwy
Ocean Ave
Santa Monica State Beach
Santa Monica Pier
Santa Monica Bay
Euclid St
Lincoln Blvd
Wilshire Blvd
Santa Monica Blvd
Broadway
Colorado Ave
Olympic Blvd
Main St
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Jack Rudin; William C. Rudin; Eric C. Rudin; Beth Rudin DeWoody
Borrower:	32 Sixth Avenue Company LLC
Original Balance(1):	$57,500,000
Cut-off Date Balance(1):	$57,500,000
% by Initial UPB:	5.6%
Interest Rate:	4.8320%
Payment Date:	1st of each month
First Payment Date:	December 1, 2015
Maturity Date:	November 1, 2025
Amortization:	Interest Only
Additional Debt(1)(2):	$367,500,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection:	L(25), YM1(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$3,908,742	Springing
Free Rent:	$1,796,381	$0

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$365
Balloon Balance / Sq. Ft.:	$365
Cut-off Date LTV:	55.2%
Balloon LTV:	55.2%
Underwritten NOI DSCR:	2.00x
Underwritten NCF DSCR:	1.88x
Underwritten NOI Debt Yield:	9.8%
Underwritten NCF Debt Yield:	9.2%
Underwritten NOI Debt Yield at Balloon:	9.8%
Underwritten NCF Debt Yield at Balloon:	9.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1932 / 1999
Total Sq. Ft.:	1,163,051
Property Management:	Rudin Management Co. Inc.
Underwritten NOI:	$41,740,653
Underwritten NCF:	$39,233,948
Appraised Value:	$770,000,000
Appraisal Date:	August 4, 2015

Historical NOI
Most Recent NOI:	$40,711,382 (T-12 September 30, 2015)
2014 NOI:	$39,628,360 (December 31, 2014)
2013 NOI(5):	$42,424,058 (December 31, 2013)
2012 NOI(5):	$38,188,911 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	99.6% (August 12, 2015)
2014 Occupancy:	99.2% (December 31, 2014)
2013 Occupancy:	98.7% (December 31, 2013)
2012 Occupancy:	98.7% (December 31, 2012)
(1)	The 32 Avenue of the Americas Whole Loan is evidenced by five pari passu notes in the aggregate original principal amount of $425.0 million. The non-controlling Note A-5, with an original principal balance of $57.5 million, will be included in the COMM 2016-CCRE28 mortgage trust. The pari passu companion loans are comprised of the controlling Note A-1 with an original balance of $125.0 million, which was included in the JPMBB 2015-C33 mortgage trust, the non-controlling Note A-2, with an original principal balance of $100.0 million, which was included in the JPMCC 2015-JP1 mortgage trust, the non-controlling Note A-4, with an original balance of $70.0 million, which was included in the COMM 2015-LC23 mortgage trust, and the non-controlling Note A-3, with an aggregate original principal balance of $72.5 million which is expected to be held by JPM or an affiliate, or a securitization transaction as to which JPM is a loan seller. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 32 Avenue of the Americas Whole Loan.

(5)	The increase in 2013 NOI from 2012 NOI is attributed to approximately $3.5 million in lease termination fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

Tenant Summary
Tenant		Net Rentable Area (Sq. Ft.)	% of Net Rentable Area		% of Total U/W Base Rent	Lease Expiration
	Ratings (Fitch/Moody’s/S&P)(1)			U/W Base Rent PSF

Office Tenants
AMFM Operating, Inc.	NR/NR/CCC+	169,304	14.6%	$40.07	11.3%	9/30/2022
Dentsu Holdings USA, Inc.(2)(3)	NR/NR/NR	168,891	14.5%	$39.23	11.0%	Various(4)
University of Cambridge(2)	NR/Aaa/NR	64,256	5.5%	$36.16	3.9%	1/31/2022
Subtotal / Wtd. Avg.		402,451	34.6%	$39.10	26.2%
Remaining Office Space		185,936	16.0%	$36.11	11.2%
Total / Wtd. Avg. Office Space		588,387	50.6%	$38.15	37.4%

Data Center Tenants
CenturyLink Communications, LLC(2)(3)	BB+/Ba2/BB	165,034	14.2%	$53.97	14.8%	8/31/2020
Telx(5)	BBB/Baa2/BBB	51,915	4.5%	$70.54	6.1%	7/31/2033
Telx Meet Me Room	BBB/Baa2/BBB	27,328	2.3%	$256.88	11.7%	7/31/2033
MCI Communications Services, Inc	NR/NR/NR	58,775	5.1%	$55.25	5.4%	9/30/2025
Subtotal / Wtd. Avg.		303,052	26.1%	$75.35	38.1%
Remaining Data Center Space		264,288	22.7%	$54.76	24.1%
Total / Wtd. Avg. Data Center Space		567,340	48.8%	$65.76	62.2%

Starbucks		2,900	0.2%	$43.79	0.2%	2/28/2025
Other(6)		0	0.0%	NAP	0.2%
Total / Wtd. Avg. Occupied		1,158,627	99.6%	$51.79	100.0%
Vacant		4,424	0.4%
Total / Wtd. Avg.		1,163,051	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	In addition to the 168,891 sq. ft. leased by Dentsu Holdings USA, Inc., the tenant is also subleasing approximately 44,514 sq. ft. from CenturyLink Communications, LLC through August 2020. Dentsu Holdings USA, Inc. has also agreed to sub-lease the full 64,256 sq. ft. University of Cambridge space effective January 1, 2016 which will bring its total leased space to 277,661 sq. ft., or 23.9% of NRA.

(3)	Of the 165,034 sq. ft. leased by CenturyLink Communications, LLC at the 32 Avenue of the Americas Property, the 44,514 sq. ft. space on the 16th floor is subleased to Dentsu Holdings USA, Inc. through the end of the lease term in August 2020.

(4)	Dentsu Holdings USA, Inc. has leases for 99,184 sq. ft. that expire in September 2021, 32,862 sq. ft. that expire in December 2023 and 36,845 sq. ft. that expire in August 2025.

(5)	Telx has three additional sub-leased spaces totaling 60,759 sq. ft. effective May 2016 that are not included as part of the Telx space in the above chart. In addition, a free rent reserve was established in the amount of $1,577,928 for free rent from May 2016 to October 2016.

(6)	Other includes rent received from the use of cooling towers, generators, and antennas and consists of $122,352 in U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	4	1,940	0.2%	1,940	0.2%	$27.89	0.1%	0.1%
2016	5	18,324	1.6%	20,264	1.7%	$32.10	1.0%	1.1%
2017	5	16,695	1.4%	36,959	3.2%	$33.18	0.9%	2.0%
2018	7	42,182	3.6%	79,141	6.8%	$42.98	3.0%	5.0%
2019	2	13,589	1.2%	92,730	8.0%	$33.07	0.7%	5.8%
2020	8	168,534	14.5%	261,264	22.5%	$53.63	15.1%	20.8%
2021	6	151,254	13.0%	412,518	35.5%	$33.04	8.3%	29.2%
2022	26	313,378	26.9%	725,896	62.4%	$39.23	20.5%	49.6%
2023	8	114,719	9.9%	840,615	72.3%	$54.92	10.5%	60.1%
2024	0	0	0.0%	840,615	72.3%	$0.00	0.0%	60.1%
2025	11	129,017	11.1%	969,632	83.4%	$55.57	11.9%	72.1%
2026	0	0	0.0%	969,632	83.4%	$0.00	0.0%	72.1%
Thereafter	13	188,995	16.2%	1,158,627	99.6%	$88.60	27.9%	100.0%
Vacant	NAP	4,424	0.4%	1,163,051	100.0%	NAP	NAP
Total / Wtd. Avg.	95	1,163,051	100.0%			$51.79	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The Loan.    The 32 Avenue of the Americas loan (the “32 Avenue of the Americas Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 27-story Class A office and data center building consisting of 1,163,051 sq. ft. located at 32 Avenue of the Americas in New York, New York (the “32 Avenue of the Americas Property”). The 32 Avenue of the Americas Loan is evidenced by the non-controlling Note A-5, with an original principal balance of $57.5 million, which will be included in the COMM 2016-CCRE28 mortgage trust. The controlling Note A-1, with an original principal balance of $125.0 million, which was securitized in the JPMBB 2015-C33 transaction, the non-controlling Note A-2 with an original principal balance of $100.0 million, which was securitized in the JPMCC 2015-JP1 transaction, the non-controlling Note A-4, with an original principal balance of $70.0 million, which was securitized in the COMM 2015-LC23 transaction, and the non-controlling Note A-3 with an aggregate original principal balance of $72.5 million which is expected to be held by JPM, or an affiliate, are pari passu companion loans (and together with the 32 Avenue of the Americas Loan, the “32 Avenue of the Americas Whole Loan”).

The relationship between the holders of the 32 Avenue of the Americas Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – 32 Avenue of the Americas Whole Loan” in the accompanying Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$125,000,000	$125,000,000	JPMBB 2015-C33	Yes
Note A-2	$100,000,000	$100,000,000	JPMCC 2015-JP1	No
Note A-3	$72,500,000	$72,500,000	JPM	No
Note A-4	$70,000,000	$70,000,000	COMM 2015-LC23	No
Note A-5	$57,500,000	$57,500,000	COMM 2016-CCRE28	No
Total	$425,000,000	$425,000,000

The 32 Avenue of the Americas Whole Loan has a 10-year term and pays interest only for the term of the loan. The 32 Avenue of the Americas Whole Loan accrues interest at a fixed rate equal to 4.8320% per annum and has a cut-off date balance of $425.0 million. Loan proceeds were used to refinance previous debt of approximately $371.6 million, fund upfront reserves of approximately $5.7 million, pay approximately $3.4 million in closing costs and return approximately $44.3 million to the borrower. Based on the appraised value of $770.0 million as of August 4, 2015, the cut-off date LTV is 55.2%. The most recent prior financing of the 32 Avenue of the Americas Property was included in the BSCMS 2007-PWR17 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$425,000,000	100.0%	Loan Payoff(1)	$371,570,253	87.4%
			Reserves	$5,705,123	1.3%
			Closing Costs	$3,387,104	0.8%
			Return of Equity	$44,337,521	10.4%
Total Sources	$425,000,000	100.0%	Total Uses	$425,000,000	100.0%

(1) Includes a prepayment penalty of approximately $41.3 million.

The Borrower / Sponsor.    The borrower, 32 Sixth Avenue Company LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower are Jack Rudin, William C. Rudin, Eric C. Rudin and Beth Rudin DeWoody, the managing members of Rudin Management Co. Inc. There is no separate non-recourse carve-out guarantor or environmental indemnitor for the 32 Avenue of the Americas Whole Loan.

Jack Rudin, William C. Rudin, Eric C. Rudin and Beth Rudin DeWoody are the managing members of Rudin Management Co. Inc., which owns and manages one of the largest privately owned commercial and residential property portfolios in New York. The company was founded in the early 1920’s and is based in New York, New York. The firm owns and manages 16 office buildings containing approximately 15.0 million sq. ft. and 20 apartment buildings comprising over 5.0 million sq. ft. Office properties owned by the Rudin family include 3 Times Square, 345 Park Avenue, 355 Lexington Avenue, 415 Madison Avenue, 40 East 52nd Street, 560 Lexington Avenue, 845 Third Avenue, 1675 Broadway and 641 Lexington Avenue in Midtown Manhattan and 80 Pine Street, 55 Broad Street, One Whitehall Street, One Battery Park Plaza and 110 Wall Street in Downtown Manhattan.

The Property. The 32 Avenue of the Americas Property is a 27-story, 1,163,051 sq. ft., Class A office and data center located in Manhattan’s TriBeCa neighborhood. The 32 Avenue of the Americas Property was built in 1932 and was originally known as the AT&T Long Lines Building. In 1956, the first transatlantic telephone call via cable was switched through the 32 Avenue of the Americas Property, which connected Europe with the North American long distance network, linking New York with 360 cities in the United States and Canada via wire for the first time in history. In 1989, the New York City Landmarks Preservation Commission designated the 32 Avenue of the Americas Property as a historic landmark. Access to the 32 Avenue of the Americas Property is provided with an in-building subway entrance to the A, C and E lines which provide access to Manhattan’s West Side, Queens, Brooklyn and the Bronx. Penn Station is three stops from the 32 Avenue of the Americas Property via an express train. Within two blocks are the 6, N and Q subway lines. Buses run east/west on Canal Street and north on Hudson Street. The 32 Avenue of the Americas Property is located one block from the entrance to the Holland Tunnel, which provides access to New Jersey and New York's outer boroughs, and is in close proximity to both the West Side Highway and Manhattan Bridge.

As of August 12, 2015, the 32 Avenue of the Americas Property was 99.6% occupied by 28 office, data center and telecommunications tenants. The occupied space consists of approximately 50.8% office space and approximately 49.0% data center/telecommunications space and a retail space leased by Starbucks. From 2007 to 2014, average annual occupancy at the 32 Avenue of the Americas Property has been 97.3% and has not fallen below 93.1%.

In 1999, Rudin Management Co. Inc. purchased the 32 Avenue of the Americas Property, with the intention of continuing the building’s legacy as a telecommunications center and has since invested approximately $100.0 million ($86 PSF) in renovations to the building. Renovations included restoration projects and installation of new infrastructure to host wireless technology. The 32 Avenue of the Americas Property infrastructure has heavy floor loads, expansive electrical capacity and connections to the fiber optic network which benefit telecommunications tenants. The building is also equipped with its own power generating station in the basement, making it suitable for technology companies. The 27,328 sq. ft. connection center, known as “The HUB”, is located on the 24th floor and includes data storage services and a “Meet-Me-Room” that can physically connect different companies’ networks. The Meet-Me-Room is currently operated by Telx, which signed a 20-year lease for the space in 2013. According to Telx, its operations at the 32 Avenue of the Americas Property provide access to over 400 carriers, ISPs, and enterprise networks, making it one of the most connected buildings in the United States.

Environmental Matters. The Phase I environmental report dated August 4, 2015 recommended the continued implementation of an asbestos operations and maintenance plan at the 32 Avenue of the Americas Property, which is currently in place.

Major Tenants.

AMFM Operating, Inc. (Office tenant; 169,304 sq. ft.; 14.6% of NRA; 11.3% of U/W Base Rent; CCC+ by S&P) AMFM Operating, Inc. (dba iHeartMedia Inc.) owns and operates radio stations throughout the United States. The company also sells national spot advertising time for clients in the radio and television industries. Since March of 2004, AMFM Operating, Inc. has operated as a subsidiary of iHeartMedia, Inc. iHeartMedia, Inc. is a leading media company that delivers music, news, talk, sports and other content to diverse audiences across multiple platforms. iHeartMedia is the nation’s largest owner of radio stations with over 850 full-power AM and FM radio stations throughout the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

AMFM Operating, Inc. has been at the 32 Avenue of the Americas Property since 2007 and has one five-year renewal option remaining. The tenant does not have any termination options.

Dentsu Holdings USA, Inc. (Office tenant; 168,891 sq. ft.; 14.5% of NRA; 11.0% of U/W Base Rent) Dentsu Holdings USA, Inc. operates as a subsidiary of Dentsu Inc., an international advertising and public relations company based in Japan. Dentsu Inc. offers a range of services, from traditional and creative marketing to more specialized areas such as sports marketing, feature film production and broadcasting rights, public relations, digital contents and a growing range of communication services. Dentsu Inc. is the largest Japanese advertising company in terms of net sales and the No. 1 advertising company in the domestic market. Dentsu Holdings USA, Inc. was founded in 1983 and is headquartered at the 32 Avenue of the Americas Property.

Dentsu Holdings USA, Inc. does not have any termination or renewal options. In addition to the 168,891 sq. ft. leased by Dentsu Holdings USA, Inc., the tenant is also subleasing approximately 44,514 sq. ft. from CenturyLink Communications, LLC through August 2020. Dentsu Holdings USA, Inc. also agreed to sub-lease the 64,256 sq. ft. University of Cambridge space effective January 2016 through January 2022, which brings its total leased space to 277,661 sq. ft., or 23.9% of NRA. University of Cambridge has a lease on this space through January 2022 and does not have any termination options.

CenturyLink Communications, LLC (Data Center tenant; 165,034 sq. ft.; 14.2% of NRA; 14.8% of U/W Base Rent; BB+/Ba2/BB by Fitch/Moody’s/S&P) CenturyLink Communications, LLC is a subsidiary of CenturyLink Corporate (NYSE: CTL), a global communications, hosting, cloud and IT services company. CenturyLink Corporate offers network and data systems management, big data analytics and IT consulting, and operates over 55 data centers in North America, Europe and Asia. The company is the third-largest telecommunications company in the United States in terms of lines served, behind AT&T and Verizon.

CenturyLink Communication, LLC has been at the 32 Avenue of the Americas Property since 2000 and has one five-year renewal option. The tenant does not have any termination options. Of the 165,034 sq. ft. leased at the 32 Avenue of the Americas Property, the 44,514 sq. ft. space on the 16th floor is subleased to Dentsu Holdings USA, Inc. through the end of the lease term in August 2020.

Telx (Data Center tenant; 79,243 sq. ft.; 6.8% of NRA; 17.8% of U/W Base Rent; BBB/Baa2/BBB by Fitch/Moody’s/S&P) Telx is a provider of interconnection and data center services headquartered at 1 State Street in New York, New York. Founded in 2000, Telx serves a broad range of industries from 20 data centers located across 13 US markets, including three facilities in the New York metropolitan area.

In October 2015, Digital Realty (BBB/Baa2/BBB by Fitch/Moody’s/S&P), one of the leading data center operators and developers, acquired Telx in a transaction valued at approximately $1.9 billion. Digital Realty Trust is a publicly traded Real Estate Investment Trust on the New York Stock Exchange (NYSE: DLR).

Telx exclusively manages and operates The HUB, which includes the 32 Avenue of the Americas Property’s signature Meet-Me-Room that aggregates voice, data and wireless service providers in a single space. Telx has agreed to sublease an additional 60,759 sq. ft. from Tata effective May 2016 through July 2033, which will bring its leased space to 140,002 sq. ft., or 12.0% of NRA. A free rent reserve was established for the Telx space in the amount of $1,577,928 for free rent from May 2016 to October 2016. Telx has one five-year renewal option remaining and does not have any termination options.

The Market. The 32 Avenue of the Americas Property is located within the City Hall sub district of Downtown Manhattan in the neighborhood of TriBeCa. The district is serviced by the A, C, E, 1, 2, and 3 subway trains, which also provide access to Manhattan’s West Side, Queens, Brooklyn and the Bronx. There is also transportation linkage to New Jersey via the Holland Tunnel, which is located 0.5 mile north of the 32 Avenue of the Americas Property. The local area is composed predominantly of multi-story warehouse and industrial loft buildings that have generally been converted to commercial and residential uses.

Data Center Market. New York City benefits from numerous connections with the rest of the country; in addition, there are more than 10 undersea cables with landings near New York City that connect it with international destinations, especially in Europe. The New York data center market includes 124 active data centers and 59 data center providers which supply the region with about 500 megawatts of power dispersed throughout 3.7 million sq. ft. of data center space. The New York metro area multi-tenant data center market is considered to be composed of Manhattan, Brooklyn, Long Island/northern New Jersey, Jersey City and adjacent townships. There are connectivity hubs at New York carrier hotels including 111 8th Avenue, 60 Hudson Street and the 32 Avenue of the Americas Property. Other supporting submarkets include the small and medium sized regional businesses as well as high-frequency/low-latency trading market. Another key feature in this market is the exchanges between trading centers given the city’s role in financial services.

The most recent data space leases at the 32 Avenue of the Americas Property were signed by Telx for 60,579 sq. ft. beginning in May 2016. Telx signed leases for a weighted average rate of $59.52 PSF, which is a 19.9% increase over the average in-place rent of $49.65 PSF for the remaining data tenants (excluding the Meet-Me-Room space, which is leased for $220.67 PSF). Moreover, leases signed by data center tenants in 2013 or later (excluding the Meet-Me-Room space) have an average rental rate of $58.99 PSF, a 25.3% increase over leases signed by data center tenants prior to 2013, which average $47.07 PSF.

The appraiser concluded to market rents of $60.00 PSF for telecom leases and $50.00 PSF for the telecom support floor (floor 15).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

Office Market. According to the appraisal, the Downtown Manhattan office market remains competitive due to its pricing and growing attractiveness to both residents and employers. The market has moved away from being dominated by financial services firms and now benefits from greater industrial diversity. This trend has been helped by creative and tech firms moving south after being priced out of the tight Midtown South office market. The previous oversupply of space is beginning to be absorbed by renewed interest in the Downtown market. According to a local business alliance, 10.0 million sq. ft. of office space has been converted to residential or hotel use since 2004, and another 5.1 million sq. ft. of space is in the potential conversion pipeline. The residential conversions have the added benefit of removing excess office supply from the market.

The Downtown Manhattan office inventory of 87.8 million sq. ft. is segmented into five major submarkets, with the 32 Avenue of the Americas Property located within the City Hall submarket. Asking rents for the submarket climbed to $58.25 PSF during the second quarter of 2015, a 14.1% increase since the beginning of the year. Additionally, Downtown Manhattan asking rents saw the largest increase of the three major markets, rising 18.4% percent from Q2 2014. The Q2 2015 Downtown Manhattan Class A overall asking rents are also up 15.1% over the past year, primarily as a result of top-end space added to the market. The City Hall submarket contains nearly 12.8 million sq. ft. of office space, with approximately 6.6 million sq. ft. of Class A space. The City Hall submarket maintains the lowest vacancy rate of the Downtown Manhattan market at 1.8%, despite a 0.9% increase during Q2 2015.

The appraiser concluded to market rents of $50.00 PSF for lower floor office leases (floors 1-16) and $56.00 PSF for upper floor office leases (floors 17 and above). Of the 31 buildings surveyed by the appraiser, six office properties were identified as being comparable to the 32 Avenue of the Americas Property.

Competitive Office Buildings(1)
Building	Net Rentable Area	Available Sq. Ft. (Direct)	Direct Occupancy	Direct Asking Rent
32 Avenue of the Americas Property	1,163,051	4,424	99.6%	$50.00 - $56.00(2)
40 Wall Street	1,300,000	38,079	97.1%	$37.00 - $52.00
115 Broadway	409,596	66,463	83.8%	$50.00 - $54.00
75 Varick Street	1,003,920	76,098	92.4%	$79.00 - $79.00
200 Varick Street	426,000	8,385	98.0%	$52.00 - $52.00
388 Greenwich Street	1,600,000	0	100.0%	NAV
100 Avenue of the Americas	302,000	8,682	97.1%	$66.00 - $66.00
Total / Wtd. Avg.(3)	5,041,516	197,707	96.1%	$37.00 - $79.00
(1)	Source: Appraisal.

(2)	Represents the appraiser’s market office rent conclusion for the 32 Avenue of the Americas Property.

(3)	Total / Wtd. Avg. excludes the 32 Avenue of the Americas Property.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 9/30/2015	U/W	U/W PSF
Base Rent(1)	$49,968,339	$52,735,008	$53,123,968	$55,508,378	$60,003,778	$51.59
Value of Vacant Space	0	0	0	0	246,752	0.21
Gross Potential Rent	$49,968,339	$52,735,008	$53,123,968	$55,508,378	$60,250,530	$51.80
Total Recoveries	6,484,754	7,218,925	7,601,119	7,239,232	7,076,221	6.08
Total Other Income(2)	1,944,356	4,021,358	623,286	16,532	153,426	0.13
Less: Vacancy(3)	0	0	0	0	(3,366,338)	(2.89)
Effective Gross Income	$58,397,449	$63,975,291	$61,348,373	$62,764,142	$64,113,840	$55.13
Total Variable Expenses	12,062,859	11,881,526	10,900,906	10,180,509	10,232,836	8.80
Total Fixed Expenses	8,145,679	9,669,707	10,819,107	11,872,251	12,140,351	10.44
Net Operating Income	$38,188,911	$42,424,058	$39,628,360	$40,711,382	$41,740,653	$35.89
TI/LC	0	0	0	0	2,274,094	1.96
Capital Expenditures	0	0	0	0	232,610	0.20
Net Cash Flow	$38,188,911	$42,424,058	$39,628,360	$40,711,382	$39,233,948	$33.73
(1)	Base Rent includes $4,414,782 in step rent through August 2016.

(2)	Total Other Income in 2013 includes approximately $3.5 million in lease termination fees.

(3)	U/W Vacancy represents 5.0% of gross potential income. From 2007 to 2014, vacancy at the 32 Avenue of the Americas Property has averaged 2.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

Property Management.  The 32 Avenue of the Americas Property is managed by Rudin Management Co. Inc., a borrower affiliate.

Lockbox / Cash Management.     The 32 Avenue of the Americas Whole Loan is structured with a hard lockbox and springing cash management. The borrower delivered tenant direction letters requiring all rents, revenues and receipts from the 32 Avenue of the Americas Property to be deposited directly by the tenants into a lender controlled clearing account. Prior to a Cash Sweep Period (as defined below), amounts on deposit in the clearing account are required to be swept daily to the borrower’s account. During a Cash Sweep Period, any amounts on deposit in the clearing account are required to be swept into a lender-controlled deposit account to be opened upon the occurrence of a Cash Sweep Period and applied to payment of all monthly amounts due under the loan documents. During a Cash Sweep Period, all excess cash, after application of funds as required under the loan agreement, will be retained by the lender and held as additional collateral for the 32 Avenue of the Americas Whole Loan.

A "Cash Sweep Period " will commence upon the occurrence or commencement, as applicable, of (i) an event of default, (ii) the DSCR is less than 1.15x for two consecutive calendar quarters based on the trailing-3 month period (a “DSCR Trigger Event”) or (iii) a bankruptcy action by the borrower or manager and will end if, (a) with respect to (i) above, the default is cured, (b) with respect to (ii) above, the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters based on the trailing-3 month period and (c) with respect to (iii) above, the manager is replaced with a qualified manager within 60 days of such bankruptcy action, but for the avoidance of doubt, in no event does the borrower have the ability or right to cure a Cash Sweep Period caused by a bankruptcy action of the borrower.

Initial Reserves.    At origination, the borrower deposited (i) $3,908,742 into the TI/LC reserve for tenant improvements and leasing commissions under existing leases and (ii) $1,796,381 into a free rent reserve for the Telx and Impact Digital tenants.

Ongoing Reserves.    Ongoing monthly reserves were waived at origination. During the continuance of (a) an event of default, (b) a DSCR Trigger Event or (c) with respect to taxes only, if the borrower fails to pay taxes when due, fails to deliver evidence of such payment to lender or fails to pay for a tax monitoring service, the borrower will be required to make monthly deposits of (i) 1/12 of the taxes payable in the next 12 months to the tax reserve account, (ii) 1/12 of the insurance premiums payable in the next 12 months, so long as an acceptable blanket insurance policy is no longer in place, to the insurance reserve account, (iii) $19,384 to the capital expenditures reserve account and (iv) $193,842 into the TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower may obtain an approved mezzanine loan provided that, among other things, (i) the mezzanine loan has a term that is coterminous with the 32 Avenue of the Americas Whole Loan, (ii) the combined LTV ratio is less than or equal to 53.7%, (iii) the combined DSCR is greater than or equal to 1.90x, (iv) lender has received rating agency “no downgrade” confirmation and (v) an intercreditor agreement acceptable to lender has been delivered by borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

32 Avenue of the Americas New York, NY 10013	Collateral Asset Summary – Loan No. 4 32 Avenue of the Americas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 55.2% 1.88x 9.8%

MAP © 2015 CARTIFACT · DATA © OSM
CARTIFACT
SOHO
10 Hudson Square
Butterick Building
Library
Soho Square
Spring Street
Trump Soho Ny
Dominick Street
Chelsea Vocational High School
Broome Street
Our Lady Of Vilna
Holland Tunnel Entrance
Hampton Soho
Soho Grand Hotel
Grand Street
1 Hudson Square
205 Hudson
Holland Tunnel Exit
200 Hudson
Hudson Street
Varick Street
Vestry Street
Laight Street
Hubert Street
Ericsson Place
1st Precinct Police
Beach Street
North Moore Street
Franklin Street
Franklin - Hudson Building
Independence Plaza
Harrison Street
TRIBECA
Jay Street
Greenwich Street
Manhattan Community College
Independence Plaza
Duane Street
Duane Park
Washington Market Park
Tribeca Performing Arts Center
West Street
139 Reade
167 Chambers
200 Chambers
Thompson Hotel
Manhattan Brewing Co.
West Broadway
Wooster Street
Greene Street
Mercer Street
Broadway
Crosby Street
Lafayette Street
Centre Street
Cleveland Place
Crosby St Hotel
225
Soho Grand Hotel
Mondrian Soho
Howard Street
Holiday Inn Downtown Manhattan Soho
Azure
Canal Street
St John's Lane
32 Avenue of the Americas
32 Avenue of the Americas
New York, NY 10013
Sixth Avenue (Avenue of the Americas)
Lispenard Street
Church Street
Walker Street
Tribeca Grand Hotel
White Street
Civic Center Synagogue
271 Church
Franklin Street
Civil Courthouse
Criminal Courthouse
Family Courthouse
Leonard Street
88 Leonard
New York Law School
Worth Street
60 Hudson
40 Worth
The Gap Building
Verizon
Thomas Street
Merchants Club
Duane Street
72 Reade
Fd Museum
Reade Street
Cosmopolitan Hotel
Smyth Tribeca
Chambers Street
Church Street
UPPER EAST SIDE
UPPER WEST SIDE
Metropolitan Museum of Art
WEST NEW YORK
ASTORIA
Central Park
LONG ISLAND CITY
Carnegie Hall
Times Square
Rockefeller Center
United Nations
MIDTOWN
Empire State Building
Madison Sq Garden
New York
MANHATTAN
HOBOKEN
JFK Stadium
Hudson River
East River
NYU
SOHO
FINANCIAL DISTRICT
JERSEY CITY
BROOKLYN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 5 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 70.4% 1.78x 12.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 5 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 70.4% 1.78x 12.8%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Sponsor(1):	Oaktree Real Estate Opportunities Fund VI, L.P.; Oaktree Real Estate Opportunities Fund VI (Parallel), L.P.; Oaktree Real Estate Opportunities VI (Parallel 2), L.P.; Clearview Hotel Capital
Borrower:	Arch Hotel Project Owner, LLC
Original Balance(2):	$55,000,000
Cut-off Date Balance(2):	$55,000,000
% by Initial UPB:	5.4%
Interest Rate:	4.5450%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt(2)(3):	$54,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection:	L(23), YM1(90), O(7)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$1,815,000	$151,250
Insurance:	$0	Springing
FF&E:	$0	Springing

Financial Information(5)
Cut-off Date Balance / Room:	$119,780
Balloon Balance / Room:	$102,416
Cut-off Date LTV:	70.4%
Balloon LTV:	60.2%
Underwritten NOI DSCR(6):	2.09x
Underwritten NCF DSCR(6):	1.78x
Underwritten NOI Debt Yield:	12.8%
Underwritten NCF Debt Yield:	10.9%
Underwritten NOI Debt Yield at Balloon:	15.0%
Underwritten NCF Debt Yield at Balloon:	12.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	St. Louis, MO
Year Built / Renovated:	1907 / 1986, 2008-2009
Total Rooms:	910
Property Management:	Hyatt Corporation
Underwritten NOI:	$13,956,673
Underwritten NCF:	$11,880,044
Appraised Value:	$154,900,000
Appraisal Date:	August 25, 2015

Historical NOI
Most Recent NOI:	$13,979,755 (T-12 November 30, 2015)
2014 NOI:	$14,929,436 (December 31, 2014)
2013 NOI:	$11,974,265 (December 31, 2013)
2012 NOI:	$9,769,954 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	69.9% (November 30, 2015)
2014 Occupancy:	71.8% (December 31, 2014)
2013 Occupancy:	73.0% (December 31, 2013)
2012 Occupancy:	69.4% (December 31, 2012)

(1)	The non-recourse carve-out guarantors are Kline Hotel Holdings, LLC and Clearview Hotel Capital, LLC. See “The Borrower / Sponsor” herein.

(2)	The Hyatt Regency St. Louis Whole Loan is evidenced by two pari passu notes, the controlling Note A-1, with an original principal balance of $55.0 million, which will be included in the COMM 2016-CCRE28 mortgage trust, and the non-controlling Note A-2, with an original principal balance of $54.0 million, which will not be included in the trust and is expected to be held by CCRE or an affiliate and transferred to a future securitization.

(3)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Hyatt Regency St. Louis Whole Loan.

(6)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.78x and 2.37x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 5 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 70.4% 1.78x 12.8%

The Loan. The Hyatt Regency St. Louis at The Arch loan (the “Hyatt Regency St. Louis Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 910-room, full service hotel located in St. Louis, Missouri (the “Hyatt Regency St. Louis Property”). The Hyatt Regency St. Louis Loan has an original principal balance of $55.0 million and represents the controlling Note A-1 of a $109.0 million whole loan (the “Hyatt Regency St. Louis Whole Loan”). The Hyatt Regency St. Louis Whole Loan is evidenced by two pari passu notes, the controlling Note A-1, with an original principal balance of $55.0 million, which will be included in the COMM 2016-CCRE28 mortgage trust, and the non-controlling Note A-2, with an original principal balance of $54.0 million, which will not be included in the trust and is expected to be held by CCRE or an affiliate and transferred to a future securitization.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$55,000,000	$55,000,000	COMM 2016-CCRE28	Yes
Note A-2	$54,000,000	$54,000,000	CCRE	No
Total	$109,000,000	$109,000,000

The Hyatt Regency St. Louis Loan has a 10-year term and subsequent to a 24-month interest only period, amortizes on a 30-year schedule. The Hyatt Regency St. Louis Loan accrues interest at a fixed rate equal to 4.5450% and has a cut-off date balance of $55.0 million. The Hyatt Regency St. Louis Whole Loan proceeds, in addition to approximately $27.0 million of cash equity from the loan sponsor, were used to purchase the Hyatt Regency St. Louis Property for $133.5 million, fund upfront reserves of approximately $1.8 million and pay closing costs of approximately $0.7 million. Based on the appraised value of $154.9 million as of August 25, 2015, the cut-off date LTV ratio is 70.4%. The most recent prior financing of the Hyatt Regency St. Louis property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$109,000,000	80.2%	Purchase Price	$133,500,000	98.2%
Sponsor Equity	$26,975,140	19.8%	Reserves	$1,815,000	1.3%
			Closing Costs	$660,140	0.5%
Total Sources	$135,975,140	100.0%	Total Uses	$135,975,140	100.0%

The Borrower / Sponsor. The borrower, Arch Hotel Project Owner, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The borrower is controlled by a joint venture between the affiliated entities that are controlled by Oaktree Capital Management, L.P. and Kline Hotel Holdings, LLC (which is ultimately controlled by Jon Kline, who is the sole member of Clearview Hotel Capital, LLC). The non-recourse carve-out guarantors are Kline Hotel Holdings, LLC and Clearview Hotel Capital, LLC, jointly and severally.

Founded in 1955, Oaktree Capital Management (“Oaktree”) is a global investment management firm with over 900 employees across 17 offices. Oaktree’s global clients are approximately 100 of the 300 largest global pension plans, 74 of the 100 largest U.S. pension plans, 350 endowments and foundations, 14 sovereign wealth funds and 38 of the 50 primary state retirement plans in the United States.  As of September 30, 2015 Oaktree had approximately $100.0 billion in assets under management.

Clearview Hotel Capital, LLC (“Clearview”) is a hotel investment company founded in 2007 by Jon Kline, the current president of Clearview. Clearview has a 15 hotel portfolio comprised of over 6,000 rooms in which they have invested approximately $700.0 million. Jon Kline’s personal equity in the borrower is held in Kline Hotel Holdings, LLC and Kline Real Estate Investors, LLC, both members of the joint venture that controls the borrower.

The Property. The Hyatt Regency St. Louis Property is a 910-room full service hotel located in downtown St. Louis, Missouri. Situated adjacent to the iconic Gateway Arch and Jefferson Expansion Memorial Park, the Hyatt Regency St. Louis Property encompasses 1.70 acres and approximately 1.1 million square feet, making it the second largest hotel in downtown St. Louis behind the 917-room Marriott St. Louis Grand Hotel. The 18-story Hyatt Regency St. Louis Property hotel includes five restaurants and lounges (Ruth’s Chris Steak House, Red Kitchen Bar, Brewhouse Sports Bar, Starbucks, and Regency Club), a three-level underground parking garage with approximately 285 spaces, and a FedEx operated business center.

Additionally, The Hyatt Regency St. Louis Property contains one of the largest meeting and banquet facilities in the market with approximately 80,000 sq. ft. of meeting space, including two ballrooms totaling more than 36,000 sq. ft. The meeting and ballroom space is predominately located on the 2nd and 4th floors with additional event space located on the 18th floor. The 18th floor also features an outdoor terrace overlooking the Gateway Arch and the Mississippi River. Guest rooms at the Hyatt Regency St. Louis Property are located on floors 5 through 18 and are located on the north and south towers, forming a “U”-shape.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 5 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 70.4% 1.78x 12.8%

Meeting/Banquet Facilities(1)
Meeting Room	Floor	Area (Sq. Ft.)
Prefunction Space	2nd & 4th	23,325
Grand Ballroom	4th	19,758
Regency Ballroom	2nd	16,800
Sterling & Mills Studios	2nd & 4th	9,856
Gateway Meeting	18th	3,872
Park View	4th	3,300
Gateway Terrace	18th	2,968
Total Meeting Space		79,879

(1) Source: Appraisal.

The Hyatt Regency St. Louis Property was developed in 1986 as an Adam’s Mark Hotel. In 2008/2009 the Hyatt Regency St. Louis Property underwent an approximately $62.0 million ($68,132 per room) renovation and change of flag to the Hyatt Regency brand. The 2008/2009 renovation replaced all of the hotels soft goods and included approximately $24.4 million of guest room upgrades and $16.0 million of common area upgrades. From 2010-2013, the Hyatt Regency St. Louis Property underwent approximately $5.0 million (approximately $5,495 per room) of additional capital improvements including more than $1.5 million for guest room upgrades, $707,000 for food and beverage improvements and $716,000 for information technology upgrades including the installation of high speed internet access.

The Hyatt Regency St. Louis Property is managed by the Hyatt Corporation pursuant to a management agreement (the “Hyatt Regency St. Louis Property Management Agreement”) that runs through December 31, 2028 with two 10-year renewal options remaining.

The Hyatt Regency St. Louis Property is located in the Riverfront Hotel Community Improvement District (“CID”) and is eligible for certain associated financial benefits.  The CID permits the related borrower to collect a special tax of 1% on total revenues until September 2029, which proceeds the Missouri Department of Revenue (“DOR”) is required to transfer to a designated CID trustee.  The CID trustee is obligated to make biannual disbursements from these proceeds to the borrower (the “CID Income”), subject to a cap equal to a $6.5 million amortizing note receivable plus interest of 7%.  To evidence the cap, the borrower was awarded a $6.5 million note receivable by the DOR which, if not fully paid off by September 2029, will expire without any cash settlement (or balloon payment).   The CID Income is underwritten as a contra-expense equal to 1.0% of total underwritten revenue.

Environmental Matters. The Phase I environmental report dated November 4, 2015 recommended no further action at the Hyatt Regency St. Louis Property.

The Market. The Hyatt Regency St. Louis Property is located in downtown St. Louis, immediately west of the Mississippi River and adjacent to the Jefferson National Expansion Memorial; a 91-acre park, and home to the Gateway Arch, which attracts approximately 2.6 million visitors per year. The Gateway Arch and surrounding area is currently undergoing a $380 million transformation as part of the CityArchRiver initiative in celebration on the Gateway Arch’s 50th anniversary. The Hyatt Regency St. Louis Property is situated within walking distance of various other local attraction and demand generators, including Busch Stadium, home of the St. Louis Cardinals, and America’s Center Convention Complex. The complex has four facilities including the Cervantes Convention Center, Edward Jones Dome, St. Louis Executive Conference Center and Ferrara Theatre. Cervantes has five exhibit halls, a 28,000 sq. ft. ballroom and 80 versatile meeting rooms. Ferrara Theatre is a 1,411-seat venue that hosts lectures and musical concerts.

The St. Louis metropolitan statistical area (“MSA”) had a population of 2.8 million as of 2014, making it the 19th largest metropolitan region in the country. The MSA’s unemployment rate fell to 5.8% as of May 2015, a 0.7% decrease from the prior year, which is slightly above the nation’s unemployment rate of 5.5%. The two largest employment sectors are trade, transportation & utilities and education & health services, together representing 36.4% of total employment. Nationally recognized companies with either headquarters or major regional offices in St. Louis include Anheuser-Busch, Edward Jones, Wells Fargo Advisors, Bank of America and Boeing.

According to a third party hospitality research report, as of November 30, 2015, the Hyatt Regency St. Louis Property was reported as having Occupancy, ADR and RevPAR of 69.9%, $138.84 and $97.09, respectively. The Hyatt Regency St. Louis Property reported penetration rates of 115.8%, 97.4% and 112.7% for Occupancy, ADR and RevPAR, respectively. The competitive set includes Crowne Plaza St. Louis Downtown, Hilton St. Louis at The Ballpark, Westin St. Louis, Marriott St. Louis Grand Hotel, and Hilton St. Louis Downtown at the Arch.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 5 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 70.4% 1.78x 12.8%

Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	Hyatt Regency St. Louis Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 November 2015	69.9%	$138.84	$97.09	60.4%	$142.58	$86.12	115.8%	97.4%	112.7%
T-12 December 2014	71.8%	$133.10	$95.60	64.7%	$135.98	$88.04	110.9%	97.9%	108.6%
T-12 December 2013	73.0%	$121.02	$88.30	64.6%	$127.57	$82.42	112.9%	94.9%	107.1%
T-12 December 2012	69.4%	$110.88	$76.95	62.1%	$122.87	$76.33	111.7%	90.2%	100.8%
(1)	Source: Hospitality research report.

Competitive Set(1)
Name	Hyatt Regency St. Louis Property	Marriott St. Louis Grand Hotel	Hilton St. Louis at The Ballpark	Hilton St. Louis Downtown at The Arch	Westin St. Louis	Crowne Plaza St. Louis Downtown	Doubletree St. Louis Union Station Hotel
# of Rooms	910	917	670	195	255	440	537
Location	St. Louis, MO	St. Louis, MO	St. Louis, MO	St. Louis, MO	St. Louis, MO	St. Louis, MO	St. Louis, MO
Year Opened	2008	1917	1979	2005	2001	1975	1985
Occupancy(2)	69.9%	63.0%	71.0%	71.0%	82.0%	50.0%	55.0%
ADR(2)	$138.84	$135.00	$137.00	$145.00	$177.20	$82.00	$130.60
RevPAR(2)	$97.09	$85.05	$97.27	$102.95	$145.30	$41.00	$71.83
Meeting Space	79,879	55,000	40,000	5,000	13,075	16,255	100,000
Restaurant	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Café/Lounge	Yes	Yes	No	Yes	Yes	Yes	Yes
Swimming Pool	No	Yes	Yes	No	No	Yes	Yes
Fitness Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Gift/Sundry Shop	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Business Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes
(1)	Source: Appraisal.

(2)	Occupancy, ADR and RevPAR for the Hyatt Regency St. Louis Property are as of T-12 November 2015 from a hospitality research report. Occupancy, ADR and RevPAR for the competitive set are 2014 annual estimated provided by the appraiser.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 11/30/2015	U/W	U/W per Room(1)
Occupancy	69.4%	73.0%	71.8%	69.9%	69.9%
ADR	$110.89	$121.03	$133.09	$138.86	$138.86
RevPAR	$76.95	$88.30	$95.60	$97.11	$97.11
Room Revenue	$25,627,472	$29,330,459	$31,753,044	$32,254,260	$32,254,260	$35,444
F&B Revenue	16,932,779	17,573,163	19,587,473	17,434,942	17,434,942	19,159
Other Revenue(2)	2,799,954	2,626,908	2,923,237	2,226,539	2,226,539	2,447
Total Revenue	$45,360,205	$49,530,530	$54,263,754	$51,915,741	$51,915,741	$57,050
Operating Expenses	21,278,814	22,563,149	23,604,684	21,668,741	21,668,741	23,812
Undistributed Expenses	12,665,427	13,364,483	14,160,211	$14,490,105	14,513,232	15,949
Gross Operating Profit	$11,415,964	$13,602,898	$16,498,858	$15,756,895	$15,733,768	$17,290
Total Fixed Charges	1,646,010	1,628,633	1,569,422	1,777,140	1,777,095	1,953
Net Operating Income	$9,769,954	$11,974,265	$14,929,436	$13,979,755	$13,956,673	$15,337
FF&E	1,750,555	1,915,156	2,095,159	2,007,700	2,076,630	2,282
Net Cash Flow	$8,019,399	$10,059,109	$12,834,277	$11,972,055	$11,880,044	$13,055
(1)	U/W per Room is based on a total of 910 rooms.

(2)	Other Revenue includes parking revenue, rental revenue and other miscellaneous items.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 5 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 70.4% 1.78x 12.8%

Property Management. The Hyatt Regency St. Louis Property is managed by the Hyatt Corporation.

Lockbox / Cash Management. The Hyatt Regency St. Louis Whole Loan is structured with a springing hard lockbox and springing cash management. A hard lockbox and in place cash management will be triggered upon (i) an event of default or (ii) the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.10x until the debt service coverage ratio after the end of two consecutive calendar quarters is at least equal to 1.15x.

Initial Reserves. At origination, the borrower deposited $1,815,000 into a tax reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to make deposits of 1/12 of the required annual taxes, which currently equates to $151,250, into a tax reserve account. Additionally, if (i) an event of default exists, (ii) the Hyatt Regency St. Louis Property is not being insured under an acceptable blanket insurance policy, (iii) the blanket insurance policy is not being paid annually in advance or (iv) the borrower has not given the lender evidence of an acceptable renewal policy at least two business days prior to the current policy’s expiration date, then the borrower will be required to deposit on each payment date 1/12 of the estimated insurance premiums for the following 12 months. Furthermore, if Hyatt is not reserving for FF&E expenditures in accordance with the provisions in the Hyatt Regency St. Louis management agreement or the lender has not been given first priority security interest in the FF&E reserves, the borrower is required to reserve a monthly FF&E reserve of 4.0% of 1/12 of the projected annual gross revenues of the Hyatt Regency St. Louis Property.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The Hyatt Regency St. Louis Loan documents permit future mezzanine financing after November 6, 2016, provided among other things, based on the Hyatt Regency St. Louis Whole Loan and the related mezzanine loan, (i) the DSCR is greater than or equal to 1.93x and (ii) the debt yield is no less than 11.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 5 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 70.4% 1.78x 12.8%

St. Peters
St. Charles
Bridgeton
Florissant
Hazelwood
Maryland Heights
Overland
St. Louis
Clayton
Creve Coeur
Chesterfield
Des Peres
Ballwin
Webster Groves
Kirkwood
Fenton
Cahokia
COLUMBUS SQUARE
RIVERSIDE NORTH
LACLEDES LANDING
WASHINGTON AVE / GARMENT
St. Louis
CENTRAL BUSINESS DISTRICT
CIVIC CENTER
CUPPLES STATION / BALLPARK
CHOUTEAU
Hyatt Regency St. Louis at The Arch
315 Chestnut Street
St. Louis, MO 63102
Mississippi River
Park over the Highway (2015)
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

(THIS PAGE INTENTIONALLY LEFT BLANK)

67

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	David Y. Lee
Borrower:	Equitable City Center, LLC
Original Balance:	$55,000,000
Cut-off Date Balance:	$55,000,000
% by Initial UPB:	5.4%
Interest Rate:	4.4300%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(89), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$120,970	$42,818
Insurance:	$582	$49
Replacement:	$0	$2,754
TI/LC:	$0	$20,657
Rent Abatement:	$260,185	$0
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$333
Balloon Balance / Sq. Ft.:	$304
Cut-off Date LTV(2):	72.4%
Balloon LTV(2):	66.1%
Underwritten NOI DSCR(3):	1.41x
Underwritten NCF DSCR(3):	1.33x
Underwritten NOI Debt Yield:	8.5%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon:	9.3%
Underwritten NCF Debt Yield at Balloon:	8.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	2008 / NAP
Total Sq. Ft.:	165,257
Property Management:	Jamison Services, Inc.
Underwritten NOI:	$4,685,130
Underwritten NCF:	$4,404,193
“As-is” Appraised Value:	$76,000,000
“As-is” Appraisal Date:	July 16, 2015
“As Stabilized” Appraised Value(2):	$79,000,000
“As Stabilized” Appraisal Date:	August 1, 2016

Historical NOI
Most Recent NOI:	$3,997,942 (T-12 June 30, 2015)
2014 NOI(4):	$3,478,704 (December 31, 2014)
2013 NOI(4):	$3,680,356 (December 31, 2013)
2012 NOI:	$4,704,897 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	88.1% (November 25, 2015)
2014 Occupancy:	87.0% (December 31, 2014)
2013 Occupancy:	81.8% (December 31, 2013)
2012 Occupancy:	80.6% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	The Cut-off Date LTV and Balloon LTV based on the “As Stabilized” Appraised Value are 69.6% and 63.6%, respectively, which is based on the Equitable City Center Property achieving stabilized occupancy of 95.0%.

(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.90x and 1.78x, respectively.

(4)	The decrease in Historical NOI from 2013 to 2014 is attributed to a free rent period that several tenants received upon renewing their leases in 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Zion Market(1)	NR/NR/NR	32,627	19.7%	$40.40	21.6%	7/31/2019
Crystal Spa and Sauna of Los Angeles(2)	NR/NR/NR	15,440	9.3%	$33.31	8.4%	7/31/2020
Teletron, Inc.(3)	NR/NR/NR	9,949	6.0%	$30.00	4.9%	11/14/2024
Seung Ae Lee	NR/NR/NR	9,071	5.5%	$46.20	6.9%	2/28/2025
Dongsik Park	NR/NR/NR	7,514	4.5%	$40.17	5.0%	4/14/2018
Total Major Tenants		74,601	45.1%	$38.23	46.8%
Remaining Tenants		70,911	42.9%	$45.75	53.2%
Total Occupied Collateral		145,512	88.1%	$41.89	100.0%
Vacant		19,745	11.9%
Total		165,257	100.0%

(1)	Zion Market has one 10-year extension option with a nine-month notice period and no termination options.

(2)	Crystal Spa and Sauna of Los Angeles has two five-year extension options with six- and nine-month notice periods for their 14,294 sq. ft. and 1,146 sq. ft. spaces, respectively and has no termination options. Both leases expire on July 31, 2020.

(3)	Teletron, Inc. has two five-year extension options with a six-month notice period and no termination options.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	10	2,937	1.8%	2,937	1.8%	$72.43	3.5%	3.5%
2016	5	3,431	2.1%	6,368	3.9%	$43.06	2.4%	5.9%
2017	10	12,452	7.5%	18,820	11.4%	$46.80	9.6%	15.5%
2018	17	31,964	19.3%	50,784	30.7%	$46.42	24.3%	39.8%
2019	9	41,365	25.0%	92,149	55.8%	$41.19	28.0%	67.8%
2020	6	25,265	15.3%	117,414	71.0%	$35.94	14.9%	82.7%
2021	0	0	0.0%	117,414	71.0%	$0.00	0.0%	82.7%
2022	1	4,881	3.0%	122,295	74.0%	$33.00	2.6%	85.3%
2023	0	0	0.0%	122,295	74.0%	$0.00	0.0%	85.3%
2024	3	14,146	8.6%	136,441	82.6%	$33.74	7.8%	93.1%
2025	2	9,071	5.5%	145,512	88.1%	$46.20	6.9%	100.0%
2026	0	0	0.0%	145,512	88.1%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	145,512	88.1%	$0.00	0.0%	100.0%
Vacant	NAP	19,745	11.9%	165,257	100.0%	NAP	NAP
Total / Wtd. Avg.	63	165,257	100.0%			$41.89	100.0%
(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The Equitable City Center loan (the “Equitable City Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 165,257 sq. ft., grocery anchored neighborhood retail center located at 3500 West 6th Street in Los Angeles, California (the “Equitable City Center Property”) with an original principal balance of $55.0 million. The Equitable City Center Loan has a 10-year term and amortizes on a 30-year schedule after an initial 60-month interest only period. The Equitable City Center Loan accrues interest at a fixed rate equal to 4.4300% and has a cut-off date balance of $55.0 million. Loan proceeds were used to refinance previous debt of approximately $34.2 million, fund upfront reserves of approximately $0.4 million, pay closing costs of approximately $0.4 million, and return approximately $20.0 million of equity to the loan sponsor. Based on the “As-is” appraised value of $76.0 million as of July 16, 2015, the “As-is” cut-off date LTV ratio is 72.4% and the remaining implied equity is $21.0 million. Based on the “As Stabilized” appraised value of $79.0 million as of August 1, 2016, the “As Stabilized” cut-off date LTV ratio is 69.6%. The most recent prior financing of the Equitable City Center Property was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$55,000,000	100.0%	Loan Payoff	$34,179,745	62.1%
			Reserves	$381,737	0.7%
			Closing Costs	$421,184	0.8%
			Return of Equity	$20,017,334	36.4%
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

The Borrower / Sponsor.    The borrower, Equitable City Center, LLC, is a California limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carve-out guarantor is David Y. Lee, the President of Jamison Services, Inc. For additional information, see “Description of the Mortgage Pool – Litigation and other Considerations” in the accompanying Preliminary Prospectus.

Jamison Services, Inc. is one of the largest private commercial property owners in Los Angeles County and specializes in the acquisition, operation, construction, leasing and ownership of office, medical and retail properties. Headquartered in Los Angeles, California, Jamison Services, Inc. owns and operates over 100 commercial buildings totaling approximately 22.0 million sq. ft., and has a market capitalization of over $3.0 billion.

The Property.    The Equitable City Center Property consists of a three-story enclosed neighborhood retail center totaling 165,257 sq. ft. and is located at 3500 West 6th Street in Los Angeles, California. The Equitable City Center Property was built in 2008 by the sponsor, adjacent to the sponsor-owned 32-story Class A office tower totaling 688,292 sq. ft., known as Equitable Plaza, which was securitized within the COMM 2014-UBS3 transaction.

As of November 25, 2015, the Equitable City Center Property was 88.1% leased to a diverse tenant roster of approximately 54 tenants including a specialty grocery anchor, various retailers, restaurants, full-service salons/spas and a food court. The three largest tenants account for 35.1% of the net rentable area, and include Zion Market, a specialty grocer that has sales of approximately $24.0 million ($736 PSF), according to the property manager; Crystal Spa and Sauna of Los Angeles, which invested a reported approximately $2.3 million ($149 PSF) towards the build-out of their space, and Teletron, Inc., a home appliance and electronics store. No other tenant individually accounts for more than 5.5% of the NRA. The Equitable City Center Property shares parking rights for the adjacent parking garage with the Equitable City Center office development. The parking garage features 438 parking spaces, which equates to a parking ratio of 2.7 spaces per 1,000 sq. ft.

The Equitable City Center Property has maintained an average occupancy rate of 86.5% since delivery in 2007. Since the start of 2014, the sponsor has signed 22 tenants to new or extended leases totaling 26.9% of the total NRA, including a new 10-year lease with the third largest tenant, Teletron, Inc. and an eight-year lease with The Backhouse, which occupies approximately 3.0% of the NRA. The recent leasing is detailed in the chart below.

Recent Leasing(1) (2)
Tenant	Sq. Ft.	U/W Base Rent PSF	Lease Commencement Date	Lease Expiration Date
BLEE, Inc.	1,400	$48.00	8/1/2015	7/31/2020
John Park	5,254	$36.76	7/1/2015	6/30/2020
Golf Town - Jae Park	2,012	$42.00	6/1/2015	5/31/2020
Zion Market	4,410	$40.40	4/1/2015	7/31/2019
Demeter Direct, Inc.	1,521	$48.00	3/15/2015	3/14/2019
Eun Jung An	1,159	$42.00	3/1/2015	2/28/2020
Zip Hailey, Inc.	1,129	$36.00	1/1/2015	12/31/2019
The Backhouse	4,881	$33.00	12/15/2014	12/14/2022
Min K. Chang	1,519	$39.60	12/1/2014	11/30/2019
Teletron, Inc.	9,949	$30.00	11/15/2014	11/14/2024
Robert Y. Lim	1,023	$30.00	10/1/2014	9/30/2017
Sun Ah Kim	834	$24.00	10/1/2014	12/31/2016
John S. Moon	1,536	$48.60	8/1/2014	7/31/2019
Dong Woon Lee	1,094	$31.20	7/1/2014	6/30/2019
Jennifer Park – Sahn	1,521	$42.60	6/1/2014	5/31/2024
Young Yoo	1,015	$54.60	6/1/2014	5/31/2019
IchiBanya USA	2,676	$42.60	4/1/2014	2/29/2024
Hyung Kyung Park	924	$51.60	3/1/2014	2/28/2019
Cake House	4,059	$65.04	1/1/2014	12/31/2018
Seoung Hee Kim	1,702	$48.60	1/1/2014	12/31/2018
Total / Wtd. Average	49,618	$40.17
(1)	Source: Underwritten Rent Roll dated November 25, 2015.
(2)	Excludes $109,200 of U/W Base Rent for kiosk and signage tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

Environmental Matters. The Phase I environmental report dated July 29, 2015 recommended no further action at the Equitable City Center Property.

Major Tenants.

Zion Market (32,627 sq. ft., 19.7% of NRA, 21.6% of U/W Base Rent). Zion Market is a specialty Asian grocer located on the ground floor of the Equitable City Center Property. Zion Market offers various Asian foods and household goods, along with fresh produce, fish and meats. Zion Market has six locations across Southern California. Zion Market took occupancy at the Equitable City Center Property in August 2009, and expanded its leased premises by 4,410 sq. ft. (15.6%) in December 2010. In April 2015, Zion Market extended their lease through 2019, waiving all existing future termination options upon executing the extension. Zion Market has one, ten-year renewal option remaining. Based on conversations with the property manager, Zion Market has sales of approximately $24.0 million, which equates to $736 PSF.

Crystal Spa and Sauna of Los Angeles (15,440 sq. ft., 9.3% of NRA, 8.4% of U/W Base Rent). Crystal Spa and Sauna of Los Angeles (“Crystal Spa”) is a salon and spa that that offers acupressure, massages and face and skin treatments. Upon taking possession of its space at Equitable City Center Property in August 2010, Crystal Spa invested a reported $2.3 million ($149 PSF) towards the build-out of their space, which includes a salt room with all natural salt from the Himalayas, sauna facility, ice room, charcoal room and a yellow sand room. The build-out also includes shower facilities, a cafe and a retail shop. In August 2011, Crystal Spa expanded their leased space by 1,146 sq. ft. The tenant has two, five-year extension options remaining, with six- and nine-month notice periods for their original space and expansion space, respectively, and no termination options.

Teletron, Inc. (9,949 sq. ft. 6.0% of NRA, 4.9% of U/W Base Rent). Teletron, Inc. is a consumer electronics, appliance and furniture retail store. The company has nine locations across the United States including six locations in California, two locations in Texas, and one location in Virginia. Teletron began its lease at the Equitable City Center Property in November 2014. The tenant has two five-year extension options with a six-month notice period and no termination options.

The Market.    The Equitable City Center Property is located within the Los Angeles central business district. The estimated 2014 population and unemployment rate for the Los Angeles-Long Beach-Anaheim metropolitan statistical area was approximately 13.3 million and 6.7%, respectively, according to the US Census Bureau. The Equitable City Center Property is situated within the Mid-Wilshire/Koreatown submarket and the surrounding area is one of the most densely populated in Los Angeles, with a 2015 population of 131,462 and 635,932 within a one and three mile radius, respectively, of the Equitable City Center Property. Mid-Wilshire is located directly between Downtown Los Angeles, Beverly Hills and West Hollywood and features extensive public transportation links, including local and regional bus service as well as access to the MetroRail Red and Purple Line subway system. In addition, the area is well served by numerous highways, including Hollywood Freeway (State Highway 101), Santa Monica Freeway (Interstate 10) and Harbor Freeway (Interstate 110), all of which are in close proximity to the property.

The Mid-Wilshire retail submarket consists of approximately 3.8 million sq. ft. with an average asking rent of $43.08 PSF and an average vacancy of 2.0% as of Q1 2015, according to an industry market report. The Equitable City Center Property average rental rate and vacancy rate were $41.89 PSF and 11.9%, respectively, as of June 30, 2015. The appraiser determined a stabilized vacancy at the Equitable City Center Property of 5.0% and a weighted average market rent of $30.72 triple net. The appraiser concluded that the Equitable City Center Property contract rent is comparable to or slightly below market, because the in-place rents incorporates a number of gross leases.

The appraiser identified the following comparable retail rentals which are presented in the subsequent chart.

Lease Comparables(1)
Property	Address	Year Built	Tenant	Total Building Lease Area (Sq. Ft.)	Tenant Base Rent (PSF)	Total Building Occupancy %
Equitable City Center Property(2)	3500 West 6th Street	2008	Various	165,257	$41.89	88.1%
3500 Wilshire Blvd	3500 Wilshire Blvd	1956	Jersey Mikes, 85 Degrees Bakery	17,206	$66.00	95.0%
Wilshire Vermont Station	3183 Wilshire Blvd	2007	JJ Gourmet Food Corp, Chipotle, UPS	38,486	$43.08 - $52.20	88.0%
Ground Level Retail Shops	3300 West 6th Street	2005	Tom & Tom (R), Pinkberry, Red Carpet, Unami Sushi	9,063	$24.00 - $39.00	77.0%
Wilshire Gramercy Plaza	3959 Wilshire Blvd	1987	NAV	32,131	$27.00	91.0%
Solair Wilshire	3785 Wilshire Blvd	2008	Louis Castel, Caliber Home Loans	41,000	$36.00	72.0%
PacMutual Retail	523 West 6th Street (NEC 6th & Grand to NWC 6th & Olive)	1908	Pitchoun, Banco Popular	45,000	$45.00 - $46.80	100.0%
Oxford Center	3500-3548 W. 8th Street	1980	Jewelry Shop	44,925	$36.00 - $39.00	70.0%
(1)	Source: Appraisal.

(2)	Based on rent roll dated November 25, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 6/30/2015	U/W	U/W PSF
Base Rent(1)	$5,112,827	$4,442,780	$4,807,898	$5,361,580	$6,219,200	$37.63
Value of Vacant Space	0	0	0	0	871,766	5.28
Gross Potential Rent	$5,112,827	$4,442,780	$4,807,898	$5,361,580	$7,090,966	$42.91
Total Recoveries	962,347	765,751	523,272	489,817	456,552	2.76
Total Other Income	358,283	273,198	54,254	73,723	73,723	0.45
Less: Vacancy(2)	0	0	0	0	(871,766)	(5.28)
Effective Gross Income	$6,433,457	$5,481,729	$5,385,424	$5,925,120	$6,749,475	$40.84
Total Operating Expenses	1,728,560	1,801,373	1,906,720	1,927,178	2,064,345	12.49
Net Operating Income(3)	$4,704,897	$3,680,356	$3,478,704	$3,997,942	$4,685,130	$28.35
TI/LC	0	0	0	0	247,886	1.50
Capital Expenditures	0	0	0	0	33,051	0.20
Net Cash Flow	$4,704,897	$3,680,356	$3,478,704	$3,997,942	$4,404,193	$26.65

(1)	U/W Base Rent includes $123,189 in contractual step rent through January 2017.

(2)	U/W Vacancy represents 11.4% of gross income, compared to a submarket vacancy rate of 2.0% as of Q1 2015.

(3)	The decrease in Net Operating Income from 2013 to 2014 is attributed to a free rent period that several tenants received upon renewing their leases in 2013.

Property Management.    The Equitable City Center Property is managed by Jamison Services, Inc., a borrower affiliate.

Lockbox / Cash Management.    The Equitable City Center Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender and are then transferred to an account controlled by the borrower until the occurrence of a Trigger Period (as defined below).

A “Trigger Period” will commence upon (i) the occurrence of an event of default, (ii) the DSCR being less than 1.20x as of the last day of any calendar quarter, or (iii) commencement of a Lease Sweep Period (as defined below). A Trigger Period will cease to exist upon (a) with respect to clause (i), if the event of default has been cured, (b) with respect to clause (ii), if the DSCR is at least 1.25x for two consecutive quarters and (c) with respect to clause (iii), such Lease Sweep Period has ended.

A “Lease Sweep Period” will, provided the debt yield is less than 8.0%, commence on the first monthly payment date following (i) six months prior to the earliest expiration of a Lease Sweep Lease (as defined below), (ii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date, (iii) the date that any tenant under a Lease Sweep Lease “goes dark” or (iv) a tenant under a Lease Sweep Lease defaulting under its lease or becoming subject to bankruptcy proceedings. A Lease Sweep Period will be cured if (a) with respect to clause (i), (ii) and (iii), the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases, as defined in the loan documents and the funds in the lease sweep account are able to cover all anticipated leasing expenses, free rent periods, and rent abatement periods, (b) with respect to clause (i), the tenant has renewed or extended its lease pursuant to its extension option or otherwise on terms acceptable to lender with respect to its space and the funds in the sweep account are equal to the leasing expenses, free rent periods and rent abatement periods in connection with such renewal or extension, (c) with respect to clause (iv), the date on which the subject default has been cured, (d) with respect to clause (i), (ii), (iii) and (iv) above, the date upon which the funds in the lease sweep account and the rollover account are equal to or greater than the current Rollover Cap (as defined below), the borrower has delivered the lease sweep deposit, as defined in the loan documents, to the lender or the debt yield is no less than 8.0%.

A “Lease Sweep Lease” means (i) the Zion City lease or (ii) any replacement lease that either individually or when taken together with the same tenant or its affiliates, aggregate rents equal or exceed the rent under the Zion City lease.

Initial Reserves.    At origination, the borrower deposited (i) $120,970 into a tax reserve account, (ii) $582 into an insurance reserve account and (iii) $260,185 into a rent abatement reserve account, which represents free rent reserved for six tenants, including $168,363 for Teletron, Inc.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $42,818, into a tax reserve account, (ii) $49 into an insurance reserve account for flood insurance, (iii) $2,754 into a replacement reserve account, subject to a replacement reserve cap of $99,154 and (iv) $20,657 into a TI/LC reserve account subject to a TI/LC reserve cap of $750,000 (the “Rollover Cap”). If the (i) Zion Market lease has been extended or renewed for a period of at least two years beyond December 6, 2025 and all occupancy conditions are satisfied or (ii) the borrower enters into a qualified replacement lease for a period of at least two years beyond December 6, 2025 and all occupancy conditions are satisfied, the TI/LC reserve cap will be reduced to $400,000; provided, further, however the TI/LC reserve cap will be reduced to $650,000 if (i) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

Zion Market lease is extended or renewed for a period of at least two years and all occupancy conditions are satisfied or (ii) the borrower enters into a qualified replacement lease for a period of at least two years and all occupancy conditions are satisfied.

On each monthly payment date during a Lease Sweep Period, all available excess cash is required to be transferred into the lease sweep account. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3500 West 6th Street Los Angeles, CA 90020	Collateral Asset Summary – Loan No. 6 Equitable City Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 72.4% 1.33x 8.5%

CARTIFACT
Equitable City Center
3500 West 6th Street
Los Angeles, CA 90020
KOREATOWN
EQUITABLE PLAZA
WILSHIRE BLVD
W 6TH ST
W 3RD ST
W 5TH ST
W 7TH ST
W 8TH ST
W 9TH ST
W 2ND ST
W 1ST ST
W 4TH ST
W OLYMPIC BLVD
W 11TH ST
W 12TH ST
SAN MARINO ST
S WESTERN AVE
S VERMONT AVE
S NORMANDIE AVE
S MARIPOSA AVE
S ALEXANDRIA AVE
S KENMORE AVE
S CATALINA ST
S BERENDO ST
S NEW HAMPSHIRE AVE
S OXFORD AVE
S SERRANO AVE
S HOBART BLVD
S HARVARD BLVD
S KINGSLEY DR
S ARDMORE AVE
WILSHIRE/WESTERN
WILSHIRE/NORMANDIE
WILSHIRE/VERMONT
LOS ANGELES HIGH SCHOOL OF THE ARTS
CENTRAL PLAZA
ALEXANDRIA PLAZA
CHAPMAN MARKET PLAZA
HOTEL NORMANDIE
THE WILSHIRE
BROWN DERBY PLAZA
BIG 5 SPORTING GOODS
3450 WILSHIRE
3550 WILSHIRE
3580 WILSHIRE
3660 WILSHIRE
3670 WILSHIRE
WILTERN THEATER
LOS ANGELES PUBLIC LIBRARY
KAISER BUILDING
WILSHIRE BOULEVARD TEMPLE
SOUTHWESTERN UNIVERSITY
TOWERS ON WILSHIRE
WILSHIRE GALLERIA DEPARTMENT STORE
THE CHILDREN'S INSTITUTE
VAN NUYS
Burbank
Glendale
Griffith Park
HOLLYWOOD
West Hollywood
Beverly Hills
Santa Monica
Los Angeles
DTLA
Culver City
VENICE
Marina Del Rey
PLAYA VISTA
Inglewood
LOS ANGELES INTERNATIONAL AIRPORT (LAX)
El Segundo
Hawthorne
Manhattan Beach
Gardena
Lynwood
South Gate
Huntington Park
Vernon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

121 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 7 Netflix HQ 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,810,000 49.2% 1.64x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

121 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 7 Netflix HQ 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,810,000 49.2% 1.64x 10.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Wealth Management Capital Holding GMBH
Borrower:	WealthCap Los Gatos 121 Albright Way, L.P.
Original Balance:	$54,810,000
Cut-off Date Balance:	$54,810,000
% by Initial UPB:	5.3%
Interest Rate:	4.2850%
Payment Date:	6th of each month
First Payment Date:	November 6, 2015
Maturity Date:	October 6, 2025
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(28), D(85), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$655,203	Springing
Insurance:	$210,068	Springing
Replacement:	$0	Springing
TI/LC:	$7,372,950	Springing
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$372
Balloon Balance / Sq. Ft.:	$339
Cut-off Date LTV(2):	49.2%
Balloon LTV:	44.8%
Underwritten NOI DSCR(3):	1.74x
Underwritten NCF DSCR(3):	1.64x
Underwritten NOI Debt Yield:	10.3%
Underwritten NCF Debt Yield:	9.7%
Underwritten NOI Debt Yield at Balloon:	11.3%
Underwritten NCF Debt Yield at Balloon:	10.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Los Gatos, CA
Year Built / Renovated:	2015 / NAP
Total Sq. Ft.:	147,459
Property Management:	Jones Lang LaSalle Americas, Inc.
Underwritten NOI:	$5,643,927
Underwritten NCF:	$5,319,344
Appraised Value(2):	$111,500,000
Appraisal Date:	August 25, 2015

Historical NOI(4)
Most Recent NOI:	NAV
2014 NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy:	100.0% (February 6, 2016)
2014 Occupancy:	NAP
2013 Occupancy:	NAP
2012 Occupancy:	NAP
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Represents the “As-is” Appraised Value. The appraiser concluded a “Go Dark” Appraised Value of $102,400,000, which results in a Cut-off Date LTV of 53.5%.
(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR for the mortgage loan are 2.37x and 2.23x, respectively.
(4)	The Netflix HQ 2 Property is a newly constructed property purchased by the sponsor in 2015. As such, Historical NOI and Historical Occupancy are not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

121 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 7 Netflix HQ 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,810,000 49.2% 1.64x 10.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Netflix	NR/B1/B+	147,459	100.0%	$40.20	100.0%	11/30/2025(2)
Total Occupied Collateral		147,459	100.0%	$40.20	100.0%
Vacant		0	0.0%
Total		147,459	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Netflix has two, five-year extension options and no termination options.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	1	147,459	100.0%	147,459	100.0%	$40.20	100.0%	100.0%
2026	0	0	0.0%	147,459	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	147,459	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	147,459	100.0%	NAP	NAP
Total / Wtd. Avg.	1	147,459	100.0%			$40.20	100.0%

The Loan.    The Netflix HQ 2 loan (the “Netflix HQ 2 Loan”) is a $54.81 million fixed rate loan secured by the borrower’s fee simple interest in a 147,459 sq. ft., Class A suburban office property located at 121 Albright Way in Los Gatos, California (the “Netflix HQ 2 Property”). The Netflix HQ 2 Loan has a 10-year term and amortizes on a 30-year schedule following an initial 60-month interest only period. The Netflix HQ 2 Loan accrues interest at a fixed rate of 4.2850%. Loan proceeds, along with approximately $64.5 million of loan sponsor equity, were used to acquire the property for approximately $101.7 million, fund upfront reserves of approximately $8.2 million and pay closing costs of approximately $1.9 million. Based on the appraised value of $111.5 million as of August 25, 2015, the cut-off date LTV is 49.2%. In addition, the appraiser concluded a “Go Dark” value of $102.4 million, which results in a cut-off date LTV of 53.5%. The most recent prior financing of the Netflix HQ 2 Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$54,810,000	49.0%	Net Purchase Price(1)	$101,732,890	90.9%
Sponsor Equity	$57,098,870	51.0%	Reserves	$8,238,221	7.4%
			Closing Costs	$1,937,759	1.7%
Total Sources	$111,908,870	100.0%	Total Uses	$111,908,870	100.0%
(1)	The net purchase price takes into account a credit that the sponsor received for the approximately $7.4 million rollover reserve held back at loan origination. The sponsor’s stated purchase price for the Netflix HQ2 Property was approximately $109.1 million.

The Borrower / Sponsor.    The borrower, WealthCap Los Gatos 121 Albright Way, L.P., is a single purpose Delaware limited partnership structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower is Wealth Management Capital Holding GMBH (“WealthCap”). There is no separate non-recourse carve-out guarantor or environmental indemnitor for the Netflix HQ 2 Loan.

WealthCap is one of Germany’s largest close-ended fund companies with a total investment volume of €11.6 billion and more than 100 fund companies in various asset fields. WealthCap has 30 years of investment expertise and is a wholly-owned subsidiary of UniCredit Bank AG. WealthCap has over 250 employees in offices in the U.S., Germany, and Canada. WealthCap was advised in the acquisition

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

121 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 7 Netflix HQ 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,810,000 49.2% 1.64x 10.3%

by CBRE Global Investors, a global real estate investment management firm with approximately $88.4 billion in assets under management as of June 30, 2015.

The equity in the borrower was capitalized by WealthCap pursuant to an unsecured bridge loan, which is non-transferable by WealthCap and has been fully subordinated to the Netflix HQ 2 Loan pursuant to a Subordination and Standstill agreement. It is anticipated that WealthCap will syndicate or otherwise transfer the limited partnership interests in the borrower pursuant to the permitted transfer provisions of the Netflix HQ 2 Loan documents and the bridge loan capitalization will be paid as the interests are syndicated or otherwise so transferred.

The Property. The Netflix HQ 2 Property is a newly constructed, four-story, 147,459 sq. ft. Class A office building located in Los Gatos, California. The building features a modern steel and glass design, floor to ceiling windows, large floor plates and high ceilings. The Netflix HQ 2 Property is 100.0% occupied by Netflix as of February 6, 2016.

The Netflix HQ 2 Property is situated in phase I (“Phase I”) of the greater grove campus (the “Grove Campus”). The Grove Campus serves as Netflix’s corporate headquarters and contains four buildings in total. Phase I of the Grove Campus consists of the Netflix HQ 2 Property and the adjacent 113,520 sq. ft. Netflix HQ 1 building (the “Netflix HQ 1 Building”), which is connected to the Netflix HQ 2 building by an elevated walkway. Phase II of the Grove Campus, once completed, will contain 220,000 sq. ft. of proposed office space that Netflix is also expected to occupy. The sponsor purchased the two buildings that make up Phase I for a total purchase price of $193.1 million ($740 PSF) in 2015.

The building layout consists of a central elevator core with cubicle areas, perimeter offices, meeting areas and conference rooms on the top two floors and meeting areas, conference rooms and cafeterias on the ground floor. Amenities include extensive landscaping, a basketball court, indoor theater, café/bar and an outdoor amphitheater. The Netflix HQ 2 Property is targeting LEED silver certification and offers sustainable features such as electronic vehicle charging stations and 780 solar panels that are expected to produce approximately 350 kWh. Parking at the Netflix HQ 2 Property is provided by an adjacent three-story parking structure containing 913 parking spaces which are owned via interest in the common area association and equate to a parking ratio of approximately 3.5 spaces per 1,000 sq. ft. across both buildings that make up Phase I of the Grove Campus. The parking structure, along with the other common areas of the Grove Campus, is owned by LG Business Park Association, a California nonprofit mutual benefit corporation (the “Association”). The borrower, along with the owner of the Netflix HQ 1 Building, is a member of the Association. Once Phase II is completed, the owners of the two office buildings on Phase II will become members of the Association and the common areas of Phase II will be annexed to the common areas of Phase I. The common areas are for the shared and non-exclusive use of the Association members and their tenants and the common areas are governed by a declaration of covenants, restrictions and easements. Membership in the Association runs with the land and the owner of a building on the Grove Campus is automatically admitted as an Association member. The Association is obligated to maintain insurance coverage over the common areas. The common areas are not assessed for tax purposes.

The Netflix HQ 2 Property, along with the nearby Netflix HQ 1 building, is 100% occupied by Netflix as of February 6, 2016. Additionally, Netflix has exercised its right of first refusal to lease the two proposed office buildings adjacent to phase I of Grove Campus (phase II).

Environmental Matters. The Phase I environmental report dated July 14, 2015 recommended no further action at the Netflix HQ 2 Property.

Major Tenants.

Netflix (147,459 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent; B1/B+ by Moody’s/S&P) Netflix is a global internet TV network that offers viewers a variety of commercial-free movies and TV series, with unlimited viewing on any internet connected screen at a monthly rate. Netflix has over 57 million streaming members in over 50 countries. Members can watch more than two billion hours of television shows and movies, including original series, documentaries and feature films. The company has three operating segments: domestic streaming, international streaming and domestic DVD. As of November 24, 2015, Netflix has a market cap of $52.7 billion. Netflix signed an approximately 10-year lease at the Netflix HQ 2 Property which commenced on September 1, 2015 at $40.20 PSF with 3% annual increases. Netflix has two, five-year extension options and no termination options.

The Market. The Netflix HQ 2 Property is located in Los Gatos, California within the San Jose-Sunnyvale-Santa Clara metropolitan statistical area (“MSA”) and is part of the larger Silicon Valley Region. Silicon Valley encompasses 1,740 square miles situated at the southern end of the San Francisco Bay. Silicon Valley is known for its high concentration of technology and start-up companies and has benefited from the boom in those industries over the last several years. As of the first quarter of 2015, real wages in the region were growing at 9% year-over-year and the unemployment rate has fallen from 6.1% at the start of 2015 to 5.5% in June 2015. In addition to the hi-tech industry, healthcare and professional services are the largest sectors in terms of employment in the area.

The town of Los Gatos is located in the southern portion of Silicon Valley in what is known as the West Valley area. It is bordered by Saratoga to the west, Monte Sereno to the north and west and San Jose to the north and east. The neighborhood surrounding the Netflix HQ 2 Property is primarily residential, with development in the area containing a mixture of single family residences and multi-family housing as well as some office, R&D and retail developments. The area is accessible via Highway 85, which runs directly north

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

121 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 7 Netflix HQ 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,810,000 49.2% 1.64x 10.3%

of the Netflix HQ 2 Property and serves as a connector route throughout Silicon Valley, as well as Highway 17, located about half a mile from the Netflix HQ 2 Property, which connects Silicon Valley to the Santa Cruz area.

The West Valley office market contained 11,800,748 sq. ft. as of August 1, 2015, had a vacancy rate of 3.34% and weighted average asking rents of $50.16 PSF for Class A office space, up from $48.24 PSF a year earlier. The local Los Gatos office market accounts for 1,594,117 sq. ft. of the greater West Valley market and has a vacancy rate of 2.4%. According to the appraisal, vacancy in the Los Gatos market is currently at its lowest point in the past 15 quarters. Weighted average asking rents for the Los Gatos Market are $42.72 PSF. Over the past six quarters, the Los Gatos office market has added nearly 660,000 sq. ft. of office space, or approximately 110,000 sq. ft. per quarter. According to the appraiser, the majority of these spaces are smaller Class A buildings tailored to professional tenants.

The appraiser identified eight comparable office and flex properties in the submarket with an average monthly base rent range of $33.00 PSF to $43.20 PSF. The appraiser concluded a current market rent of $45.00 PSF on a triple net basis. This rental rate assumes the landlord would provide a prospective tenant with a $25.00 PSF tenant improvement allowance and no free rent. Based on these conclusions, Netflix’s current rent at the property is 11.9% below market.

The chart below summarizes the comparable office leases as determined by the appraiser:

Summary of Comparable Leases(1)
Property	Tenant	Net Rentable Area	Date Signed	Base Rent	Expense Basis	TI PSF (New/Existing)	Lease Term (months)
Netflix HQ 2	Netflix	147,459	8/8/2013	$40.20	NNN	$50.00 (New)(2)	124
Santa Clara Square	Ericsson	230,930	5/30/2014	$39.00	NNN	$50.00 (New)	120
Silicon Valley Center	Google	287,644	6/5/2014	$37.20	NNN	NAV	120
Mission Corporate Center	EMC[2]	300,000	8/4/2014	$33.00	NNN	$50.00 (Existing)	84
Oakmead Tower	Blue Coat Systems	104,470	2/12/2015	$33.60	NNN	$65.00 (New)	120
3333 Scott	Aruba Networks	204,873	4/17/2015	$34.80	NNN	$65.00 (New)	132
3315-3355 Scott Blvd, Suite Bldg. C	Aruba Networks	239,994	4/17/2015	$34.80	NNN	$65.00 (New)	132
3333 Scott	Palo Alto Networks	300,000	6/29/2015	$36.24	NNN	$60.00 (New)	132
410-430 Mary	Apple	152,880	6/30/2015	$43.20	NNN	NAV	NAV
Total / Wtd. Avg.(3):		1,820,791		$36.29
(1)	Source: Appraisal.
(2)	A $7,372,950 initial deposit was made into the TI/LC reserve at origination of the Netflix HQ 2 Loan.
(3)	Total / Wtd. Avg. excludes the Netflix HQ 2 Property.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Gross Potential Rent	$5,927,852	$40.20
Total Recoveries	2,534,144	17.19
Total Other Income	210,518	1.43
Less: Vacancy(1)	(433,626)	(2.94)
Effective Gross Income	$8,238,888	$55.87
Total Operating Expenses	2,594,961	17.60
Net Operating Income	$5,643,927	$38.27
TI/LC	295,091	2.00
Capital Expenditures	29,492	0.20
Net Cash Flow	$5,319,344	$36.07

(1)	Vacancy is underwritten to 5.0%, compared to 3.3% market vacancy and 0.0% in place vacancy.

Property Management.    The Netflix HQ 2 Property is managed by Jones Lang LaSalle Americas, Inc., a Chicago based company that provides real estate management and brokerage services.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

121 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 7 Netflix HQ 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,810,000 49.2% 1.64x 10.3%

Lockbox / Cash Management.     The Netflix HQ 2 Property is structured with a hard lockbox and springing cash management. At origination, the borrower delivered tenant direction letters requiring all rents to be deposited directly by tenants into a clearing account controlled by the lender. Provided no Trigger Period (as defined below) is continuing, all amounts on deposit in the clearing account will be swept daily into the borrower’s operating account. During a Trigger Period, all amounts on deposit in the clearing account will be swept daily into a deposit account and applied and disbursed in accordance with the loan documents.

A “Trigger Period” will occur upon (i) an event of default or (ii) if Netflix no longer leases 100% of the Netflix HQ 2 Property or the debt service coverage ratio falls below 1.40x as of the last day of any calendar quarter and (iii) the commencement of a Lease Sweep Period (as defined below). A Trigger Period will continue until such time as (a) with respect to clause (i), the event of default has been cured and (b) with respect to clause (ii), the debt service coverage ratio is at least 1.45x for two consecutive quarters.

A “Lease Sweep Period” will commence upon (i) the earlier of (a) the date that is 15 months prior to the maturity date of the Netflix lease and (b) the date that Netflix is required under its lease to give notice of its exercise of a renewal option (and such renewal is not exercised), (ii) the date that the Netflix lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of notice from Netflix that it intends to surrender, cancel or terminate its lease, (iii) the date that Netflix discontinues its business at 50% of its space for a period of more than 90 days (unless the tenant is an investment grade entity), (iv) a monetary or material non-monetary default under the Netflix lease that continues beyond any applicable notice or cure period, (v) a bankruptcy or insolvency proceeding of Netflix or (vi) a decline in the credit rating of Netflix below “CCC+” by S&P, “Caa1” by Moody’s or, if rated by Fitch, a “CCC” rating by Fitch.

Initial Reserves.    At origination, the borrower deposited (i) $655,203 into a tax reserve account, (ii) $210,068 into an insurance reserve account and (iii) $7,372,950 into a TI/LC reserve for outstanding approved leasing expenses with respect to the Netflix lease.

Ongoing Reserves.    On a monthly basis, during the continuance of a Reserve Period (as defined below), the borrower is required to deposit reserves of (i) $2,458 into a replacement reserve account and (ii) $30,721 into a TI/LC reserve account. If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into an insurance reserve account. Beginning with the payment date in January 2016, the borrower will be required to deposit 1/12 of the estimated annual real estate taxes into a tax reserve account if (i) a Trigger Period is continuing, (ii) Netflix is no longer required to pay all taxes directly under its lease, (iii) Netflix is no longer paying all taxes directly or (iv) the borrower fails to furnish to the lender receipts for the payment of all taxes. Additionally, during the continuance of a Lease Sweep Period, all available cash will be transferred into a lease sweep account.

A “Reserve Period” will commence at any time that (i) the Netflix lease is not in effect or (ii) a Lease Sweep Period is continuing.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

121 Albright Way Los Gatos, CA 95032	Collateral Asset Summary – Loan No. 7 Netflix HQ 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,810,000 49.2% 1.64x 10.3%

Netflix HQ 2
121 Albright Way
Los Gatos, CA 95032
Sunnyvale
Santa Clara
San Jose
Cupertino
Campbell
Saratoga
Los Gatos
SAN JOSE INTERNATIONAL AIRPORT (SJC)
DOWNTOWN SAN JOSE
KOREATOWN
ROSE GARDEN
BURBANK
WEST SAN JOSE
WILLOW GLEN
BAYSHORE FREEWAY
JUNIPERO SERRA FREEWAY
STEVENS CREEK FREEWAY
CALTRAIN
VTA LIGHT RAIL
Intel
Nvidia
Atmel
Paypal
Apple Campus Future
Kaiser Permanente -Santa Clara
Agilent Technologies Headquarters
Vallco Shopping Mall
Buck Shaw Stadium
Santa Clara University
Stephen Schott Stadium
SAP Center
Adobe
Pwc
SJSU
O'Connor Hospital
Westfield Valley Fair
Santana Row
Santa Clara Valley Medical Center
Ebay
The Pruneyard
Westgate Mall
West Valley College
El Camino Hospital
Good Samaritan Hospital -San Jose
Cryptic
La Rinconada Country Club
Vasona Lake County Park
John D Morgan Park
Oakland
San Francisco
Alameda
Daly City
San Leandro
Hayward
Dublin
Pleasanton
Danville
Alamo
Pacifica
Millbrae
San Mateo
San Francisco Bay
Montara
Belmont
Half Moon Bay
Redwood City
Union City
Fremont
Newark
Palo Alto
Mountain View
Milpitas
Sunnyvale
San Jose
Santa Clara
Cupertino
Campbell
Saratoga
Los Gatos
San Gregorio
Pescadero
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

(THIS PAGE INTENTIONALLY LEFT BLANK)

85

1155 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 8 1155 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 1.66x 8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

1155 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 8 1155 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 1.66x 8.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	David Charles Harrison; Ian Paget
Borrower:	The Lighthouse Building LLC
Original Balance:	$48,000,000
Cut-off Date Balance:	$48,000,000
% by Initial UPB:	4.7%
Interest Rate:	4.7000%
Payment Date:	6th of each month
First Payment Date:	February 6, 2016
Maturity Date:	January 6, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$536,111	$80,587
Insurance:	$66,423	$11,070
Replacement:	$0	$1,813
TI/LC:	$74,973	$0
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$464
Balloon Balance / Sq. Ft.:	$464
Cut-off Date LTV(2):	60.0%
Balloon LTV(2):	60.0%
Underwritten NOI DSCR:	1.69x
Underwritten NCF DSCR:	1.66x
Underwritten NOI Debt Yield:	8.1%
Underwritten NCF Debt Yield:	7.9%
Underwritten NOI Debt Yield at Balloon:	8.1%
Underwritten NCF Debt Yield at Balloon:	7.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	San Francisco, CA
Year Built / Renovated:	1983 / 1998-2002, 2012-2014
Total Collateral Sq. Ft.:	103,487
Property Management:	CBRE, Inc.
Underwritten NOI:	$3,868,625
Underwritten NCF:	$3,804,137
Appraised Value(2):	$80,000,000
Appraisal Date:	October 14, 2015

Historical NOI
Most Recent NOI:	$3,276,986 (T-12 August 31, 2015)
2014 NOI(3):	$3,142,678 (T-7 December 31, 2014 Ann.)
2013 NOI:	$2,598,960 (December 31, 2013)
2012 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (February 6, 2016)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	NAV
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	The hypothetical “go dark” appraised value is $75,600,000. Based on the hypothetical “go dark” appraised value the Cut-off Date LTV and Balloon LTV are 63.5%.

(3)	The 2014 operating statement consists of seven months annualized as five months. Operating statements for April through August were missing due to the transfer of ownership.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

1155 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 8 1155 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 1.66x 8.1%

Tenant Summary
	Ratings	Net Rentable	% of Net	U/W Base	% of Total	Lease
Tenant	(Fitch/Moody’s/S&P)	Area (Sq. Ft.)	Rentable Area	Rent PSF	U/W Base Rent	Expiration
City & County of San Francisco(1)	AA/Aa1/AA+	103,487	100.00%	$45.44	100.00%	1/31/2023
Total Occupied Collateral		103,487	100.00%	$45.44	100.00%
Vacant		0	0.00%
Total		103,487	100.00%
(1)	City & County of San Francisco has two five-year renewal options each upon not less than 12 months written notice. The City & County of San Francisco has a one-time right to terminate the lease that can be exercised as of September 30, 2020 with no less than 12 months’ but no more than 18 months’ written notice subject to a termination fee of two months’ base rent and unamortized leasing costs. Additionally, the City & County of San Francisco lease may be terminated for lack of appropriations.

Lease Rollover Schedule(1)
Year	# of	Total	% of Total	Cumulative	Cumulative	Annual U/W	% U/W	Cumulative %
	Leases	Expiring	Sq. Ft.	Sq. Ft.	% of Sq. Ft.	Base Rent	Base Rent	of U/W
	Expiring	Sq. Ft.	Expiring	Expiring	Expiring	PSF	Rolling	Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.00%
2023	1	103,487	100.0%	103,487	100.0%	$45.44	100.0%	100.0%
2024	0	0	0.0%	103,487	100.0%	$0.00	0.0%	100.0%
2025	0	0	0.0%	103,487	100.0%	$0.00	0.0%	100.0%
2026	0	0	0.0%	103,487	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	103,487	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	103,487	100.0%	NAP	NAP
Total / Wtd. Avg.	1	103,487	100.0%			$45.44	100.0%
(1)	City & County of San Francisco has two five-year renewal options each upon not less than 12 months written notice. The City & County of San Francisco has a one-time right to terminate the lease that can be exercised as of September 30, 2020 with no less than 12 months’ but no more than 18 months’ written notice subject to a termination fee of two months’ base rent and unamortized leasing costs. Additionally, the City & County of San Francisco lease may be terminated for lack of appropriations.

The Loan.    The 1155 Market Street loan (the “1155 Market Street Loan”) is a fixed rate loan with an original principal balance of $48.0 million secured by the borrower’s fee simple interest in eight stories and the basement of an 11-story Class A office building consisting of 103,487 sq. ft. located at 1155 Market Street in San Francisco, California (the “1155 Market Street Property”). The 1155 Market Street Loan has a 10-year term and requires interest only payments for the term of the loan. The 1155 Market Street Loan accrues interest at a fixed rate equal to 4.7000% and has a cut-off date balance of $48.0 million. Loan proceeds, in addition to approximately $33.9 million of cash equity from the loan sponsor, were used to purchase the 1155 Market Street Property, fund upfront reserves of approximately $0.7 million, and pay closing costs of approximately $3.2 million. Based on the “As-is” appraised value of $80.0 million as of October 14, 2015, the “As-is” cut-off date LTV ratio is 60.0% and the remaining implied equity is $32.0 million. The most recent prior financing of the 1155 Market Street Property was included in the LBUBS 2005-C7 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$48,000,000	58.6%	Purchase Price	$78,048,000	95.3%
Sponsor Equity	$33,904,470	41.4%	Reserves	$677,507	0.8%
			Closing Costs	$3,178,963	3.9%
Total Sources	$81,904,470	100.0%	Total Uses	$81,904,470	100.0%

The Borrower / Sponsor.    The borrower, The Lighthouse Building LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The borrower is operated as a joint venture between Lighthouse for the Blind and Visually Impaired (“Lighthouse”) (90%) and Patson Companies (10%). Lighthouse originally leased the top three floors of the office building, where it is headquartered, and has since purchased the entire building under two separate contracts. The sponsors and non-recourse carve-out guarantors are David Charles Harrison and Ian Paget, on a joint and several basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

1155 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 8 1155 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 1.66x 8.1%

David Charles Harrison and Ian Paget have over 30 years of commercial real estate experience with a main focus in the development and investment in prime urban core locations in San Francisco, Walnut Creek and the northern San Francisco Peninsula. The sponsors own and operate real estate in San Francisco through their full service real estate platform, Patson Companies, focused on local acquisitions, development and management of high-quality office projects. Patson Companies works with a number of large corporate, institutional, and individual investors and currently owns three office buildings in the bay area and manages seven office buildings.

Lighthouse is a private, non-profit organization that focuses on providing employment, support and training opportunities for individuals who are blind and visually impaired. Lighthouse is one of San Francisco’s oldest recognized non-profit organizations which was originally inaugurated as the San Francisco Association of the Blind in 1914. Lighthouse currently serves thousands of blind and visually impaired youth, adults and seniors and is headquartered at the 1155 Market Street Property.

The Property. The 1155 Market Street Property is part of an 11-story, 142,672 sq. ft., Class A office building located in the West End submarket of San Francisco, California. The collateral is a fee simple interest in a vertically subdivided portion of the building, comprised of floors one through eight and the basement level, totaling 103,487 sq. ft., as well as a parking garage which has 16 parking spaces. In December 2015, the borrower, a newly formed special purpose entity operated as a joint venture between Lighthouse (90%) and Patson Companies (10%), purchased the 1155 Market Street Property from a wholly-owned subsidiary of Patson Companies for a purchase price of $78,048,000. Patson Companies originally purchased the entire building in June 2014 for $72,600,000. In conjunction with Patson Companies’ purchase of the building in 2014, Lighthouse signed a new lease to occupy the vacant top three floors of the building and Patson Companies completed a renovation that was begun in 2012 by the previous owner the building. The renovation was completed in 2014 for a full renovation cost of $14.3 million. The non-collateral portion of the subdivision consists of floors nine through eleven, which are owned by a borrower-related entity and serve as the headquarters for Lighthouse.

Except for a small management office leased to the building association, the 1155 Market Street Property is 100.0% leased to the City & County of San Francisco through January 2023. Lighthouse, an affiliate of the borrower occupies floors nine through eleven bringing the total building occupancy to 100% as well. The building was built in 1983 and underwent renovations between the years 1998 and 2002 and a $14.3 million renovation from 2012 to 2014. The improvements consisted of a main lobby renovation, elevator lobby and cab modernization, façade upgrades, restroom renovation, upgrade to the building mechanical systems and tenant improvements.

Major Tenants.

The City & County of San Francisco (“CCSF”) (103,487 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent; AA/Aa1/AA+ by Fitch/Moody’s/S&P) employs over 27,000 people and is the largest employer in San Francisco. The proposed budget for the next two fiscal years is $8.92 and $8.96 billion with expected CCSF employment to reach approximately 30,000. The CCSF groups that occupy the 1155 Market Street Property are the Department of Public Works, Treasurer/Tax Collector and Assessor-Recorder and Mayor’s Office on Disability, which have been in occupancy since February 2013. The CCSF currently occupies eight floors at the 1155 Market Street Property and pays rent of $45.44 PSF. CCSF has a one-time termination option that can be exercised as of September 30, 2020 with at least 12 months’ but no more than 18 months’ written notice subject to a termination fee of two months’ base rent and unamortized leasing costs and also has two, five-year renewal options. Additionally, the CCSF lease may be terminated for lack of appropriations.

Environmental Matters. The Phase I environmental report dated October 26, 2015 recommended the continued implementation of an asbestos operations and maintenance plan at the 1155 Market Street Property, which is currently in place.

The Market. The 1155 Market Street Property is located in downtown San Francisco in an area known as “South of Market” and is part of the South Beach/Rincon Hill/SOMA submarket. The subject property is located on Market Street which is a major Northeast/Southeast thoroughfare of downtown San Francisco connecting the North and South financial districts. The neighborhood has multiple means of accessibility from Interstate 80, Interstate 280 and US 101, which connect to the city’s gridiron street pattern. Various public transportation is available including the CIVIC Center/BART/MUNI station which is directly across from the 1155 Market Street Property. In addition, the San Francisco International Airport is located approximately 11 miles south of the 1155 Market Street Property.

The South Beach/Rincon Hill/SOMA office submarket contains approximately 18.4 million sq. ft. As of Q2 2015 the vacancy rate was 3.7%, which is down year-over-year from 4.7%. The South Beach/Rincon Hill/SOMA office submarket had the second lowest vacancy rate of the submarkets within the San Francisco office market. The average quoted rent in the submarket increased 23.7% from $56.49 PSF in Q2 2014 to $69.87 PSF in Q2 2015. The appraiser divided the South Beach/Rincon Hill/SOMA market into six smaller submarkets placing the subject property in the West End submarket which is bound by Market Street to the north, 7th Street to the east, Bryant Street to the south and Highway 101 to the west. The vacancy rate for the West End submarket in Q2 2015 was 2.0%, a decrease from the 2.9% rate the year prior. The overall average asking rent in the West End submarket increased 15.2% from $53.45 PSF in Q2 2014 to $61.57 PSF in Q2 2015. The appraiser concluded a market rent of $60.00 PSF, which is approximately 32.0% above the current in-place rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

1155 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 8 1155 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 1.66x 8.1%

The appraiser identified five comparable sales that are listed below. The chart also includes the adjustments that the appraiser made to the comparable properties to reflect a more accurate comparable for the 1155 Market Street Property.

Summary of Comparable Sales(1)
Building	Year Built	Occupancy	Sale Price	Sq. Ft.	Sales Price PSF ($)
1155 Market Street Property(2)	1983	100.0%	$78,048,000	103,487	$754.18
250 Montgomery Street	1986	86.0%	$76,050,000	118,538	$641.57
450 Sansome Street	1967	100.0%	$89,000,000	133,049	$668.93
160 Spear Street	1984	95.0%	$197,700,000	289,253	$683.48
731 Market Street	1908	100.0%	$65,174,900	93,107	$700.00
1019 Market Street	1909	100.0%	$48,250,000	75,523	$638.88
Total / Wtd. Avg.(3)		95.6%	$123,689,117	184,289	$671.17
(1)	Source: Appraisal.

(2)	Occupancy and Sq. Ft. are based on the rent roll dated February 6, 2016.

(3)	Total / Wtd. Avg. excludes the 1155 Market Street Property.

The appraiser identified six comparable leases in the downtown San Francisco office market.

Summary of Comparable Office Rentals(1)
Building	Year Built	Lease Start Date	Term	Sq. Ft.	Rent PSF	Lease Type
1155 Market Street Property	1983	Feb-13	120	103,487	$45.44	Modified Gross
303 Second Street	1988	Aug-15	72	44,261	$66.04	Modified Gross
600 Harrison Street	1989	Jul-15	84	39,562	$61.00	Full Service
Phelan Building	1908	May-15	90	24,394	$68.00	Modified Gross
625 2nd Street	1905	May-15	36	24,545	$57.00	Modified Gross
1263-1267 Mission Street	1924	Mar-15	84	33,580	$56.00	Modified Gross
Market Square	1937-1974	Feb-15	81	51,821	$77.50	Full Service
Total / Wtd. Avg.(2)			76	218,163	$65.50

(1)	Source: Appraisal.
(2)	Total / Wtd Avg. excludes the 1155 Market Street Property.

Cash Flow Analysis.

Cash Flow Analysis
	2013	T-7 12/31/2014 Ann.(1)	T-12 8/31/2015	U/W	U/W PSF
Base Rent(2)	$3,490,072	$4,437,394	$4,644,151	$5,224,431	$50.48
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$3,490,072	$4,437,394	$4,644,151	$5,224,431	$50.48
Total Recoveries	41,613	112,263	189,881	956,495	9.24
Total Other Income	113,813	26,971	28,847	28,847	0.28
Less: Vacancy(3)	0	0	0	(309,046)	($2.99)
Effective Gross Income	$3,645,498	$4,576,629	$4,862,879	$5,900,727	$57.02
Total Variable Expenses	638,880	825,901	835,452	991,857	9.58
Total Fixed Expenses	407,658	608,051	750,441	1,040,246	10.05
Net Operating Income	$2,598,960	$3,142,678	$3,276,986	$3,868,625	$37.38
TI/LC	0	0	0	38,617	0.37
Capital Expenditures	0	0	0	25,872	0.25
Net Cash Flow	$2,598,960	$3,142,678	$3,276,986	$3,804,137	$36.76
(1)	The 2014 operating statement consists of seven months annualized as five months. Operating statements for April through August were missing due to the transfer of ownership.

(2)	U/W Base Rent includes $521,982 in rent steps, based on the average rent steps of the CCSF throughout the term of the CCSF lease.

(3)	U/W Vacancy represents 5.0% of gross potential income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

1155 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 8 1155 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 1.66x 8.1%

Property Management.  The 1155 Market Street Property is managed by CBRE, Inc.

Lockbox / Cash Management.     The 1155 Market Street Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to deliver tenant direction letters requiring all rents, revenues and receipts from the 1155 Market Street Property to be deposited directly by the tenants into a lender controlled clearing account. Prior to a Trigger Period (as defined below), amounts on deposit in the clearing account are required to be swept daily to the borrower’s operating account. During a Trigger Period, any transfers to borrower's operating account are required to cease and sums on deposit in the clearing account are required to be swept into a lender-controlled deposit account and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence upon the occurrence or commencement, as applicable, of (i) an event of default, (ii) the debt service coverage ratio is less than 1.25x as of any calendar quarter or (iii) a Lease Sweep Period (as defined below) and will end if, (a) with respect to (i) above, the event of default is cured and such cure is accepted by the lender (and no other event of default is continuing), (b) with respect to (ii) above, the debt service coverage ratio is at least 1.30x for two consecutive calendar quarters and (c) with respect to (iii) the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first monthly payment date following (i) the earlier to occur of (a) 12 months’ prior to the end of the term of any Lease Sweep Lease (as defined below) and (b) upon the date required under a Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (ii) if any Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date, (iii) if any tenant under a Lease Sweep Lease discontinues its business (i.e. “goes dark”) or gives notice that it intends to discontinue its business, (iv) upon the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any tenant under a Lease Sweep Lease, (v) upon the occurrence of an insolvency proceeding of a tenant under a Lease Sweep Lease, or (vi) upon a decline in the credit rating of the tenant under a Lease Sweep Lease below “BBB” or equivalent by any of the rating agencies.

A “Lease Sweep Lease” means (i) the City & County of San Francisco lease or (ii) any replacement lease that covers the majority of the space demised under the City & County of San Francisco lease.

Initial Reserves.    At origination, the borrower deposited (i) $536,111 into a tax reserve account, (ii) $66,423 into an insurance reserve account and (iii) $74,973 into a TI/LC reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $80,587, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $11,070, into an insurance reserve account and (iii) $1,813 into a replacement reserve account, subject to a cap of $65,250. During a Lease Sweep Period, all excess cash flow (after payment of debt service, reserves and lender approved operating expenses) will be transferred to the Lease Sweep reserve to be held and applied for leasing expenses in connection with re-tenanting the space under the applicable Lease Sweep Lease that triggered the Lease Sweep Period.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

1155 Market Street San Francisco, CA 94103	Collateral Asset Summary – Loan No. 8 1155 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,000,000 60.0% 1.66x 8.1%

1155 Market Street
1155 Market Street
San Francisco, CA 94103
Oakland
San Francisco
San Jose
Pacific Ocean
San Francisco Bay
Daly City
San Leandro
Hayward
Pleasanton
Dublin
Danville
Alamo
Alameda
Pacifica
Millbrae
San Mateo
Union City
Sunol
Fremont
Newark
Montara
Belmont
Half Moon Bay
Redwood City
Palo Alto
Milpitas
Mountain View
Sunnyvale
Santa Clara
Cupertino
Campbell
Saratoga
Los Gatos
San Gregorio
Pescadero
BUSH ST
SUTTER ST
POST ST
GEARY ST
O'FARRELL ST
ELLIS ST
EDDY ST
TURK ST
GOLDEN GATE AVE
MCALLISTER ST
FULTON ST
GROVE ST
HAYES ST
FELL ST
FRANKLIN ST
VAN NESS AVE
POLK ST
LARKIN ST
HYDE ST
LEAVENWORTH ST
JONES ST
TAYLOR ST
MASON ST
POWELL ST
STOCKTON ST
GRANT AVE
CENTRAL SUBWAY (PHASE 2)
Union Square
MARKET ST
5TH ST
6TH ST
7TH ST
8TH ST
9TH ST
10TH ST
11TH ST
MISSION ST
HOWARD ST
FOLSOM ST
HARRISON ST
BART
MUNI
CIVIC CENTER
SOUTH OF MARKET
MID-MARKET
101
80
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

(THIS PAGE INTENTIONALLY LEFT BLANK)

93

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Jacob Feldman
Borrower:	Fountain Avenue Investments, LLC
Original Balance(1):	$43,000,000
Cut-off Date Balance(1):	$43,000,000
% by Initial UPB:	4.2%
Interest Rate(2):	4.2800%
Payment Date:	6th of each month
First Payment Date:	December 6, 2015
Maturity Date:	May 6, 2030
Anticipated Repayment Date(2):	November 6, 2025
Amortization:	Interest Only, ARD
Additional Debt(1):	$87,000,000 Pari Passu Debt
Call Protection(3):	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	$10,433
Insurance:	$38,000	$12,149
Replacement:	$0	$3,484
Special Rollover:	$0	Springing

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$466
Balloon Balance / Sq. Ft.:	$466
Cut-off Date LTV:	66.7%
Balloon LTV:	66.7%
Underwritten NOI DSCR:	1.98x
Underwritten NCF DSCR:	1.97x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	8.5%
Underwritten NOI Debt Yield at Balloon:	8.6%
Underwritten NCF Debt Yield at Balloon:	8.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse / Distribution Industrial
Collateral:	Fee Simple
Location:	Brooklyn, NY
Year Built / Renovated:	2015 / NAP
Total Sq. Ft.:	278,721
Property Management:	Self-managed
Underwritten NOI:	$11,154,536
Underwritten NCF:	$11,112,728
Appraised Value:	$195,000,000
Appraisal Date:	August 25, 2015

Historical NOI(6)
Most Recent NOI:	NAV
2014 NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(6)
Most Recent Occupancy:	100.0% (February 6, 2016)
2014 Occupancy	NAP
2013 Occupancy:	NAP
2012 Occupancy:	NAP

(1)	The FedEx Brooklyn Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $130.0 million. The non-controlling Note A-2, with an original principal balance of $43.0 million, will be included in the COMM 2016-CCRE28 mortgage trust. The pari passu companion loan comprised of the controlling Note A-1, with an original principal amount of $87.0 million, will not be included in the trust and is expected to be initially held by JLC or an affiliate and contributed to a future securitization.
(2)	If the FedEx Brooklyn Whole Loan is not paid in full by the anticipated repayment date, the interest rate will increase to 7.8800%. See “Anticipated Repayment Date” herein.

(3)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of December 6, 2015. Defeasance of the full $130.0 million FedEx Brooklyn Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 6, 2019. The assumed lockout period of 27 payment dates is based on the expected COMM 2016-CCRE28 closing date in February 2016. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate FedEx Brooklyn Whole Loan.

(6)	The FedEx Brooklyn Property was constructed in 2015. As such, Historical NOI and Historical Occupancy figures are not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

The Loan. The FedEx Brooklyn loan (the “FedEx Brooklyn Loan”) is a $43.0 million fixed rate loan secured by the borrower’s fee simple interest in a newly constructed, one-story, 278,721 sq. ft. Class A industrial building located at 830 Fountain Avenue in Brooklyn, New York (the “FedEx Brooklyn Property”). The FedEx Brooklyn Loan is evidenced by the non-controlling Note A-2, with an original principal balance of $43.0 million, which will be included in the COMM 2016-CCRE28 mortgage trust. The controlling Note A-1 is the pari passu companion loan (together with the FedEx Brooklyn Loan, the “FedEx Brooklyn Whole Loan”), with an original principal balance of $87.0 million, and is expected to be initially held by JLC or an affiliate.

The relationship between the holders of the Note A-1 and Note A-2 will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – FedEx Brooklyn Whole Loan” in the accompanying Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$87,000,000	$87,000,000	JLC	Yes
Note A-2	$43,000,000	$43,000,000	COMM 2016-CCRE28	No
Total	$130,000,000	$130,000,000

The FedEx Brooklyn Whole Loan has an anticipated repayment date of November 6, 2025 (the “Anticipated Repayment Date”) and a stated maturity date of May 6, 2030. Prior to the Anticipated Repayment Date, the FedEx Brooklyn Whole Loan accrues interest at a fixed rate equal to 4.2800% (the “Initial Interest Rate”) and requires interest only payments for the term of the loan through the Anticipated Repayment Date. From and after the Anticipated Repayment Date, the FedEx Brooklyn Whole Loan will accrue interest at a fixed rate of 7.8800% and the borrower will be required to make monthly payments equal to $641,807.09, which is based on the Initial Interest Rate and a 30-year amortization schedule. See “Anticipated Repayment Date” herein.

Proceeds of the FedEx Brooklyn Whole Loan were used to retire existing debt of approximately $32.7 million, cover closing costs, pay reserves and return approximately $93.1 million of equity to the loan sponsor. The borrower purchased the FedEx Brooklyn Property in July 2015 for a purchase price equal to $190.0 million (excluding closing costs) and contributed approximately $157.5 million of equity. Following the closing of the FedEx Brooklyn Whole Loan, the borrower has approximately $64.4 million of remaining equity basis in the FedEx Brooklyn Property. Based on the appraised value of $195.0 million as of August 25, 2015, the cut-off date LTV is 66.7%. The most recent prior financing of the FedEx Brooklyn Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$130,000,000	100.0%	Loan Payoff	$32,696,313	25.2%
			Reserves	$38,000	0.0%
			Closing Costs	$4,210,491	3.2%
			Return of Equity	$93,055,196	71.6%
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%

The Borrower / Sponsor. The borrower, Fountain Avenue Investments, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carve-out guarantor is Jacob Feldman.

Jacob Feldman is the president of the Rector Hylan Corporation which owns and manages commercial and multifamily properties, four of which are located in the Brooklyn, New York market.

The Property. The FedEx Brooklyn Property is a 278,721 sq. ft., single tenant industrial property located in Brooklyn, New York and was recently constructed as a “built-to-suit” in 2015 for FedEx Ground Package System, Inc. (“FedEx Ground”). The borrower subsequently purchased the FedEx Brooklyn Property in July 2015 for a purchase price equal to $190.0 million (excluding closing costs) using approximately $157.5 million of equity and a $32.5 million bridge loan. The FedEx Brooklyn Whole Loan refinanced the aforementioned bridge loan. The FedEx Brooklyn Property is situated on approximately 9.9 acres and consists of 153,354 sq. ft. of warehouse space (55.0% of NRA), 116,900 sq. ft. of distribution space (42.0% of NRA) and 8,467 sq. ft. of office space (3.0% of NRA). FedEx Ground leases 100.0% of the NRA on a non-terminable triple net basis expiring on June 30, 2030 with two, 10-year extension options remaining. FedEx Ground’s rent commenced on July 1, 2015 at a rental rate of $37.10 per sq. ft. triple net and the lease is structured with 7.5% base rent escalations every five years, including extension terms. Under the lease, FedEx Ground is responsible for all expenses except for structural repairs and capital replacements. FedEx Corporation (NYSE: FDX; rated Baa1/BBB by Moody’s/S&P) guarantees the FedEx Ground lease. FedEx Ground took occupancy in October 2015.

The FedEx Brooklyn Property features 19 exterior dock doors, five drive-in doors, security systems that include access gates and perimeter fencing and 250 parking spaces providing a parking ratio of approximately 0.9 spaces per 1,000 sq. ft. of NRA. The FedEx Brooklyn Property was built with internal distribution vehicle access and staging areas that will allow FedEx Ground distribution vehicles to enter and gain direct access to package conveyor systems.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

Environmental Matters. The Phase I environmental report dated August 26, 2015 recommended no further action.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

FedEx Ground Package System, Inc.	NR/Baa1/BBB	278,721	100.0%	$40.02	100.0%	6/30/2030(2)
Total Occupied Collateral		278,721	100.0%	$40.02	100.0%
Vacant		0	0.0%
Total		278,721	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	FedEx Ground has two, 10-year extension options remaining.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	278,721	100.0%	278,721	100.0%	$40.02	100.0%	100.0%
Vacant	NAP	0	0.0%	278,721	100.0%	NAP	NAP
Total / Wtd. Avg.	1	278,721	100.0%			$40.02	100.0%

Major Tenants.

FedEx Ground Package System, Inc. (278,721 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent) The FedEx Ground lease is guaranteed by FedEx Corporation (NYSE: FDX; rated Baa1/BBB by Moody’s/S&P). FedEx Corporation is the world’s largest commerce provider, operating in more than 220 countries and territories. Founded in Little Rock, Arkansas in 1971, FedEx Corporation provides a range of transportation, logistics, e-commerce and business services through its four major operating segments: FedEx Ground, FedEx Express, FedEx Freight and FedEx Services. FedEx Corporation is headquartered in Memphis, Tennessee and has over 325,000 team members worldwide. FedEx Corporation makes an average of approximately 11.0 million shipments each business day. For fiscal year 2014, FedEx Ground accounted for approximately 25.5% and 53.0% of FedEx Corporation’s revenue and operating income, respectively. FedEx Ground is headquartered in Pittsburgh, Pennsylvania.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

Lease Summary.

FedEx Ground Package System, Inc. Lease Summary(1)
Lease Year	Annual Rent	PSF	% Increase	Monthly Payment Dates
1-5	$10,341,468	$37.10	NAP	7/1/2015 - 6/30/2020
6-10	$11,117,076	$39.89	7.5%	7/1/2020 - 6/30/2025
11-15	$11,950,860	$42.88	7.5%	7/1/2025 - 6/30/2030
1st Extension
16-20	$12,847,176	$46.09	7.5%	7/1/2030 - 6/30/2035
21-25	$13,810,704	$49.55	7.5%	7/1/2035 - 6/30/2040
2nd Extension
26-30	$14,846,508	$53.27	7.5%	7/1/2040 - 6/30/2045
31-35	$15,960,000	$57.26	7.5%	7/1/2045 - 6/30/2050
U/W(2)	$11,154,536	$40.02
(1)	Source: Borrower.

(2)	Based on the straight-line average rent for the FedEx Ground lease through the final maturity date of the FedEx Brooklyn Whole Loan.

The Market. The FedEx Brooklyn Property is located at 830 Fountain Avenue between Flatlands Avenue and Old Vandalia Street within the East New York neighborhood of Brooklyn, approximately 15 miles southeast of Midtown Manhattan, five miles west of John F. Kennedy International Airport and 13 miles south of LaGuardia Airport. The East New York neighborhood of South Brooklyn is generally characterized as a mixed-use neighborhood primarily supporting residential, industrial and commercial uses. The FedEx Brooklyn Property is located within close proximity to the Gateway Center retail power center which features over 1.24 million sq. ft. of gross leasable area. The Gateway Center features a combination of national and regional tenants and is anchored by JCPenney, Burlington Coat Factory, ShopRite, Home Depot, Target and BJ’s Wholesale Club. Other notable tenants include a Marshall’s, Best Buy, Old Navy, Staples and a Bed Bath and Beyond. As of the Q3 2015, the Brooklyn (Kings County) industrial market had a supply of 4,502 industrial properties totaling 91,295,326 sq. ft. Vacancy rates have decreased from 5.8% in the Q4 2011 to 4.6% as of the Q3 2015.

Competitive Set.

Competitive Set(1)
Property Location	Tenant Name	Lease Commencement Date	Net Rentable Area	Initial Rent PSF	Lease Term (Years)	Expense Basis
FedEx Brooklyn	FedEx Ground	7/2015(2)	278,721(2)	$37.10(2)	15(2)	NNN
Bushwick, Brooklyn	Confidential	7/2015	18,000	$37.00	10	Gross
Jamaica, Queens	Walmart	6/2015	42,438	$20.00	15	NNN
Flushing, Queens	All City Metal	2/2014	45,000	$38.40	15	NNN
Jamaica, Queens	DHL Express	1/2014	45,051	$23.00	15	NNN
Long Island City, Queens	FedEx Ground	3/2013	143,000	$65.61	15	NNN
Maspeth, Queens	Bimbo Bakery	1/2013	56,966	$42.48	15	NNN
Blauvelt, NY	FedEx Ground	3/2012	142,139	$24.97	15	NNN
Jamaica, Queens	Offering	8/2015	27,308	$40.00	15	NNN
Jamaica, Queens	Offering	8/2015	40,000	$38.00	15	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

Cash Flow Analysis.

Cash Flow Analysis
	In-Place (7/1/2015)(1)	In-Place (7/1/2020)(1)	In-Place (7/1/2025)(1)	U/W	U/W PSF
Base Rent	$10,341,468	$11,117,076	$11,950,860	$10,341,468	$37.10
Straight-Line Average Rent(2)	0	0	0	813,068	2.92
Gross Potential Rent	$10,341,468	$11,117,076	$11,950,860	$11,154,536	$40.02
Total Recoveries	0	0	0	0	0.00
Parking Income	0	0	0	0	0.00
Other Income	0	0	0	0	0.00
Less: Vacancy	0	0	0	0	0.00
Effective Gross Income	$10,341,468	$11,117,076	$11,950,860	$11,154,536	$40.02
Total Operating Expenses	0	0	0	0	0.00
Net Operating Income	$10,341,468	$11,117,076	$11,950,860	$11,154,536	$40.02
TI/LC	0	0	0	0	0.00
Capital Expenditures	41,808	41,808	41,808	41,808	0.15
Net Cash Flow	$10,299,660	$11,075,268	$11,909,052	$11,112,728	$39.87
(1)	Reflects annualized base rent payable under the FedEx Ground lease as of the specified date.

(2)	Based on the straight-line average rent for the FedEx Ground lease through the final maturity date of the FedEx Brooklyn Whole Loan.

Property Management. The FedEx Brooklyn Property is self-managed.

Lockbox / Cash Management. The FedEx Brooklyn Whole Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly by the tenant into a clearing account controlled by lender. Provided no Lease Sweep Period (as defined below) or Cash Management Period (as defined below) is continuing, all funds in the clearing account will be transferred on a daily basis into the borrower’s operating account. Upon the occurrence of a Cash Management Period, all amounts on deposit in the clearing account will transferred on a daily basis into a deposit account controlled by lender and disbursed in accordance with the FedEx Brooklyn Whole Loan documents. In addition, an excess cash flow sweep will occur upon the commencement of a Cash Management Period.

A “Cash Management Period” will occur (i) upon an event of default, (ii) following the Anticipated Repayment Date, (iii) if the debt yield falls below 7.0% (until such time that the debt yield is at least 7.0% for two consecutive quarters) or (iv) during a Lease Sweep Period.

A “Lease Sweep Period” will commence (i) on the date that is 18 months prior to the end of the term of any Major Lease (as defined below), (ii) on the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option (and such renewal option has not been so exercised), (iii) if any Major Lease is surrendered, cancelled or terminated prior to its then-current expiration date, (iv) if any Major Tenant goes dark or gives notice that it intends to discontinue its business, (v) upon the occurrence of a material default under any Major Lease, (vi) upon the occurrence of a Major Tenant insolvency proceeding or (vii) if the credit rating of FedEx Corporation or any Major Tenant that is a credit tenant is downgraded (as specified in the definition of Applicable Percentage of Available Cash below).

An “Applicable Percentage of Available Cash” means (i) with respect to a Lease Sweep Period triggered by any of the matters described in clauses (i), (ii), (iii), (v) or (vi) of the definition of Lease Sweep Period, 100.0%, (ii) with respect to a Lease Sweep Period triggered by the matter described in clause (iv) of the definition of Lease Sweep Period, 90.0%, and (iii) with respect to a Lease Sweep Period triggered by the matter described in clause (vii) of the defined term Lease Sweep Period, (x) if the credit rating of any Major Tenant that is a credit tenant has been downgraded below “BB” by S&P or “Ba2” by Moody’s (or its functional equivalent by any other rating agency), but is equal to or higher than “B+” by S&P or “B1” by Moody’s (or its functional equivalent by any other rating agency), 50.0%, and (y) if the credit rating of the subject credit tenant has been downgraded below “B+” by S&P or “B1” by Moody’s (or its functional equivalent by any other rating agency), 90.0%.

A “Major Lease” means the lease with FedEx Ground, and any replacement lease which covers 30.0% or more of the rentable sq. ft. of the improvements or which represents 30.0% or more of the total annual rents at the property.

A “Major Tenant” means any tenant under a Major Lease, or under one or more leases which when taken together would constitute a Major Lease.

Initial Reserves. At origination, the borrower deposited $38,000 into an insurance reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) $12,149 into an insurance reserve account, (ii) $10,433 into a tax reserve account, (iii) $3,484 into a replacement reserve account and (iv) during the continuance of a Lease Sweep Period, the Applicable Percentage of Available Cash (after payment of debt service, reserve payments and approved operating expenses) will be deposited into a reserve account for the purposes of paying leasing expenses in connection with re-tenanting the space under the lease that triggered the Lease Sweep Period. If the Lease Sweep Period is triggered prior to October 22, 2019, the special rollover reserve will be subject to a cap of $20.0 million.

Notwithstanding the foregoing, the FedEx Brooklyn Whole Loan documents provide that monthly tax escrows and insurance escrows will not be required if the payment of taxes and insurance premiums become and continue to be the direct obligation of the tenant and (i) no event of default has occurred and is continuing, (ii) the borrower or tenant provides evidence that all taxes and insurance premiums have been paid in accordance with the FedEx Brooklyn Whole Loan documents and (iii) the FedEx Ground lease continues to be in full force and effect.

Anticipated Repayment Date. The FedEx Brooklyn Whole Loan has an Anticipated Repayment Date of November 6, 2025 and a stated maturity date of May 6, 2030. From and after the Anticipated Repayment Date, (i) the interest rate will increase to 7.8800% (the “Adjusted Interest Rate”), (ii) the borrower will be required to make monthly payments equal to $641,807.09, which is based on the Initial Interest Rate and a 30-year amortization schedule, (iii) interest will accrue on the FedEx Brooklyn Whole Loan at the Adjusted Interest Rate and (iv) all excess cash flow from the FedEx Brooklyn Property, after payment of reserves and operating expenses, will be applied to the outstanding principal balance of the FedEx Brooklyn Whole Loan. The portion of interest that is “Additional Interest” (which means the difference between the interest accrued at the Adjusted Interest Rate and the Initial Interest Rate) is not required to be paid current from and after the Anticipated Repayment Date, but will be deferred and will be required to be repaid on the maturity date.

ICAP Program. The borrower has received preliminary approval for a 25-year tax abatement via the New York City Industrial & Commercial Abatement Program (“ICAP”). All requirements under the ICAP statute have been satisfied and it is anticipated that the benefit period will commence in the 2016/2017 fiscal year. Following the commencement of the ICAP, the FedEx Brooklyn Property will benefit from a real estate tax abatement on its improved value for 16 years and the abatement will then burn off in 10.0% increments for the following nine years (years 17-25).

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

830 Fountain Avenue Brooklyn, NY 11208	Collateral Asset Summary – Loan No. 9 FedEx Brooklyn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 66.7% 1.97x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

(THIS PAGE INTENTIONALLY LEFT BLANK)

103

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

Mortgage Loan Information
Loan Sellers:	LCF / GACC
Loan Purpose:	Refinance
Sponsor:	American Realty Capital Hospitality Trust, Inc.
Borrower(1):	Various
Original Balance(2):	$40,000,000
Cut-off Date Balance(2):	$40,000,000
% by Initial UPB:	3.9%
Interest Rate:	4.9600%
Payment Date:	6th of each month
First Payment Date:	November 6, 2015
Maturity Date:	October 6, 2020
Amortization:	Interest Only
Additional Debt(2):	$192,000,000 Pari Passu Debt
Call Protection(3)(4):	L(26), YM1(30), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$890,215	$296,738
Insurance:	$0	Springing
Required Repairs:	$160,928	NAP
FF&E:	$0	1/12 of 4.0% of Gross Revenue
PIP:	$10,000,000	Springing

Financial Information(6)
Cut-off Date Balance / Room:	$86,245
Balloon Balance / Room:	$86,245
Cut-off Date LTV(7):	64.4%
Balloon LTV:	64.4%
Underwritten NOI DSCR:	2.65x
Underwritten NCF DSCR:	2.35x
Underwritten NOI Debt Yield:	13.3%
Underwritten NCF Debt Yield:	11.8%
Underwritten NOI Debt Yield at Balloon:	13.3%
Underwritten NCF Debt Yield at Balloon:	11.8%

Property Information
Single Asset / Portfolio:	Portfolio of 21 properties
Property Type:	Various Hospitality
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Rooms:	2,690
Property Management(8):	Various
Underwritten NOI:	$30,891,289
Underwritten NCF:	$27,397,249
Appraised Value(7):	$360,000,000
Appraisal Date:	August 2015

Historical NOI
Most Recent NOI:	$30,619,478 (T-12 July 31, 2015)
2014 NOI:	$30,077,135 (December 31, 2014)
2013 NOI:	$27,347,248 (December 31, 2013)
2012 NOI:	$25,736,730 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	75.6% (July 31, 2015)
2014 Occupancy:	74.7% (December 31, 2014)
2013 Occupancy:	72.4% (December 31, 2013)
2012 Occupancy:	70.0% (December 31, 2012)
(1)	ARC Hospitality Portfolio II Owner, LLC; ARC Hospitality Portfolio II TRS, LLC; ARC Hospitality Portfolio II MISC TRS, LLC; ARC Hospitality Portfolio II HIL TRS, LLC; ARC Hospitality Stratford, LLC; ARC Hospitality TRS Stratford, LLC; ARC Hospitality Portfolio II NTC Owner, LP; ARC Hospitality Portfolio II NTC HIL TRS, LP; ARC Hospitality Portfolio II NTC TRS, LP.
(2)	The Original Balance and Cut-off Date Balance of $40.0 million represent the non-controlling Notes A-2-A1 and A-5-A of the $232.0 million Equity Inns Portfolio Whole Loan evidenced by 11 pari passu notes. The pari passu companion loans are comprised of the controlling Note A-1-A and the non-controlling Note A-1-B, Note A-2-A2, Note A-2-B, Note A-3, Note A-4-A, Note A-4-B, Note A-5-B and Note A-6, with an aggregate original principal balance of $192.0 million. For additional information on the pari passu companion loans, see “The Loan” herein.
(3)	The lockout period expires on December 31, 2017.
(4)	Partial release is permitted. See “Partial Release” herein.
(5)	See “Initial Reserves” and “Ongoing Reserves” herein.
(6)	DSCR, LTV, Debt Yield, and Balance / Room calculations are based on the aggregate $232.0 million Equity Inns Portfolio Whole Loan.
(7)	The Appraised Value of $360.0 million reflects a premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million, which represents a Cut-off Date LTV of 72.0%.
(8)	Homewood Suites Management, LLC; Crestline Hotels & Resorts, LLC; Hampton Inns Management LLC; McKibbon Hotel Management, Inc.

Historical Occupancy, ADR, RevPAR(1)
Year	Equity Inns Portfolio			Competitive Set			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.0%	$103.35	$73.75	66.8%	$96.12	$64.88	105.1%	108.7%	114.3%
2013	72.4%	$106.32	$77.32	67.5%	$100.08	$68.29	107.9%	107.7%	116.2%
2014	74.4%	$110.66	$82.41	70.2%	$104.75	$69.08	106.7%	106.7%	114.5%
T-12 Jul 2015	75.6%	$113.75	$86.05	71.4%	$107.31	$77.70	106.7%	107.4%	115.5%
(1)	Source: Hospitality Research Report.
(2)	The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Equity Inns Portfolio are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

The Loan. The Equity Inns Portfolio loan (the “Equity Inns Portfolio Loan”) consists of the non-controlling Note A-2-A1 and Note A-5-A in the aggregate original principal amount of $40.0 million of a fixed rate loan in the aggregate original principal amount of $232.0 million (the “Equity Inns Portfolio Whole Loan”). The Equity Inns Portfolio Whole Loan is secured by the applicable borrowers’ fee simple interests and operating leasehold interests in a portfolio of 21 hotel properties located across 13 states, totaling 2,690 rooms (each a “Property” and together, the “Equity Inns Portfolio” or the “Equity Inns Portfolio Properties”). The Equity Inns Portfolio Whole Loan was co-originated by Ladder Capital Finance LLC (“LCF”) and German American Capital Corporation (“GACC”) and is evidenced by 11 pari passu notes. Of the Equity Inns Portfolio Whole Loan, the non-controlling Note A-2-A1 and Note A-5-A, with an aggregate original principal balance of $40.0 million, will be included in the COMM 2016-CCRE28 mortgage trust. The controlling Note A-1-A and non-controlling Note A-4-A in the aggregate original principal amount of $80.0 million were contributed to the COMM 2015-LC23 mortgage trust. The non-controlling Note A-1-B, with an original principal balance of $12.0 million, Note A-2-A2, with an original principal balance of $6.0 million, Note A-2-B, with an original principal balance of $9.6 million, and Note A-3, with an original principal balance of $39.6 million are currently held by LCF and are expected to be included in one or more future securitizations. The non-controlling Note A-4-B, with an original principal balance of $8.0 million, Note A-5-B, with an original principal balance of $10.4 million and Note A-6, with an original principal balance of $26.4 million are currently held by GACC and are expected to be included in one or more future securitizations.

The relationship between the holders of the Note A-1-A, Note A-1-B, Note A-2-A1, Note A-2-A2, Note A-2-B, Note A-3, Note A-4-A, Note A-4-B, Note A-5-A, Note A-5-B and Note A-6 will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – Equity Inns Portfolio Whole Loan” in the accompanying Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-A & Note A-4-A	$80,000,000	$80,000,000	COMM 2015-LC23	Yes(1)
Note A-2-A1 & Note A-5-A	$40,000,000	$40,000,000	COMM 2016-CCRE28	No
Note A-1-B, Note A-2-A2, Note A-2-B & Note A-3	$67,200,000	$67,200,000	LCF	No
Note A-4-B, Note A-5-B & Note A-6	$44,800,000	$44,800,000	GACC	No
Total	$232,000,000	$232,000,000
(1)	Only the $48.0 million Note A-1-A is controlling.

The Equity Inns Portfolio Loan has a five-year interest only term and accrues interest at a fixed rate equal to 4.9600% per annum. Loan proceeds were used to retire existing debt, inclusive of accrued interest and other fees, of approximately $228.7 million, fund reserves of approximately $11.1 million and pay closing costs of approximately $3.6 million. Based on the portfolio appraised value of $360.0 million the cut-off date LTV is 64.4%. The most recent prior financing of the Equity Inns Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$232,000,000	95.3%	Loan Payoff	$228,749,792	94.0%
Equity Contribution(1)	$11,371,163	4.7%	Reserves	$11,051,143	4.5%
			Closing Costs	$3,570,228	1.5%
Total Sources	$243,371,163	100.0%	Total Uses	$243,371,163	100.0%
(1)	The borrowers acquired 20 of the 21 properties on February 27, 2015 for $346,837,695 ($135,749/Room) while also leveraging the 21st property (Homewood Suites Stratford) which the borrowers acquired previously on March 21, 2014. In order to acquire the twenty properties and leverage the 21st property in February of 2015, the borrower used approximately $227.0 million of first mortgage debt (the “Bridge Loan”), approximately $99.8 million of preferred equity, and approximately $37.6 million of equity. Since closing of the Bridge Loan, the borrowers have paid down the preferred equity by approximately $34.1 million to a balance of $65.7 million, deposited $12.0 million into a PIP Reserve, and completed the approximately $3.4 million PIP at the Homewood Suites Stratford.

The Borrower / Sponsor. The borrower consists of six single purpose Delaware limited liability companies and three single purpose Delaware limited partnerships, each structured to be bankruptcy remote, with two independent directors in its organizational structure. The sponsor of the borrowers and non-recourse carve out guarantor is American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc. (“ARC Hospitality”), a public non-traded real estate investment trust ("REIT"), has focused on acquiring upper midscale, upscale and upper upscale lodging properties in the select service, extended stay and small full service segments within the hospitality sector, franchised by leading global brands including Hilton, Marriott, Hyatt, IHG and Starwood Hotels & Resorts Worldwide, Inc. The acquisition of the Equity Inns Portfolio on February 27, 2015 (and contemporaneous acquisition of 116 hotels) established ARC Hospitality as one of the largest owners of select-service hotels (by enterprise value) in the North American lodging REIT sector, with a current portfolio of approximately 122 hotels totaling 14,924 rooms.

The external advisor of ARC Hospitality is American Realty Capital Hospitality Advisors, LLC a subsidiary of AR Capital, LLC (“AR Capital”). AR Capital owns a 60% interest in Crestline Hotels & Resorts, LLC (“Crestline”), the hotel manager of 12 of the Equity Inns Portfolio Properties and a 100% interest in the Operators (as defined below) of each of the Equity Inns Portfolio Properties (and through

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

which each of the hotel managers, including Crestline, is employed) (see “Property Management” below). As of origination, AR Capital also owned less than a 3.0% interest in the borrowers. AR Capital and certain of its principals and affiliates are subject to litigation and governmental proceedings.

Realty Capital Securities, LLC ("RCS"), an entity under common control with AR Capital, is a broker dealer that has acted as dealer manager for ARC Hospitality. On November 12, 2015, RCS was charged by the Secretary of the Commonwealth of Massachusetts, Securities Division, with fraudulent casting of shareholder proxy votes on investment programs sponsored by AR Capital.

On November 16, 2015, AR Capital announced it would suspend the acceptance of new subscriptions to certain of its current investment programs, including ARC Hospitality, effective December 31, 2015 as a result of regulatory and market uncertainty affecting capital raising for both new and existing offerings in the direct investment industry.

In particular, according to filings with the SEC, on November 15, 2015, ARC Hospitality suspended its primary initial public offering, which had been conducted by RCS as exclusive wholesale distributor, effective December 31, 2015, and, on November 18, 2015, RCS suspended sales activities it performs pursuant to the dealer manager agreement for ARC Hospitality’s primary initial public offering, effective immediately.

On December 2, 2015, RCS Capital Corporation, the parent of RCS, announced that: (i) RCS had reached an agreement to settle the complaint brought by the Secretary of the Commonwealth of Massachusetts, Securities Division, which agreement includes the payment by RCS of a fine; (ii) RCS will voluntarily withdraw its broker dealer license in Massachusetts and all other state and Federal jurisdictions and (iii) the board of directors of RCS Capital Corporation had authorized plans to wind down the operations of the RCS wholesale distribution business (which is expected to be completed by the end of the first quarter 2016).

According to filings with the SEC, on January 6, 2016, ARC Hospitality’s board of directors approved the extension of its primary initial public offering to January 7, 2017. However, it was also stated in those filings, that notwithstanding the extension of such primary initial public offering, it is not likely that ARC Hospitality will resume its primary initial public offering.

For additional information, see “Description of the Mortgage Pool—Litigation and Other Considerations” in the accompanying Preliminary Prospectus.

The Properties. The Equity Inns Portfolio Loan is secured by the fee simple interests and operating leasehold interests in 21 hotel properties located across 13 states, totaling 2,690 rooms. Hotels are operated under seven brands. A breakdown of the brands and portfolio can be found below:

Brand Breakdown
Brand	# Hotels	Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	“As-is” Appraised Value(1)	LTV(1)	UW NCF	% UW NCF
Homewood Suites	4	613	22.8%	$77,800,000	$126,917	$107,900,000	72.1%	$8,389,131	30.6%
Hampton Inn	9	1,163	43.2%	$77,050,000	$66,251	$106,300,000	72.5%	$9,753,253	35.6%
Courtyard	3	414	15.4%	$34,000,000	$82,126	$48,800,000	69.7%	$3,930,897	14.3%
Hilton Garden Inn	2	241	9.0%	$18,650,000	$77,386	$24,700,000	75.5%	$2,297,055	8.4%
SpringHill Suites	1	88	3.3%	$11,500,000	$130,682	$16,400,000	70.1%	$1,393,398	5.1%
TownePlace Suites	1	93	3.5%	$8,500,000	$91,398	$12,100,000	70.2%	$1,028,701	3.8%
Residence Inn	1	78	2.9%	$4,500,000	$57,692	$6,200,000	72.6%	$604,813	2.2%
Total	21	2,690	100.0%	$232,000,000	$86,245	$360,000,000	64.4%	$27,397,249	100.0%
(1)	The Portfolio “As-is” Appraised Value of $360.0 million reflects a premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million, which results in an LTV of 72.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

Portfolio Summary
Property Name	City	State	Rooms	Year Built	Ownership Interest	“As-is” Appraised Value(1)	Allocated Loan Amount ($)
Homewood Suites Seattle	Seattle	WA	161	1998	Fee Simple	$56,700,000	$42,100,000
Homewood Suites Orlando	Orlando	FL	252	1999	Fee Simple	$26,100,000	$18,350,000
Courtyard Carlsbad	Carlsbad	CA	145	2000	Fee Simple	$21,800,000	$14,600,000
Courtyard Houston	Houston	TX	176	1979	Fee Simple	$18,200,000	$13,500,000
Homewood Suites Stratford	Stratford	CT	135	2002	Fee Simple	$18,600,000	$12,500,000
Hampton Inn Urbana	Urbana	IL	130	1995	Fee Simple	$16,800,000	$12,400,000
Springhill Suites Asheville	Asheville	NC	88	2001	Fee Simple	$16,400,000	$11,500,000
Hilton Garden Inn Louisville	Louisville	KY	112	1999	Fee Simple	$15,100,000	$11,450,000
Hampton Inn Orlando	Orlando	FL	170	1999	Fee Simple	$14,800,000	$11,150,000
Hampton Inn Austin	Austin	TX	121	1985	Fee Simple	$14,600,000	$11,000,000
Hampton Inn College Station	College Station	TX	133	1986	Fee Simple	$14,100,000	$10,500,000
Hampton Inn Indianapolis	Indianapolis	IN	128	1987	Fee Simple	$12,200,000	$9,050,000
TownePlace Suites Savannah	Savannah	GA	93	2000	Fee Simple	$12,100,000	$8,500,000
Hampton Inn East Lansing	East Lansing	MI	86	2000	Fee Simple	$10,800,000	$8,000,000
Hampton Inn Naperville	Naperville	IL	129	1987	Fee Simple	$9,800,000	$7,300,000
Hilton Garden Inn Rio Rancho	Rio Rancho	NM	129	1998	Fee Simple	$9,600,000	$7,200,000
Courtyard Dalton	Dalton	GA	93	1999	Fee Simple	$8,800,000	$5,900,000
Hampton Inn Alcoa	Alcoa	TN	118	1989	Fee Simple	$8,000,000	$4,950,000
Homewood Suites Augusta	Augusta	GA	65	1997	Fee Simple	$6,500,000	$4,850,000
Residence Inn Jacksonville(2)	Jacksonville	FL	78	1999	Fee Simple	$6,200,000	$4,500,000
Hampton Inn Milford	Milford	CT	148	1986	Fee Simple	$5,200,000	$2,700,000
Total			2,690			$322,400,000	$232,000,000
Total w/ Portfolio Premium						$360,000,000
(1)	The Portfolio “As-is” Appraised Value of $360.0 million reflects a premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million.
(2)	With respect to the Residence Inn Jacksonville Property, the borrower has entered into a continuing forbearance agreement dated October 20, 2015 with the related franchisor, pursuant to which the borrower acknowledged that it was in default under its franchise agreement, and the franchisor agreed to forbear from terminating such franchise agreement provided the borrower complied with certain conditions related to the property improvement plan and the franchisor’s quality assurance program. If the borrower fails to satisfy such conditions, the franchisor will have the right to terminate the franchise agreement. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties” in the accompanying Preliminary Prospectus.

All 21 hotels in the Equity Inns Portfolio are operated under management agreements with Crestline (12 hotels), Hilton (7 hotels) or McKibbon (two hotels). The hotels range in age from 14 to 37 years old with an average age of 20 and an average room count of 128. Approximately $56.4 million ($20,960 per room) of capital expenditures have been made since 2008 in order to update the portfolio and to maintain competitiveness within each asset’s market. The borrowers are required to invest approximately $45,571,108 ($17,836 per Room) across 20 of the 21 hotels for property improvement plans (“PIPs”) to upgrade each hotel to the most current brand standards over the next four years (through Q4 2019). The borrowers deposited $10,000,000 into a PIP reserve at origination for completion of the PIPs. Additional reserve deposits aggregating $27,500,000 are required to be made by the borrowers in 11 quarterly scheduled payments which began in December 2015 and end in June 2018, as described in more detail below under “Ongoing Reserves.” The borrowers completed the $3.4 million ($25,185 per Room) PIP at the Homewood Suites Stratford in March 2015.

Historical Capital Expenditures(1)
	2008-2010	2011	2012	2013	2014	Total
Total	$34,231,898	$5,358,103	$5,833,847	$3,285,312	$7,673,988	$56,383,148
Per Room	$12,726	$1,992	$2,169	$1,221	$2,853	$20,960
(1)	Source: Borrower.

The Equity Inns Portfolio is located across 13 states and no one state accounts for more than 18.6% of the portfolio’s total rooms or 16.7% of underwritten net cash flow. Florida represents the largest exposure to a single state, with three assets totaling 18.6% of the portfolio’s total room count and 14.1% of underwritten net cash flow. No other state accounts for more than 16.2% of total underwritten net cash flow, which is represented by the three properties in Texas. A chart demonstrating exposure to various states in the Equity Inns Portfolio can be found below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

Regional Breakdown
Region	# Hotels	Rooms	% of Rooms	Occupancy(1)	ADR(1)	RevPAR(1)	RevPAR Penetration(1)	UW NCF	% of UW NCF
California	1	145	5.4%	73.5%	$131.50	$96.60	83.0%	$1,609,353	5.9%
Connecticut	2	283	10.5%	73.2%	$103.21	$76.24	109.4%	$1,494,576	5.5%
Florida	3	500	18.6%	78.8%	$104.20	$81.80	101.3%	$3,852,864	14.1%
Georgia	3	251	9.3%	80.8%	$97.21	$78.45	135.0%	$2,374,046	8.7%
Illinois	2	259	9.6%	70.0%	$114.79	$80.38	117.9%	$2,582,459	9.4%
Indiana	1	128	4.8%	77.9%	$101.16	$78.82	121.4%	$1,127,456	4.1%
Kentucky	1	112	4.2%	77.1%	$120.74	$93.11	121.1%	$1,440,820	5.3%
Michigan	1	86	3.2%	81.0%	$124.52	$100.91	147.9%	$1,128,186	4.1%
North Carolina	1	88	3.3%	76.3%	$130.06	$99.27	98.0%	$1,393,398	5.1%
New Mexico	1	129	4.8%	73.2%	$89.79	$65.71	180.6%	$856,235	3.1%
Tennessee	1	118	4.4%	81.4%	$72.53	$59.01	108.7%	$523,523	1.9%
Texas	3	430	16.0%	66.2%	$125.29	$82.45	107.6%	$4,439,865	16.2%
Washington	1	161	6.0%	89.0%	$179.07	$159.38	106.7%	$4,574,467	16.7%
Total / Wtd. Avg.	21	2,690	100.0%	75.6%	$113.75	$86.05	115.5%	$27,397,249	100.0%
(1)	Occupancy, ADR, RevPAR and RevPAR Penetration are based on a July 2015 Hospitality Research Report. The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Equity Inns Portfolio are attributable to variances in reporting methodologies and/or timing differences.

Additionally, other than Homewood Suites Seattle, which contributes 16.7% of the total underwritten net cash flow, no hotel contributes greater than 7.0% of the total underwritten net cash flow. The top 10 assets account for 55.3% of the portfolio by room count and 66.8% of underwritten net cash flow. A breakout of the top 10 Equity Inns Portfolio Properties by underwritten net cash flow is shown below.

Top 10 Properties by UW NCF
Hotel Name	Rooms	% of Rooms	UW NCF	% of Total UW NCF	“As-is” Appraised Value(1)	Per Room
Homewood Suites Seattle	161	6.0%	$4,574,467	16.7%	$56,700,000	$352,174
Homewood Suites Orlando	252	9.4%	$1,912,755	7.0%	$26,100,000	$103,571
Courtyard Houston	176	6.5%	$1,660,007	6.1%	$18,200,000	$103,409
Courtyard Carlsbad	145	5.4%	$1,609,353	5.9%	$21,800,000	$150,345
Hampton Inn Urbana	130	4.8%	$1,592,692	5.8%	$16,800,000	$129,231
Hilton Garden Inn Louisville	112	4.2%	$1,440,820	5.3%	$15,100,000	$134,821
Hampton Inn College Station	133	4.9%	$1,430,623	5.2%	$14,100,000	$106,015
Springhill Suites Asheville	88	3.3%	$1,393,398	5.1%	$16,400,000	$186,364
Hampton Inn Austin	121	4.5%	$1,349,235	4.9%	$14,600,000	$120,661
Hampton Inn Orlando	170	6.3%	$1,335,296	4.9%	$14,800,000	$87,059
Subtotal	1,488	55.3%	$18,298,646	66.8%	$214,600,000	$144,220
Remaining Hotels	1,202	44.7%	$9,098,603	33.2%	$107,800,000	$89,684
Total	2,690	100.0%	$27,397,249	100.0%	$322,400,000	$119,851
Total w/ Portfolio Premium					$360,000,000	$133,829
(1)	The Portfolio “As-is” Appraised Value of $360.0 million reflects a premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million.

Environmental Matters. The Phase I environmental reports dated August 24 through August 26, 2015 recommended no further action at the Equity Inns Portfolio Properties. The borrowers are required to maintain operations and maintenance plans for asbestos-containing materials at six of the Equity Inns Portfolio Properties.

The Market. The Equity Inns Portfolio has broad exposure to the hospitality industry across the United States with properties located in 13 different states. According to the appraisals for the Equity Inns Portfolio, following the significant occupancy and RevPAR decline experienced during the last recession, demand growth in the overall U.S. hospitality industry resumed in 2010, led by select markets that had recorded growth trends in the fourth quarter of 2009. In 2010, lodging demand in the U.S. increased by 7.3% over that registered in 2009. A return of business travel and some group activity contributed to this trend. The resurgence in demand was partly fueled by the significant price discounts that were widely available in the first half of 2010. These discounting policies were largely

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

phased out in the latter half of the year, balancing much of the early rate loss. Average rate decreased by only 0.1% in 2010 when compared to 2009.

Demand growth continued, but decelerated from 2011 through 2013, increasing at rates of 4.7%, 2.8%, and 2.0%, respectively. Average rate increased by respective rates of 3.8% and 4.2% in 2011 and 2012, followed by increases of 4.0% and 4.6%, respectively, in 2013 and 2014. In 2012, occupancy reached 61.3% (exceeding the 10-year average); moreover, occupancy gained another point in 2013, ending the year at 62.2%. The nation's occupancy in 2014 registered an additional gain of just over two points, finishing the year at 64.4%. Average rate finished the year just over $110 in 2013, with a 4.6% gain registered in 2014; as a result, average rate ended 2014 at $115.32.

The appraiser identified several recent sales of hotel portfolios it considered to be comparable to the Equity Inns Portfolio which are summarized in the chart below.

Sales Comparison (1)
Portfolio Name	Date of Sale	Sales Price	# of Hotels	# of Rooms	Price/Room	Buyer / Seller
Equity Inns Portfolio	NAP	$360,000,000(2)	21	2,690	$133,829(2)	NAP
Pinnacle Select Service	Jul 2015	$203,000,000	15	1,705	$119,062	Blackstone Group / Pinnacle Hotel Management
Hyatt Hotel Portfolio 2014	Nov 2014	$590,000,000	38	4,950	$119,192	Lone Star Funds / Hyatt Hotels
Inland Hotel Portfolio	Nov 2014	$1,100,000,000	52	6,976	$157,683	NorthStar Realty Finance / Chatham / Inland American Real Estate Trust
Clarion Partners Hotel Portfolio 2014	Aug 2014	$800,000,000	48	6,013	$133,045	Blackstone Group / Clarion Partners
Innkeepers Hotel Portfolio 2014	Jun 2014	$933,900,000	47	5,945	$157,090	NorthStar Realty Finance / Cerberus
(1)	Source: Appraisal.
(2)	Sales Price for the Equity Inns Portfolio reflects the “As-is” appraised value inclusive of the portfolio premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 7/31/2015	U/W	U/W per Room(1)
Occupancy(2)	70.0%	72.4%	74.6%	75.6%	75.6%
ADR(2)	$103.98	$106.26	$110.57	$113.78	$113.78
RevPAR(2)	$72.83	$76.97	$82.46	$86.00	$86.00

Room Revenue	$71,755,435	$75,575,349	$80,084,622	$84,440,306	$84,440,306	$31,390
F&B Revenue	1,452,484	1,475,632	1,498,112	1,491,111	1,491,111	554
Other Revenue	1,300,394	1,277,394	1,220,137	1,419,603	1,419,603	528
Total Revenue	$74,508,313	$78,328,375	$82,802,871	$87,351,020	$87,351,020	$32,472
Operating Expenses	18,135,766	18,815,854	21,325,798	21,767,247	21,766,685	8,092
Undistributed Expenses	24,497,243	25,990,540	25,273,647	27,445,273	27,445,273	10,203
Gross Operating Profit	$31,875,304	$33,521,981	$36,203,426	$38,138,500	$38,139,062	$14,178
Management Fee	1,857,069	1,826,486	1,905,426	2,765,568	2,620,531	974
Total Fixed Charges	4,281,505	4,348,247	4,220,864	4,753,454	4,627,242	1,720
Net Operating Income	$25,736,730	$27,347,248	$30,077,135	$30,619,478	$30,891,289	$11,484
FF&E	3,162,953	3,323,030	3,521,489	3,494,041	3,494,041	1,299
Net Cash Flow	$22,573,777	$24,024,218	$26,555,646	$27,125,437	$27,397,249	$10,185
(1)	U/W per Room is based on a total of 2,690 rooms.
(2)	The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Equity Inns Portfolio are attributable to variances in reporting methodologies and/or timing differences.

Property Management. The Equity Inns Portfolio Properties are subject to operating agreements (“Operating Agreements”) with subsidiaries of AR Capital (the “Operators”) pursuant to which the Operators are responsible for the management of the Equity Inns Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following four managers: Homewood Suites Management, LLC and Hampton Inns Management LLC (collectively “Hilton”); Crestline Hotels & Resorts, LLC (“Crestline”); and McKibbon Hotel Management, Inc. (“McKibbon”; together with Hilton and Crestline, each a “Hotel Manager” and collectively the “Hotel Managers”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

Management Company Distribution
Management Company	# Hotels	Rooms	% Rooms	Individual UW NCF	% of Total UW NCF	“As-is” Value(1)	Per Room
Crestline	12	1,627	60.5%	$15,369,030	56.1%	$181,400,000	$111,494
Hilton	7	882	32.8%	$9,606,119	35.1%	$112,500,000	$127,551
McKibbon	2	181	6.7%	$2,422,099	8.8%	$28,500,000	$157,459
Total	21	2,690	100.0%	$27,397,249	100.0%	$360,000,000	$133,829
(1)	The Portfolio “As-is” Value of $360.0 million reflects a premium attributed to the aggregate value of the Equity Inns Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $322.4 million.

Lockbox / Cash Management. The Equity Inns Portfolio Loan is structured with a hard lockbox and in place cash management. All revenues are required to be deposited directly by the credit card companies and otherwise by the borrowers or managers into a lender controlled lockbox account and distributed pursuant to the terms of the loan documents, with any excess cash flow being distributed to the borrowers (except as described below). During the continuance of a Cash Sweep Period (as defined below), all excess cash flow is required to be swept into an excess cash flow reserve and held by the lender as additional collateral for the Equity Inns Portfolio Whole Loan. To the extent that a Cash Sweep Period is caused by occurrences of events described in clause (ii) or clause (iv) in the definition of “Cash Sweep Period” below with respect to less than all the properties, the excess cash flow swept will be capped at the sum of the allocated loan amount(s) for each such property or properties. The loan documents provide that no fees exceeding (in the aggregate) 3% of gross revenues may be paid to the Operators under the Operating Agreements or any Hotel Manager out of cash flow generated by the properties during the continuance of a Cash Sweep Period.

A “Cash Sweep Period” will commence upon (i) an event of default under the loan documents, (ii) an event of default by any borrower, operator or affiliated manager under one or more management agreements, which affects five or more properties in the aggregate, (iii) the debt service coverage ratio for the Equity Inns Portfolio falls below 1.75x or (iv) the delivery of one or more notices by any franchisor of any breach or default by borrower under any franchise agreement that (a) affect five or more properties in the aggregate, and (b) with the passage of time and/or delivery of notice, permits the franchisor to terminate or cancel such franchise agreement (provided, however, this will not include any notice by the franchisor solely by reason of the existence of a required PIP then being performed by a borrower at a property so long as such PIP work is being performed in accordance with the terms of the applicable franchise agreement).

A Cash Sweep Period will cease to exist with respect to clause (i) above, upon a cure of the event of default being accepted by the lender in its sole and absolute discretion; with respect to clause (ii), (a) upon the event of default having been cured to the lender’s reasonable satisfaction or (b) upon the applicable manager being replaced by the borrowers in accordance with the loan documents; with respect to clause (iii) upon the debt service coverage ratio being at least 1.80x for two consecutive calendar quarters, which may be achieved (x) at any time the underwritten net cash flow has increased to achieve such debt service coverage ratio threshold, (y) prior to the prepayment lockout date, by delivery by the borrowers of a letter of credit or cash collateral, in an amount which, if applied to prepay the mortgage loan, would result in the debt service coverage ratio being at least 1.80x, to be held as collateral (which may be released if the debt service coverage ratio is at least 1.80x for two consecutive calendar quarters), or (z) at any time on or after the prepayment lockout date, by a prepayment of principal such that the debt service coverage ratio is at least 1.80x (such payment to be accompanied by applicable yield maintenance charges); and with respect to clause (iv), upon borrowers delivering evidence reasonably satisfactory to the lender, which may include a “good standing” or similar letter from the franchisor, indicating that the franchise agreement is in full force and effect with no default thereunder.

Initial Reserves. At origination, the borrowers deposited (i) $890,215 into a tax reserve account, (ii) $160,928 into a required repairs reserve account and (iii) $10,000,000 into a PIP reserve account for property improvement plans at the Equity Inns Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

Ongoing Reserves. On a monthly basis, the borrowers are required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $296,738 into a tax reserve account, (ii) 1/12 of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place, or (b) lender fails to receive evidence at least 10 days prior to the annual expiration date of any such blanket insurance program that such insurance program has been renewed, (iii) the greater of (a) 1/12 of 4.0% of gross revenue of the trailing 12 months ending on the last day of the most recent calendar quarter and (b) the amount required under the Franchise Agreement and Management Agreement for FF&E work and (iv) deposits into the PIP reserve account according to the PIP reserve funding schedule below:

Date	Required Deposit
December 31, 2015	$2,000,000
March 31, 2016	$3,750,000
June 30, 2016	$3,750,000
September 30, 2016	$3,000,000
December 31, 2016	$2,500,000
March 31, 2017	$2,500,000
June 30, 2017	$2,500,000
September 30, 2017	$2,500,000
December 31, 2017	$2,500,000
March 31, 2018	$1,250,000
June 30, 2018	$1,250,000
Total	$27,500,000

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Current Preferred Equity Holder. W2007 Equity Inns Partnership, L.P. and W2007 Equity Inns Trust (collectively, “Equity Inns PE Member”), each an affiliate of Whitehall Street Global Real Estate Limited Partnership 2007 (which is the real estate private equity unit of Goldman Sachs Group, Inc.) holds a preferred equity interest with an outstanding balance of $65,743,257 in an upper-tier affiliate of the borrowers (“Holdco”). Provided no Equity Inns PE Changeover Event (as defined below) has occurred, Equity Inns PE Member is entitled to a preferred return on its investment payable from cash flow from the Equity Inns Portfolio Properties, equal to 7.5% for the period ending August 27, 2016 and 8.0% thereafter. If an Equity Inns PE Changeover Event has occurred, Equity Inns PE Member is entitled to an increase of 5.0% above such preferred return.  50% of the Equity Inns PE Member’s original capital contributions are required to be paid to Equity Inns PE Member by February 27, 2018 and 100% of such capital contributions are required to be paid to Equity Inns PE Member by February 27, 2019.  The balance of the preferred equity investment (inclusive of all returns required to be paid pursuant to the operating agreement of Holdco) is required to be redeemed in full by payment to Equity Inns PE Member of (i) all its capital contributions and (ii) Equity Inns PE Member’s required return plus (iii) any other amounts due to Equity Inns PE Member on or prior to the date that is the earlier of (x) the date of the first occurrence of an Equity Inns PE Changeover Event or (y) January 4, 2021 (the “Mandatory Equity Inns PE Redemption Date”). Upon the occurrence of certain events (each an “Equity Inns PE Changeover Event”) set forth in Holdco’s organizational documents (including Holdco’s failure to pay the monthly preferred return, the failure to repay to Equity Inns PE Member’s capital contributions as provided in Holdco’s operating agreement and the failure to redeem the preferred equity investment by the Mandatory Equity Inns PE Redemption Date), Equity Inns PE Member is entitled to take over control of Holdco and thereby control over the borrower.

In connection with the origination of the Equity Inns Portfolio Loan, the lender and Equity Inns PE Member entered into a recognition agreement. Among other things, the recognition agreement contains acknowledgements from Equity Inns PE Member that upon an event of default under the Equity Inns Portfolio Loan or upon the occurrence of a Cash Sweep Event Period under the Equity Inns Portfolio Loan, no cash from Equity Inns Portfolio Properties will be distributed to Equity Inns PE Member, until the Equity Inns Portfolio Loan has been paid in full or the distribution hold has been revoked or withdrawn by lender. The recognition agreement requires the lender to give Equity Inns PE Member copies of any default notices given to the borrowers and grants Equity Inns PE Member the opportunity to cure such defaults by the borrowers. The recognition agreement also provides the mechanics under which Equity Inns PE Member is permitted to exercise its remedy to take over control of Holdco (and the related remedial actions available to Equity Inns PE Member under the Holdco operating agreement), including, among other things, requiring that Whitehall Street Global Real Estate Limited Partnership 2007 and Whitehall Parallel Global Real Estate Limited Partnership 2007 satisfies financial requirements and delivers replacement guarantees and indemnities in the form attached to such recognition agreement. Such form of replacement guarantee provides that liability of the replacement guarantor for voluntary bankruptcy and related carveouts will be capped at an amount equal to the original principal balance of the mortgage loan plus accrued and unpaid interest times 0.20. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness”” in the accompanying Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

Partial Release. From and after the prepayment lockout date, the borrower may obtain the release of an individual property or properties from the collateral in connection with a third-party, arms-length sale of such property(ies) (or a transfer to an affiliate with respect to up to two properties at which hotel operations have ceased and are no longer commercially viable) subject to, among other things: (i) no event of default has occurred or would occur as a result of the release, (ii) the remaining collateral has an LTV no greater than the lesser of (a) 64.4% and (b) the LTV in place immediately prior to the release, (iii) the remaining collateral has a debt service coverage ratio no less than the greater of (a) 2.35x and (b) the debt service coverage ratio in place immediately prior to the release, (iv) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, (v) satisfaction of customary REMIC requirements, (vi) payment of all interest which would have accrued on the portion of the outstanding principal balance being prepaid through, but not including, the next occurring monthly payment date and (vii) payment of all other costs and expenses of lender in connection with the release, provided the LTV and debt service coverage ratio tests may be satisfied with an additional prepayment of principal (with yield maintenance). The “Release Price” is an amount equal the greater of (x) 115% of the allocated loan amount (set forth on the “Portfolio Summary” chart above) for the property(ies) to be released and (y) 100% of the net sales proceeds in connection with the sale of the property to be released after deducting the costs of closing the sale, which costs are required to be capped for purposes of determining the Release Price at 6.0% of gross sales proceeds.

If, as a result of a casualty or condemnation, the application of net proceeds or awards in connection therewith in respect of any particular property results in a reduction of the outstanding principal balance of the Equity Inns Portfolio Loan in an amount greater than 60% of the allocated loan amount of such affected property, then, the borrowers may obtain a release of such property in accordance with the terms of the preceding paragraph provided that in lieu of the Release Price and any other required payments, the borrowers pay to the lender the sum of (i) the difference, if any, between 115% of the allocated loan amount in respect of such affected property and the net proceeds previously applied, plus (ii) all interest which would have accrued through, but not including, the next occurring payment date. No yield maintenance or other prepayment premium or penalty is due in connection with a prepayment made to release a property after such casualty or condemnation.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Various	Collateral Asset Summary – Loan No. 10 Equity Inns Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 64.4% 2.35x 13.3%

MAP © 2015 CARTIFACT · DATA © OSM
CARTIFACT
CANADA
MEXICO
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
WA
MT
ND
MN
OR
ID
SD
WI
MI
WY
NE
IA
NY
VT
NH
ME
MA
CT
RI
PA
OH
IN
IL
NV
UT
CO
KS
MO
MD
NJ
DE
WV
VA
KY
CA
AZ
NM
OK
AR
TN
NC
SC
TX
MS
AL
GA
LA
FL
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21

Equity Inns Portfolio

#	Property Name	Address	City/State	Zip Code
1	Homewood Suites Seattle	206 Western Avenue West	Seattle, WA	98119
2	Homewood Suites Orlando	8745 International Drive	Orlando, FL	32819
3	Courtyard Carlsbad	5835 Owens Avenue	Carlsbad, CA	92008
4	Courtyard Houston	12401 Katy Freeway	Houston, TX	77079
5	Homewood Suites Stratford	6905 Main Street	Stratford, CT	06614
6	Hampton Inn Urbana	1200 West University Avenue	Urbana, IL	61801
7	Springhill Suites Asheville	2 Buckstone Place	Asheville, NC	28805
8	Hilton Garden Inn Louisville	1530 Alliant Avenue	Louisville, KY	40299
9	Hampton Inn Orlando	8900 Universal Boulevard	Orlando, FL	32819
10	Hampton Inn Austin	7619 North Interstate 35	Austin, TX	78752
11	Hampton Inn College Station	320 Texas Avenue South	College Station, TX	77840
12	Hampton Inn Indianapolis	6817 East 82nd Street	Indianapolis, IN	46250
13	TownePlace Suites Savannah	11309 Abercorn Street	Savannah, GA	31419
14	Hampton Inn East Lansing	2500 Coolidge Road	East Lansing, MI	48823
15	Hampton Inn Naperville	1087 East Diehl Road	Naperville, IL	60563
16	Hilton Garden Inn Rio Rancho	1771 Rio Rancho Drive Southeast	Rio Rancho, NM	87124
17	Courtyard Dalton	785 College Drive	Dalton, GA	30720
18	Hampton Inn Alcoa	148 International Drive	Alcoa, TN	37701
19	Homewood Suites Augusta	1049 Stevens Creek Road	Augusta, GA	30907
20	Residence Inn Jacksonville	1310 Airport Road	Jacksonville, FL	32218
21	Hampton Inn Milford	129 Plains Road	Milford, CT	06461

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 11 Harvey Building Products Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,840,208 53.3% 1.96x 12.9%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Acquisition
Sponsor:	Dunes Point Capital
Borrower:	Harvey Propco, LLC
Original Balance(1):	$35,000,000
Cut-off Date Balance(1):	$34,840,208
% by Initial UPB:	3.4%
Interest Rate:	4.8500%
Payment Date:	6th of each month
First Payment Date:	November 6, 2015
Maturity Date:	October 6, 2020
Amortization:	360 months
Additional Debt(1)(2):	$74,657,590 Pari Passu Debt; Future Secured Debt Permitted
Call Protection(3):	L(28), D(28), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$1,207,022	$199,837
Insurance:	$594,489	$78,692
Required Repairs:	$500,000	NAP

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$54
Balloon Balance / Sq. Ft.:	$49
Cut-off Date LTV:	53.3%
Balloon LTV:	49.3%
Underwritten NOI DSCR:	2.02x
Underwritten NCF DSCR:	1.96x
Underwritten NOI Debt Yield:	12.9%
Underwritten NCF Debt Yield:	12.5%
Property Information
Single Asset / Portfolio:	Portfolio of 30 properties
Property Type:	Various
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	2,046,119
Property Management:	Self-managed
Underwritten NOI:	$14,095,158
Underwritten NCF:	$13,683,832
Appraised Value:	$205,460,000
Appraisal Date:	September – October 2015

Historical NOI(5)
Most Recent NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy(5)
Most Recent Occupancy:	100.0% (February 6, 2016)
2014 Occupancy:	NAV
2013 Occupancy:	NAV

(1)    The Original Balance of $35.0 million and Cut-off Date Balance of approximately $34.8 million represent the non-controlling Notes A-2-A and A-2-B of a $110.0 million whole loan (the “Harvey Building Products Portfolio Whole Loan”) evidenced by four pari passu notes. The pari passu companion loans, with an aggregate original principal amount of $75.0 million, are comprised of the controlling Note A-1, which was contributed to the COMM 2015-LC23 securitization and the non-controlling Note A-3, which was contributed to the WFCM 2015-P2 securitization.

(2)    The Harvey Building Products Portfolio loan documents allow for the pledge of direct or indirect interests in the guarantor of the mortgage loan to secure corporate level financing, provided that the value of the Harvey Building Products Portfolio property is not more than 25.0% of the value of all security for such financing. There is no requirement for an intercreditor agreement in connection with such pledges.

(3)    The borrower may obtain the release of one or more individual mortgaged properties at the expiration of the lockout period, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower partially defeases the mortgage loan in an amount equal to the greater of (x) the net sales proceeds with respect to such individual mortgaged property and (y) 125% of the allocated loan amount for such individual mortgaged property and (iii) if, after such release, at least $11.0 million of the principal amount of the Harvey Building Products Portfolio loan has been prepaid or defeased, the LTV ratio for the remaining Mortgaged Properties is no greater than 60.0%.

(4)     DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Harvey Building Products Portfolio Whole Loan.

(5)     Historical NOI and Historical Occupancy are unavailable as the borrower entered into a new 20-year master lease with an affiliate of the borrower at closing of the Harvey Building Products Portfolio Loan.

TRANSACTION HIGHLIGHTS

▪      Properties. The Harvey Building Products Portfolio is comprised of 30 properties totaling 2,046,119 sq. ft., including 27 light industrial warehouse properties located in Massachusetts, Connecticut, Maine, Rhode Island, Pennsylvania, New Hampshire and Vermont that serve as the distribution and sales centers for the Harvey Building Products Portfolio, two manufacturing properties, located in Massachusetts and New Hampshire, where the company produces all of its windows and doors and a corporate headquarters building in Waltham, Massachusetts, which is home to its finance, accounting, sales and senior management teams.

▪      Market. The overall United States national industrial market continued to strengthen with overall availability rates declining to 9.8% in Q2 2015. Rents increased, growing by 1.3% in Q2 2015 and by nearly 3% year-to-date. Demand has been strong, with 68.6 million sq. ft. of positive net absorption recorded in Q2 2015 which is up 36% over the previous quarter and 20% year-over-year.

▪      Sponsor. The sponsor of the borrower is Dunes Point Capital, a family office and private investment firm founded in 2013 by former Blackstone Group LP executive Timothy White. The company invests in industrial and energy companies. Dunes Point Capital is a wholly owned subsidiary of White Group Holdings. The team has invested, or overseen the investment of, over $5.0 billion in transactions over the last 20 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

2000 & 3151 Phoenix Center Drive Washington, MO 63090	Collateral Asset Summary – Loan No. 12 Phoenix Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,775,000 75.0% 1.30x 9.2%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Wayne P. Drury; Thomas M. Drury; Joseph Vernaci
Borrower:	PC II Vertical, LLC; Phoenix Center I, LLC
Original Balance:	$29,775,000
Cut-off Date Balance:	$29,775,000
% by Initial UPB:	2.9%
Interest Rate:	4.8520%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$40,660	$40,660
Insurance:	$76,179	$5,860
Replacement:	$0	$5,310
TI/LC(2):	$0	$18,963
Concessions:	$96,600	$0
Occupancy(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$131
Balloon Balance / Sq. Ft.:	$113
Cut-off Date LTV:	75.0%
Balloon LTV:	64.6%
Underwritten NOI DSCR(4):	1.46x
Underwritten NCF DSCR(4):	1.30x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Washington, MO
Year Built / Renovated:	1999-2015 / 2010
Total Sq. Ft.(5):	227,555
Property Management:	Vernaci Construction, Inc.
Underwritten NOI:	$2,749,623
Underwritten NCF:	$2,458,352
Appraised Value:	$39,700,000
Appraisal Date:	August 28, 2015

Historical NOI(5)
Most Recent NOI:	$2,261,122 (T-12 August 31, 2015)
2014 NOI:	$1,772,010 (December 31, 2014)
2013 NOI:	$1,034,199 (December 31, 2013)
2012 NOI:	NAV

Historical Occupancy(5)(6)
Most Recent Occupancy:	97.3% (August 20, 2015)
2014 Occupancy:	91.1% (December 31, 2014)
2013 Occupancy:	95.1% (December 31, 2013)
2012 Occupancy:	96.9% (December 31, 2012)

(1)     In place cash management will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrowers, the guarantors or the property manager, (iii) the failure by the borrowers, after the end of two calendar quarters to maintain a debt service coverage ratio of at least 1.15x, until the debt service coverage ratio is at least 1.25x for four consecutive quarters or (iv) the occurrence of a “Lease Trigger Period”, which will commence upon the earlier of (a) eight calendar months prior to the lease expiration date under each of the Dick’s Sporting Goods, Ross Dress for Less and Marshalls leases (each such lease, a “Major Tenant Lease”), (b) the date on which the respective Major Tenant Lease requires the related tenant to notify the borrower of its intent to renew or terminate such lease, or (c) the date on which a tenant under a Major Tenant Lease gives notice of its intent to terminate, vacate or surrender its respective leased premises, (d) the date on which a Major Tenant Lease terminates or expires, (e) the date on which a Major Tenant Lease premise goes dark or (f) the date that either shadow anchor Target or Kohl’s gives notice of its intent to vacate or surrender its premises or vacates or sells its premises.

(2)     TI/LC reserves are subject to a cap of $700,000. If the reserve balance is less than or equal to $700,000, the borrower will be required to make monthly deposits of $18,963 into the TI/LC reserve (up to the cap).

(3)     On each monthly payment date during a Lease Trigger Period, the borrowers are required to deposit all excess cash into the Occupancy reserve.

(4)     Based on amortizing debt service payments. Based on the current interest only payments for the mortgage loan, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.88x and 1.68x, respectively.

(5)     Excludes Target (126,842 sq. ft.), Kohl’s (68,970 sq. ft.), Riechers (8,351 sq. ft.), Fas-Trip (5,625 sq. ft.), Bob Evans (4,933 sq. ft.), and Steak ‘n Shake (4,337 sq. ft.), and Aspen Dental (3,500 sq. ft.), which are non-collateral.

(6)     In 2013 the total collateral increased from 91,408 sq. ft. to 182,445 sq. ft. and then again in 2015 to 227,555 sq. ft.

TRANSACTION HIGHLIGHTS

▪      Property. The Phoenix Center property is a 227,555 sq. ft. anchored retail center with an adjacent strip center; the two buildings, Phoenix Center I & II, are connected by a canopy. The Phoenix Center property is located at 2000 & 3151 Phoenix Center Drive in Washington, Franklin County, Missouri. The subject property is currently occupied by 36 national and regional tenants, including Dick’s Sporting Goods, Marshall’s, Ross Dress for Less, JoAnn Fabrics & Crafts and Ulta. In addition, the subject property is shadow anchored by both Target and Kohl’s. These anchors own their own pads and are not a part of the collateral. The subject property has a current occupancy of 97.3% as of August 20, 2015.

▪      Market. The Phoenix Center property is located in Washington, Franklin County, Missouri. The property is situated along Missouri 100 Highway, which is the main route between Washington and St. Louis City and is 1.5 miles east of the Intersection of the Missouri 47 and Missouri 100 highways, which is a primary retail hub. In addition, the area surrounding the property includes recreational fields, hotels, banks, and residential developments.

▪      Occupancy. The property is currently 97.3% occupied by 36 tenants with historically strong occupancy performance. Phoenix Center I has had an average occupancy of 95.5% since 2000 and Phoenix Center II has averaged 95.0% occupancy since its initial lease-up in 2008.

▪      Sponsor. The sponsors of the borrowers and non-recourse carve-out guarantors are Wayne P. Drury, Thomas M. Drury and Joseph Vernaci.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

1861-1933 South Bundy Drive Los Angeles, CA 90025 & 90064	Collateral Asset Summary – Loan No. 13 Element LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 57.1% 1.78x 8.5%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Refinance
Sponsor:	Hudson Pacific Properties, L.P.
Borrower:	Hudson Element LA, LLC
Original Balance(2):	$28,500,000
Cut-off Date Balance(2):	$28,500,000
% by Initial UPB:	2.8%
Interest Rate:	4.5930%
Payment Date:	6th of each month
First Payment Date:	December 6, 2015
Maturity Date:	November 6, 2025
Amortization:	Interest Only
Additional Debt(2):	$139,500,000 Pari Passu Debt; Future Mezzanine Debt Permitted or Preferred Equity Permitted
Call Protection:	L(3), YM1(113), O(4)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$760,000	$190,000
Insurance(4):	$0	Springing
Replacement(5):	$0	Springing
Environmental Remediation:	$193,750	$0
Leasing(6):	$0	Springing
Riot Games(7):	$0	Springing

Financial Information(8)
Cut-off Date Balance / Sq. Ft.:	$591
Balloon Balance / Sq. Ft.:	$591
Cut-off Date LTV:	57.1%
Balloon LTV:	57.1%
Underwritten NOI DSCR:	1.82x
Underwritten NCF DSCR:	1.78x
Underwritten NOI Debt Yield:	8.5%
Underwritten NCF Debt Yield:	8.3%

(1)     The Element LA Whole Loan was co-originated by Cantor Commercial Real Estate Lending, L.P. and Goldman Sachs Mortgage Company.

(2)     The Element LA Loan Whole Loan is evidenced by four pari passu notes in the aggregate original principal amount of $168.0 million. The non-controlling Note A-1B, with an original principal balance of $28.5 million, will be included in the COMM 2016-CCRE28 mortgage trust. The related companion loans have an aggregate original principal balance of $139.5 million and are comprised of the controlling Note A-1A, which is expected to be contributed to the CFCRE 2016-C3 securitization, the non-controlling Note A-2A which was contributed to the GSMS 2015-GS1 securitization and the non-controlling Note A-2B, which is expected to be held by Goldman Sachs Mortgage Company or an affiliate and contributed to a future securitization.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1947, 1949, 1950, 1953 / 2013-2015
Total Sq. Ft.(9):	284,037
Property Management:	Hudson OP Management, LLC
Underwritten NOI:	$14,232,887
Underwritten NCF:	$13,906,245
Appraised Value:	$294,000,000
Appraisal Date:	August 31, 2015

Historical NOI(10)
Most Recent NOI:	NAP
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy(10)
Most Recent Occupancy:	100.0% (February 6, 2016)
2014 Occupancy:	NAV
2013 Occupancy:	NAV
2012 Occupancy:	NAV

(3)     A “Cash Management Period” will be triggered upon (i) an event of default, (ii) any bankruptcy action of the manager, the borrower or guarantor, (iii) any period during which the debt yield (calculated for two consecutive calendar quarters) is less than 6.75%, (iv) Riot Games or any successor tenant who leases at least 85,211 sq. ft. (a) going bankrupt, (b) giving notice of termination of its lease, or (c) vacating all or a substantial portion of its premises (the trigger set forth in (iv)(c) above, a “Tenant Vacation Event” and the triggers set forth in (iv) (a)-(c) above, each a “Major Tenant Event”) or (v) on or after April 1, 2023, the debt rating of the guarantor being below “BBB-“ by S&P or “Baa3” by Moody’s, (“Guarantor Downgrade”). The current ratings of the guarantor of the Element LA Loan are BBB-/Baa3/BBB- by Fitch/Moody’s/S&P.

(4)     If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.

(5)     Upon the occurrence and during the continuance of an event of default or at any time that the actual debt yield is less than 6.75% for two consecutive quarters, the borrower is required to make monthly payments of $3,550 (up to a cap of $127,817) into the replacement reserve account.

(6)     During a Cash Management Period that is solely the result of a Major Tenant Event all excess cash flow will be deposited into the leasing reserve, provided (i) if the applicable Major Tenant Event is a Tenant Vacation Event and occurs prior to March 31, 2024, such amount will be capped at $11,361,480 or (ii) if the applicable Major Tenant Event is (a) a Tenant Vacation Event which either occurs or continues on or after March 31, 2024 or (b) any other Major Tenant Event, whenever occurring, such amount will be capped at $22,722,960.

(7)     In the event of a Guarantor Downgrade, the loan documents require an excess cash flow sweep into a Riot Games reserve (up to a cap of $1,420,185) to be used for mid-lease term tenant improvement allowances per the Riot Games lease (the “Riot Games Recourse Amounts”); provided that alternatively, the borrower has the option to deliver to lender an acceptable letter of credit in the amount of the then outstanding Riot Games Recourse Amount.

(8)     DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Element LA Whole Loan.

(9)     The collateral for the Element LA Loan also includes a six-story parking structure containing approximately 832 parking stalls.

(10)   The borrower acquired the Element LA property in two phases between 2012 and 2013 and subsequently implemented a $97.1 million redevelopment. As a result, Historical NOI and Historical Occupancy are not applicable.

TRANSACTION HIGHLIGHTS

▪      The Property. The Element LA property is a Class A suburban office campus redevelopment in the technology and media area of West Los Angeles, California. The 12.2 acre site consists of five buildings totaling 284,037 sq. ft. and a six-story, 832-stall parking garage. The Element LA property is 100.0% leased to the video gaming company Riot Games, a subsidiary of the Chinese company Tencent Holdings Limited. On-site amenities include movie theaters, multiple dining options, a basketball court, bike storage, laundry drop-off and various indoor and outdoor common areas.

▪      Market. The Element LA property is located along the Olympic Boulevard corridor in the West Los Angeles district of Los Angeles, California, a two mile stretch of office and mixed use buildings bordered by Santa Monica to the west and Westwood / Beverly Hills to the east. The Element LA property is located within one mile of both the Santa Monica Freeway (Interstate 10) and the San Diego Freeway (Interstate 405). In 2014, the population and average household income within a three-mile radius of the Element LA property were 315,987 and $96,189, respectively.

▪      Tenancy. The Element LA property is 100.0% leased to Riot Games, the creator of the video game League of Legends. Founded in 2006, Riot Games is an American video game developer and publisher with approximately 1,500 employees spread across 16 offices in 14 countries. The Element LA property serves as the global headquarters for Riot Games. Riot Games is a subsidiary of Tencent, the fifth largest internet company in the world by market capitalization. According to newzoo.com, Tencent is the largest gaming company in the world based on revenues.

▪      Borrower / Sponsor. Hudson Pacific Properties, L.P. is a direct owner of the borrower and the non-recourse guarantor. The sponsor, Hudson Pacific Properties, L.P. (“Hudson”) is a direct owner of the Hudson Pacific Properties, L.P. and is a full-service, California based, publicly traded REIT (NYSE:HPP) focused on owning, operating, and acquiring office properties primarily in California. Since its founding in 2006, Hudson has assembled a portfolio of 53 properties totaling approximately 17.3 million sq. ft., including land for development in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

19925 Stevens Creek Boulevard Cupertino, CA 95014	Collateral Asset Summary – Loan No. 14 19925 Stevens Creek	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 74.0% 1.25x 8.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Peter Pau
Borrower:	SHP-SCB, LLC
Original Balance:	$28,000,000
Cut-off Date Balance:	$28,000,000
% by Initial UPB:	2.7%
Interest Rate:	4.4700%
Payment Date:	6th of each month
First Payment Date:	December 6, 2015
Maturity Date:	November 6, 2025
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$90,888	$23,760
Insurance(2):	$0	Springing
Replacement:	$0	$1,250
TI/LC(3):	$0	$7,811
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$373
Balloon Balance / Sq. Ft.:	$342
Cut-off Date LTV:	74.0%
Balloon LTV:	67.7%
Underwritten NOI DSCR(5):	1.31x
Underwritten NCF DSCR(5):	1.25x
Underwritten NOI Debt Yield:	8.0%
Underwritten NCF Debt Yield:	7.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Cupertino, CA
Year Built / Renovated:	1985 / NAP
Total Sq. Ft.:	74,984
Property Management:	Sand Hill Property Management LLC
Underwritten NOI:	$2,228,218
Underwritten NCF:	$2,121,921
Appraised Value:	$37,850,000
Appraisal Date:	August 14, 2015

Historical NOI
Most Recent NOI:	$2,189,970 (T-12 June 30, 2015)
2014 NOI:	$2,173,173 (December 31, 2014)
2013 NOI:	$2,067,389 (December 31, 2013)
2012 NOI:	$1,801,786 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (October 1, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)

(1)   In place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters or (iii) during a Lease Sweep Period. A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of the lease with Apple Inc. or the lease or leases with any replacement tenant or tenants that lease all or substantially all of the space currently leased by Apple Inc. (such tenant or tenants, a “Lease Sweep Tenant”) or (ii) the date the Lease Sweep Tenant is required to give notice of its exercise of a renewal option, (b) upon borrower’s receipt of notice by a Lease Sweep Tenant of its intent to exercise its right to terminate its lease, (c) on the date that the Lease Sweep Tenant surrenders, cancels or terminates its lease or provides notice to borrower of its intention to do the same (d) on the date that the Lease Sweep Tenant discontinues its business in 70% or more of the space, (e) upon a monetary default by a Lease Sweep Tenant under its lease or (f) the occurrence of a insolvency proceeding of a Lease Sweep Tenant.

(2)   If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.

(3)   Monthly TI/LC reserves are subject to a $524,888 cap.

(4)   On each monthly payment date during a Lease Sweep Period, all excess cash will be deposited into the Lease Sweep reserve.

(5)   Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.76x and 1.67x, respectively.

TRANSACTION HIGHLIGHTS

▪      Property. The 19925 Stevens Creek property is a Class B two-story office building located in Cupertino, California, in Silicon Valley and approximately one mile northwest of the Apple’s headquarters. The 19925 Stevens Creek property was constructed in 1985 on a 4.5-acre site and is improved with a 74,984 sq. ft. multi-tenant office building.

▪      Tenancy. The 19925 Stevens Creek property is 100.0% leased to two tenants, including Apple (76.6% of NRA, rated Aa1 / AA+ by Moody’s and S&P) and Pacific Business Centers (23.4% of NRA), a company that provides short term office space solutions. The Apple lease extends through December 2020 at a rent of $29.77 PSF. Apple has termination options on January 31, 2019 and January 31, 2020, pursuant to a termination fee of three months’ rent plus reimbursements and unamortized tenant improvements. In addition, Apple has two five-year renewal options upon lease expiration. The Pacific Business Centers lease extends through March 2023 at a rent of $31.45, with neither termination nor renewal options.

▪      Market. The 19925 Stevens Creek property is located in Cupertino, California, an area with a demand for office and high tech space and the headquarters of Apple and Seagate Technology. The 19925 Stevens Creek property is located within the Class B Cupertino submarket, which contains 3,191,521 sq. ft. of net rentable area of office space. An additional 4.2 million sq. ft. of new supply is scheduled to come online in the submarket, the majority of which (2.8 million sq. ft.) is expected to be added within the new Apple Campus II. In Q3 2015, the submarket reported vacancy of 1.2% and an average asking rent of $44.11 PSF. The appraiser determined market rent of $39.00 PSF, which is 22.7% below the in-place rent of $30.16 PSF.

▪      Sponsor. The sponsor of the borrower is Peter Pau, the co-founder of Sand Hill Property Company, a real estate investment and development company formed in 1988, with a current portfolio that includes shopping centers, mixed use communities, office complexes, and hotels mainly in Silicon Valley. In connection with the acquisition of the property, the sponsor contributed $10.1 million cash equity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

2591 Dallas Parkway Frisco, TX 75034	Collateral Asset Summary – Loan No. 15 Hall Office Park – A2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,300,000 71.3% 1.40x 9.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Sponsor:	Hall Phoenix/Inwood Ltd.
Borrower:	Hall Stonebriar Two Associates, Ltd.
Original Balance:	$25,300,000
Cut-off Date Balance:	$25,300,000
% by Initial UPB:	2.5%
Interest Rate:	4.4500%
Payment Date:	1st of each month
First Payment Date:	January 1, 2016
Maturity Date:	December 1, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(35), D(80), O(5)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$53,633
Insurance(2):	$0	Springing
Replacement(3):	$0	$2,588
TI/LC(4):	$400,000	$15,403
Outstanding TI/LC:	$422,772	$0
Rent Abatement:	$37,608	$0
Lease Sweep(5):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$171
Balloon Balance / Sq. Ft.:	$150
Cut-off Date LTV:	71.3%
Balloon LTV:	62.3%
Underwritten NOI DSCR(6):	1.52x
Underwritten NCF DSCR(6):	1.40x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Frisco, TX
Year Built / Renovated:	1999 / NAP
Total Sq. Ft.:	147,868
Property Management:	Hall Financial Group, Ltd.
Underwritten NOI:	$2,323,407
Underwritten NCF:	$2,147,520
Appraised Value:	$35,500,000
Appraisal Date:	August 17, 2015

Historical NOI
Most Recent NOI:	$2,038,518 (T-12 June 30, 2015)
2014 NOI:	$2,212,663 (December 31, 2014)
2013 NOI:	$1,915,486 (December 31, 2013)
2012 NOI:	$1,766,248 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	90.3% (November 10, 2015)
2014 Occupancy:	98.0% (December 31, 2014)
2013 Occupancy:	94.0% (December 31, 2013)
2012 Occupancy:	94.0% (December 31, 2012)

(1)    In place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.20x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters or (iii) during a Lease Sweep Period. A “Lease Sweep Period” will commence (a) upon the date that is six months prior to the earliest expiration of a lease with Thyssen Krupp Elevator or any replacement tenant that, either individually, or when taken together with any other lease, covers at least 20,000 or more rentable sq. ft. of the space currently leased by Thyssen Krupp Elevator (such tenant or tenants, a “Lease Sweep Tenant”) (b) upon the date that the Lease Sweep Tenant terminates, cancels or surrenders its lease or upon borrower’s receipt of notice by a Lease Sweep Tenant of its intent to surrender, cancel or terminate its lease, (c) upon the date a Lease Sweep Tenant discontinues its business at the property or gives notice that it intends to discontinue its business at the property, (d) upon a default by a Lease Sweep Tenant under its lease or (e) the occurrence of an insolvency proceeding of a Lease Sweep Tenant.

(2)    The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.

(3)    The replacement reserve account is subject to a cap of $135,000.

(4)    The TI/LC reserve account is subject to a $500,000 cap provided that on or after January 1, 2019 at least 90.0% of the NRA is occupied.

(5)    On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep reserve.

(6)    Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.04x and 1.88x, respectively.

TRANSACTION HIGHLIGHTS

▪      Property. The Hall Office Park - A2 property is a six-story, 147,868 sq. ft. Class A office building located in Frisco, Texas. The property was developed by the sponsor in 1999 as part of a larger 16 building, 162-acre master planned office park development. The Hall Office Park development includes an on-site fitness center, a conference center, bank, food service, courtesy patrols, a full-time concierge, webcasting and videoconferencing facilities, a service retail center and on-site childcare. Other amenities include on-site car detailing, personal care services, errand-running, grocery delivery and laundry pickup. The property features 524 parking spaces which equates to a ratio of 3.54 spaces per 1,000 sq. ft.

▪      Tenancy. As of November 10, 2015, the Hall Office Park – A2 property is 90.3% leased to a diverse rent roll of 25 tenants in a wide range of industries, including financial services, real estate, insurance and law. The largest tenant, Premier Business Centers (17.2% of NRA), has been at the property since 1999 and recently renewed its lease for 7.5 years in May 2015. The second largest tenant, Thyssen Krupp Elevator (17.2% of NRA), has been at the property since 2004 and also recently renewed for four years in September 2015. No other tenant at the Hall Office Park – A2 property occupies more than 5.6% of the NRA.

▪      Market. The Hall Office Park - A2 property is located off the Dallas North Tollway in Frisco, Texas in the Dallas-Fort Worth-Arlington metropolitan statistical area (“DFW MSA”). As of February 2015, the U.S. Census Bureau estimated that the DFW MSA was the fastest growing metro area in the country over the past 10 years, adding approximately 1.5 million people and increasing the population by over 25.0% since 2000. Moreover according to the appraisal, Frisco was the fastest-growing city in the United States from 2000 to 2009. The local area surrounding the Hall Office Park - A2 property consists of single-family residential dwellings, multi-family communities, sports venues, a regional mall and local retail establishments. In addition, the Hall Office Park - A2 property is in close proximity to a number of major corporate locations, including Toyota Motors’ North American headquarters, FedEx regional headquarters, Liberty Mutual regional headquarters and the new Dallas Cowboys’ headquarters, practice facilities and themed entertainment district. The Legacy/Frisco Class A submarket had a vacancy and average asking rent of 8.8% and $32.80 PSF, respectively in Q2 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

3701 Towne Crossing Boulevard Mesquite, TX 75150	Collateral Asset Summary – Loan No. 16 The Place Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,300,000 73.9% 1.33x 9.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Edward I. Biskind
Borrower:	InterGerman Place Limited Partnership
Original Balance:	$24,300,000
Cut-off Date Balance:	$24,300,000
% by Initial UPB:	2.4%
Interest Rate:	4.7100%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$36,170
Insurance(2):	$0	Springing
Replacement:	$0	$9,208
Capital Expenditure Holdback(3):	$2,430,800	$0

Financial Information
Cut-off Date Balance / Unit.:	$54,977
Balloon Balance / Unit:	$48,358
Cut-off Date LTV(4)(5):	73.9%
Balloon LTV(5):	72.2%
Underwritten NOI DSCR(6):	1.40x
Underwritten NCF DSCR(6):	1.33x
Underwritten NOI Debt Yield(4):	9.7%
Underwritten NCF Debt Yield(4):	9.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Mesquite, TX
Year Built / Renovated:	1985 / NAP
Total Units:	442
Property Management:	Vesta Management Services, LLC
Underwritten NOI:	$2,119,336
Underwritten NCF:	$2,008,836
“As-is” Appraised Value:	$29,600,000
“As-is” Appraisal Date:	October 7, 2015
“As Stabilized” Appraised Value(5):	$32,500,000
“As Stabilized” Appraisal Date:	November 1, 2016

Historical NOI(7)
Most Recent NOI:	$2,118,633 (T-12 August 31, 2015)
2014 NOI:	$2,100,088 (December 31, 2014)
2013 NOI:	$1,940,693 (December 31, 2013)
2012 NOI:	NAV

Historical Occupancy(7)
Most Recent Occupancy:	97.3% (November 24, 2015)
2014 Occupancy:	96.7% (December 31, 2014)
2013 Occupancy:	97.0% (December 31, 2013)
2012 Occupancy:	NAV

(1)    A soft lockbox and in place cash management will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.

(2)    If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual premiums into the insurance reserve on a monthly basis.

(3)    Amounts in the capital expenditure holdback will be released to the borrower provided, among other things (i) no event of default is continuing and (ii) such amounts are used for planned capital expenditures set forth in the loan documents.

(4)    The Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated net of the capital expenditure holdback reserve amount of approximately $2.4 million. Including the capital expenditure holdback reserve amount the “As-is” Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are 82.1%, 8.7% and 8.3%, respectively.

(5)    The “As Stabilized” Appraised Value assumes that all scheduled renovations at the property have been completed. Based on the “As Stabilized” Appraised Value and including the capital expenditure holdback reserve amount, the Cut-off Date LTV and the Balloon LTV are 74.8% and 65.8%, respectively.

(6)    Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.83x and 1.73x, respectively.

(7)    The sponsor purchased The Place Apartments property in November 2015. As such, Historical NOI and Historical Occupancy in 2012 are not available.

TRANSACTION HIGHLIGHTS

▪      Property. The Place Apartments property is a Class B multifamily development located in Mesquite, Texas. The Place Apartments property was constructed in 1985 and contains 442 units in 24, two- and three-story garden style buildings. Additional improvements include a single-story leasing office and two laundry facilities. Amenities at The Place Apartments property include two swimming pools, BBQ grills, water-volleyball, clubhouse and two picnic terraces. The property has 708 surface parking spaces (1.6 spaces per unit) and the proposed renovation by the sponsor includes the completion of 30 covered parking spaces. The unit mix consists of 286 1BR/1BA, 56 1BR/1.5BA, and 100 2BR/2BA units ranging from 510-1,056 sq. ft. The units feature standard appliances, pantry, ceiling fans, balconies or patios, extra storage and walk-in closets. Select units feature vaulted ceilings, fireplaces, and/or washer and dryer connections. As of November 24, 2015, The Place Apartments property is 97.3% occupied.

▪      Capital Expenditure Plan. The sponsor intends to invest approximately $2.4 million ($5,500 per unit) to renovate The Place Apartments property, with approximately $935,000 ($2,115 per unit) budgeted for interior unit renovations and electrical repairs. The Place Apartments loan is structured with an upfront holdback of approximately $2.4 million for the renovation. The sponsor plans to install faux-wood vinyl plank flooring in the kitchens, bathrooms and entryways, new carpet in the bedrooms and living rooms, replace or resurface cabinets and countertops, install a new appliance package, replace cabinetry, plumbing hardware and light fixtures, add an accent wall in the living room area, and renovate down units that contain fire, smoke, and water damage. Improvements include, but are not limited to, exterior upgrades to the HVAC condensing units, leasing center, fitness center, pool, playground and dog park. This work must be completed within two years of the origination date. Any funds remaining after the work is completed, if any, is required to be deposited into the capital expenditure account.

▪      Market. The Place Apartments property is located in the Mesquite multifamily submarket about 10 miles north of the Dallas central business district. As of Q3 2015, the Mesquite submarket features a current occupancy rate of 96.0% and a five-year average occupancy rate of 93.6%. The monthly asking rent over the same period is $824, which is above the in-place average asking rent of $657 for The Place Apartments property. No new units were delivered to the submarket in Q3 2015; however, 419 units were delivered over the past year, marking a 3.4% increase in inventory.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

8201 and 8221 Woodley Avenue Van Nuys, CA 91406	Collateral Asset Summary – Loan No. 17 Brewery Station	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 59.9% 1.43x 8.8%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Norman J. Kravetz
Borrower:	Roscoe Woodley Shannon, LLC
Original Balance:	$24,000,000
Cut-off Date Balance:	$24,000,000
% by Initial UPB:	2.3%
Interest Rate:	4.4770%
Payment Date:	6th of each month
First Payment Date:	November 6, 2015
Maturity Date:	October 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(28), D(88), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$100,000	$13,720
Insurance:	$7,000	$2,400
Replacement:	$0	$1,165
TI/LC:	$0	$2,330
Lease Sweep(2):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$86
Balloon Balance / Sq. Ft.:	$75
Cut-off Date LTV:	59.9%
Balloon LTV:	52.4%
Underwritten NOI DSCR(3):	1.46x
Underwritten NCF DSCR(3):	1.43x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse/Distribution Industrial
Collateral:	Fee Simple
Location:	Van Nuys, CA
Year Built / Renovated:	1965 / 2000
Total Sq. Ft.:	279,618
Property Management:	Realty Bancorp Equities, LLC
Underwritten NOI:	$2,118,103
Underwritten NCF:	$2,076,161
Appraised Value:	$40,100,000
Appraisal Date:	September 9, 2015

Historical NOI
Most Recent NOI:	$2,214,861 (T-12 July 31, 2015)
2014 NOI:	$2,111,669 (December 31, 2014)
2013 NOI:	$2,055,124 (December 31, 2013)
2012 NOI:	$2,015,622 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (August 26, 2015)
2014 Occupancy	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)

(1)    In place cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower, as of any calculation date, to maintain a DSCR of at least 1.05x or (iii) a Lease Sweep Period. A “Lease Sweep Period” will commence (i) nine months prior to the end of the term of any Major Lease (defined below), (ii) upon a Major Lease renewal date, (iii) when a Major Lease is terminated, (iv) when a Major Tenant (defined below) goes dark, (v) upon a Major Tenant bankruptcy or (vi) upon a Major Tenant insolvency proceeding. A “Major Lease” means the leases with Micro Solutions Enterprises (“MSE”), Biagi Bros. (“Biagi”) or any other lease which covers 105,000 or more sq. ft. A “Major Tenant” means any tenant under a Major Lease.

(2)    During a Lease Sweep Period, all excess cash flow will be deposited into a lease sweep reserve account.

(3)    Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.94x and 1.91x, respectively.

TRANSACTION HIGHLIGHTS

▪       Tenancy. MSE and Biagi have been at the property since 2005. MSE utilizes their 175,371 sq. ft. space as their global headquarters. Biagi utilizes their 104,247 sq. ft. space to store bottles and cans for the Budweiser Plant (which it has done for decades) immediately adjacent to the property.

▪       Location. The property is located 25 miles north of LAX Airport and 23 miles west of downtown Los Angeles in close proximity to Highway 405. The submarket vacancy rate is 2.9% as of Q3 2015.

▪       Industrial Attributes. The property provides 30 foot clearing heights.

▪      Sponsor. Norman J. Kravetz is the managing member and principal owner of Realty Bancorp Equities, LLC and has more than 35 years of experience developing commercial real estate properties throughout the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

3312 North Berkeley Lake Road Northwest Duluth, GA 30096	Collateral Asset Summary – Loan No. 18 3312 North Berkeley Lake	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,250,000 70.2% 1.37x 9.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Kenneth Levy
Borrower:	Duluth Georgia 3312 Berkeley Lake Properties, LLC; Duluth Georgia 3312 Berkeley Lake Properties #2, LLC
Original Balance:	$23,250,000
Cut-off Date Balance:	$23,250,000
% by Initial UPB:	2.3%
Interest Rate:	4.5200%
Payment Date:	6th of each month
First Payment Date:	December 6, 2015
Maturity Date:	November 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(88), O(5)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$24,711
Insurance(2):	$23,738	Springing
Replacement(3):	$0	$13,181
TI/LC(4):	$200,407	$12,303
Required Repairs:	$2,073,026	NAP
Free Rent:	$38,268	$0
Major Tenant Lease Sweep(5)(6):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$22
Balloon Balance / Sq. Ft.:	$19
Cut-off Date LTV(7):	70.2%
Balloon LTV(7):	60.0%
Underwritten NOI DSCR(8):	1.59x
Underwritten NCF DSCR(8):	1.37x
Underwritten NOI Debt Yield:	9.7%
Underwritten NCF Debt Yield:	8.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse/Distribution Industrial
Collateral:	Fee Simple
Location:	Duluth, GA
Year Built / Renovated:	1969 / NAP
Total Sq. Ft.:	1,054,500
Property Management:	Glen Una Management Company, Inc.
Underwritten NOI:	$2,245,976
Underwritten NCF:	$1,934,521
“As-is” Appraised Value(7):	$31,200,000
“As-is” Appraisal Date:	May 27, 2015
“As Complete” Appraised Value(7):	$33,100,000
“As Complete” Appraisal Date:	November 30, 2015

Historical NOI
Most Recent NOI:	$2,130,822 (T-12 August 31, 2015)
2014 NOI:	$1,726,069 (December 31, 2014)
2013 NOI:	$1,119,587 (December 31, 2013)
2012 NOI:	$581,736 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (October 2, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	92.4% (December 31, 2013)
2012 Occupancy:	66.1% (December 31, 2012)

(1)   In place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.15x for two consecutive calendar quarters or (iii) during a Major Tenant Sweep Event. A “Major Tenant Sweep Event” will commence (a) upon the earlier of (i) the date that is twelve months prior to the expiration of the lease with Broder Bros/ Alpha Broder or any replacement tenant or tenants that lease all or a majority of the space currently leased by Broder Bros/ Alpha Broder (such tenant or tenants, a “Major Tenant” or (ii) the date the Major Tenant is required to give notice of its exercise of a renewal option (and such renewal has not been exercised), (b) the date on which the Major Tenant terminates, cancels or surrenders its lease or upon borrower’s receipt of notice by a Major Tenant of its intent to surrender, cancel or terminate its lease, (c) on the date that the Major Tenant ceases operating its business at the property, (d) upon a default by Major Tenant under its lease beyond any applicable cure period or (e) the occurrence of an insolvency proceeding of a Major Tenant.

(2)   The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.

(3)   Replacement reserves are subject to a cap of $316,350.

(4)   TI/LC reserves are subject to a cap of $295,260.

(5)   On each monthly payment date during a Major Tenant Sweep Event (other than the Major Tenant Sweep Event existing as of the origination date), all excess cash will be deposited into the Major Tenant Lease Sweep reserve account, subject to a cap of $1,000,054.

(6)   On the loan origination date, the borrower delivered a letter of credit in the amount of $1,000,000 to avoid a Major Tenant Sweep Event.

(7)   The Cut-off Date LTV and Balloon LTV are based on the “As Complete” Appraised Value. The “As Complete” Appraised Value assumes the 3312 North Berkeley Lake property has completed all scheduled renovations. Based on the “As-is” Appraised Value, the 3312 North Berkeley Lake property has an “As-is” Cut-off Date LTV and “As-is” Balloon LTV of 74.5% and 63.7%, respectively.

(8)   Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.11x and 1.82x, respectively.

TRANSACTION HIGHLIGHTS

▪       Property. The 3312 North Berkeley Lake property is a 1,054,500 sq. ft., Class B industrial building located on a 52.11 acre site in Duluth, Georgia. The building was constructed in 1969 and consists of 1,022,865 sq. ft. (97.0% of NRA) of warehouse space and 31,635 sq. ft. (3.0% of NRA) of office space. The 3312 North Berkeley Lake property has 123 dock high doors, a clearance height of 23’- 35’ feet and three ground level doors.

▪       Tenancy. As of October 2, 2015, the 3312 North Berkeley Lake property is 100.0% occupied to six tenants. Five of the six tenant leases, approximately 69.6% of NRA, do not expire until 2020 or later. The largest tenant at the property is Broder Bros/ Alpha Broder (320,530 sq. ft., 30.4% of NRA, 38.4% of U/W Base Rent) which has been at the property since 2005. Broder Bros/ Alpha Broder was founded in 1919 and is a distributor of trade, private label and retail apparel brands and merchandise to the imprinting, embroidery and promotional product industries. The second largest tenant, US Lumber Group, LLC (215,690 sq. ft., 20.5% of NRA, 15.0% of U/W Base Rent) is a distributor of specialty building materials in the Southeast and Mid-Atlantic U.S., and is headquartered at the property. The third largest tenant, Baily International (195,990 sq. ft., 18.6% of NRA, 16.6% of U/W Base Rent) is a line distribution company of fresh produce, dry, refrigerated and frozen products in the Southeast Asian market and has been serving the metro Atlanta region and surrounding states since 1996.

▪       Market. The 3312 North Berkeley Lake property is part of the Norcross industrial submarket. Over the past three years the submarket’s vacancy has decreased from 13.7% in 2012 to 7.7% as of Q1 2015. Over the same period the asking rent has increased 19.2% to $4.59 PSF. Since Q1 2013, the Norcross industrial submarket has experienced no growth of supply.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

888 Prospect Street La Jolla, CA 92037	Collateral Asset Summary – Loan No. 19 888 Prospect	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,950,000 63.3% 1.46x 9.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	MINCA, Inc.
Borrower:	888 Prospect LJ, LLC
Original Balance:	$19,950,000
Cut-off Date Balance:	$19,950,000
% by Initial UPB:	1.9%
Interest Rate:	4.4200%
Payment Date:	6th of each month
First Payment Date:	December 6, 2015
Maturity Date:	November 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(88), O(5)
Lockbox / Cash Management(1):	Soft Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$36,047	$18,024
Insurance(2):	$0	Springing
Replacement:	$0	$1,026
TI/LC(3):	$271,801	$6,155
Free Rent:	$92,215	$0
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$324
Balloon Balance / Sq. Ft.:	$283
Cut-off Date LTV:	63.3%
Balloon LTV:	55.3%
Underwritten NOI DSCR(5):	1.53x
Underwritten NCF DSCR(5):	1.46x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	La Jolla, CA
Year Built / Renovated:	1984 / NAP
Total Sq. Ft.:	61,546
Property Management:	MINCA, Inc.
Underwritten NOI:	$1,837,968
Underwritten NCF:	$1,751,606
Appraised Value:	$31,500,000
Appraisal Date:	September 16, 2015

Historical NOI
Most Recent NOI:	$1,965,670 (T-12 August 31, 2015)
2014 NOI:	$1,192,119 (December 31, 2014)
2013 NOI:	$909,819 (December 31, 2013)
2012 NOI:	$1,105,905 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (September 21, 2015)
2014 Occupancy:	95.9% (December 31, 2014)
2013 Occupancy:	69.7% (December 31, 2013)
2012 Occupancy:	69.9% (December 31, 2012)

(1)    A hard lockbox and in place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters or (iii) during a Lease Sweep Period. A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is nine months prior to the expiration of a Lease Sweep Lease or (ii) upon the date the tenant under a Lease Sweep Lease is required to give notice of its exercise of a renewal option, (b) upon borrower’s receipt of notice by a tenant under Lease Sweep Lease of its intent to exercise its right to terminate the lease, surrender, cancel or terminate its Lease Sweep Lease, (c) the date that the tenant under a Lease Sweep Lease discontinues its business, if the credit rating of such tenant (or its parent) is not at least “BBB-“ and such tenant has ceased paying rent, (d) a monetary default by a tenant under a Lease Sweep Lease or (e) the occurrence of a insolvency proceeding of a tenant under a Lease Sweep Lease. A “Lease Sweep Lease” means the Wells Fargo Advisors, LLC lease, the RGN - La Jolla I, LLC lease, or any replacement lease that covers a majority of the related lease space.

(2)    If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.

(3)    The TI/LC reserve account is subject to a $221,566 cap.

(4)    On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep reserve.

(5)    Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.06x and 1.96x, respectively.

TRANSACTION HIGHLIGHTS

▪      Property. The 888 Prospect property is a three-story Class A office building located in downtown La Jolla, California. The improvements consist of a 61,546 sq. ft. multi-tenant office building which was constructed in 1984 on a 0.74-acre site. The 888 Prospect property has four floors of subterranean parking with 232 parking spaces which equates to approximately 3.77 spaces per 1,000 sq. ft. Located on Prospect Street, the 888 Prospect property is two blocks away from the beach and has panoramic views of the Pacific Ocean.

▪       Tenancy. As of September 21, 2015, the 888 Prospect property is 100.0% leased to 12 tenants with the top five tenants occupying approximately 78.0% of the net rentable area. The weighted average remaining lease term for the top five tenants at the 888 Prospect property is 6.1 years. The top two tenants at the 888 Prospect property include Wells Fargo Advisors, LLC (30.8% of NRA, 36.1% of U/W Base Rent, August 31, 2021 expiration) rated AA-/A2/A+ by Fitch/Moody’s/S&P and RGN - La Jolla I, LLC (“Regus”) (25.8% of NRA, 23.2% of U/W Base Rent, November 22, 2024 expiration).

▪       Market. The 888 Prospect property is located in the La Jolla submarket within San Diego County. La Jolla is an affluent area evidenced by the 2015 estimated median household income and median housing value of $90,115 and $1,000,000, respectively. As of Q2 2015, the vacancy rate in the La Jolla submarket was 8.7%, which is down from the 2014 end of year vacancy rate of 10.0% and below the county average of 11.9%. The vacancy rate for Class A properties was 5.4% compared to 10.4% at the end of 2014. The asking rental rate in the submarket in Q2 2015 was $3.34 PSF, a 6.0% increase from end of year 2014 and a 16.4% increase from end of year 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Northwest Corner of 34th Street and West Loop 289 Lubbock, TX 78947	Collateral Asset Summary – Loan No. 20 Promenade at West End	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,000,000 73.0% 1.30x 8.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Gary Randall Andrews
Borrower:	Pagosa 2015, LLC
Original Balance:	$16,000,000
Cut-off Date Balance:	$16,000,000
% by Initial UPB:	1.6%
Interest Rate:	4.7500%
Payment Date:	6th of each month
First Payment Date:	February 6, 2016
Maturity Date:	January 6, 2026
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$15,455
Insurance(2):	$0	Springing
Replacement(3):	$0	$910
TI/LC(4):	$464,489	$2,123
Panera Holdback:	$2,000,000	$0
Free Rent:	$86,667	$0
Lease Sweep(5):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$220
Balloon Balance / Sq. Ft.:	$202
Cut-off Date LTV:	73.0%
Balloon LTV:	67.1%
Underwritten NOI DSCR(6):	1.34x
Underwritten NCF DSCR(6):	1.30x
Underwritten NOI Debt Yield:	8.4%
Underwritten NCF Debt Yield:	8.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Lubbock, TX
Year Built / Renovated:	2014-2016 / NAP
Collateral Sq. Ft.:	72,808
Total Sq. Ft.:	128,208
Property Management:	GRACO Real Estate Development, Inc.
Underwritten NOI:	$1,339,245
Underwritten NCF:	$1,302,841
Appraised Value:	$21,915,000
Appraisal Date:	December 1, 2015

Historical NOI(7)
Most Recent NOI:	NAV
2014 NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy(7)
Most Recent Occupancy:	100.0% (December 22, 2015)
2014 Occupancy:	NAP
2013 Occupancy:	NAP
2012 Occupancy:	NAP

(1)   A hard lockbox and in place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters, or (iii) the commencement of a Lease Sweep Period (“Cash Management Trigger”). Borrower may cure the hard lockbox and in place cash management one time during the loan term upon curing the Cash Management Trigger in accordance with the loan agreement. A “Lease Sweep Period” will commence upon (i) the date which is six months prior to the expiration of the lease with Marshall’s / Home Goods or any replacement tenant or tenants that lease all or substantially all of the space currently leased by Marshall’s / Home Goods (such tenant or tenants, a “Lease Sweep Tenant”) or upon the date the Lease Sweep Tenant is required to give notice of its exercise of a renewal option, (ii) the receipt by borrower or manager of notice from the Lease Sweep Tenant that it is exercising its right to terminate its lease, (iii) the date the Lease Sweep Tenant surrenders, cancels, or terminates its lease prior to its then current expiration date, (iv) the date the Lease Sweep Tenant discontinues its business at the property, (v) upon a default under a Lease Sweep Tenant under its lease, (vi) the occurrence of an insolvency proceeding with respect to a Lease Sweep Tenant, or (vii) the earlier to occur of the date upon which borrower or manager receives notice that Costco has discontinued its business and/or vacated the space adjacent to the property and Cabela’s had previously gone dark or vacated space, the date upon which borrower or manager receive notice that Cabela’s has discontinued its business and/or vacated its space and Costco had previously discontinued its business and/or vacated its space or the date any Lease Sweep Tenant begins paying reduced rent in connection with Costco or Cabela’s vacating its premises. In lieu of the aforementioned lease sweep, borrower may post cash or deliver a letter of credit to be held in a financial institution acceptable to lender in its sole and absolute discretion equal to $10.00 PSF for the Marshall’s / HomeGoods space.

(2)    If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.

(3)    Replacement reserves are subject to a cap of $32,760.

(4)    TI/LC reserves are subject to a cap of $200,000.

(5)    On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep reserve.

(6)    Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 1.74x and 1.69x, respectively.

(7)    The improvements at the Promenade at West End property were built from 2014-2016 and as such, Historical NOI and Historical Occupancy are not available.

TRANSACTION HIGHLIGHTS

▪       Property. The Promenade at West End property consists of 72,808 collateral sq. ft. of a 128,208 total sq. ft. newly developed, Class A, open-air retail center located in Lubbock, Texas. The Promenade at West End property represents phase I of what will be a three phase retail center. The collateral for the Promenade at West End loan includes the fee simple interest in a 72,808 sq. ft. retail center as well as outparcel ground lease to Cabela’s, Aspen Creek, Bone Daddy’s and PlainsCapital Bank ATM (which total 55,400 sq. ft.). The Promenade at West End property has 813 surface parking spaces which equates to a ratio of 6.34 spaces per 1,000 sq. ft based on the total sq. ft..

▪       Tenancy. As of December 22, 2015, the Promenade at West End property is 100.0% leased to nine tenants (including the ground leased tenants). The Promenade at West End property is anchored by Marshall’s / HomeGoods (35.1% of total sq. ft.; 32.4% of U/W Base Rent) (rated A2/A+ by Moody’s/S&P) and Cabela’s (32.8% of total sq. ft.; 13.5% of U/W Base Rent), which is operated under a ground lease. Excluding the PlainsCapital Bank ATM, the weighted average remaining lease term is 11.8 years with no rollover until year 2025. Additionally, the Promenade at West End property is shadow anchored by a Costco and in close proximity to phase II of the retail center which includes such tenants as Nike, the Gap, Dress Barn and Banana Republic. There are also eight additional outparcels being planned with several restaurants currently in lease negotiations, as well as a new limited service Aloft Hotel that has started construction behind phase II and another planned hotel that will be located north of phase III.

▪      Location. The Promenade at West End property is located along the western line of Loop 289, north of 34th street in the western portion of the city of Lubbock, Texas. Interstate highway 27 and West Loop 289 provide the primary access to the area. Lubbock draws from rural communities across West Texas, and while the Lubbock MSA population totaled 308,000 in 2015, the Promenade at West End property draws from over 1,000,000 people west of Dallas and east of Albuquerque. The 2015 population within a one-, three- and five-mile radius is 8,688, 75,837 and 180,818, respectively, and the median household income is $32,237, $40,976 and $43,747, respectively. In addition, Texas Tech University is located approximately four miles northeast of the Promenade at West End property and represents the largest employer in the city employing 6,044 people. In 2014, Texas Tech University enrolled 35,158 students, many of which live on the west part of town in close proximity of the Promenade at West End property.

▪       Sponsorship. The sponsor and non-recourse carveout guarantor is Gary Randall Andrews, the founder and president of GRACO Real Estate Development, Inc. (“GRACO”). GRACO, established in 1979, is a full service commercial real estate that currently manages over 1.0 million sq. ft. of retail, office and industrial space and has developed approximately $300.0 million in commercial real estate in Texas and Colorado. The sponsor began construction in 2014, and as a result of the additional capital investment, the sponsor will have a total cost basis of approximately $17.6 million ($242 PSF) in the Promenade at West End property upon completion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., Jefferies LLC, CastleOak Securities, L.P., and Academy Securities, Inc. or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the COMM 2016-CCRE28 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.